                                             As Filed Pursuant to Rule 424(b)(3)
                                             Registration No. 333-44421-01


INFORMATION CONTAINED IN THIS PRELIMINARY PROSPECTUS SUPPLEMENT IS SUBJECT TO COMPLETION OR AMENDMENT AND PROSPECTIVE PURCHASERS ARE REFERRED TO THE RELATED FINAL PROSPECTUS SUPPLEMENT FOR DEFINITIVE INFORMATION ON ANY MATTER CONTAINED HEREIN. NEITHER THIS PRELIMINARY PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

PROSPECTUS SUPPLEMENT (Subject to Completion, Dated April 17, 1998)

(To Prospectus dated April 17, 1998)

                                  $175,000,000

                             K N Capital Trust III
                                                                [KN ENERGY LOGO]
                               % CAPITAL SECURITIES
                (Liquidation Amount $1,000 Per Capital Security)

     Fully and unconditionally guaranteed to the extent set forth herein by

                                K N Energy, Inc.
                            ------------------------
     The   % Capital Securities offered hereby (the "Capital Securities")
represent undivided beneficial ownership interests in the assets of K N Capital Trust III, a statutory business trust created under the laws of the State of Delaware ("K N Capital Trust III" or the "Trust"). K N Energy, Inc., a Kansas corporation (the "Company," "K N" or "K N Energy"), will directly or indirectly own all the common securities (the "Common Securities" and, together with the Capital Securities, the "Trust Securities") representing undivided beneficial ownership interests in the assets of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds of the sale
thereof in   % Junior Subordinated Debentures (the "Subordinated Debentures") of
K N Energy in an aggregate principal amount equal to the aggregate liquidation amount of the Trust Securities. The Subordinated Debentures will mature on
                , 2028 (the "Stated Maturity"). The Subordinated Debentures when issued will be unsecured, subordinated obligations of K N Energy as described herein. Upon an event of default under the Declaration (as defined herein), the holders of Capital Securities will have a preference over the holders of the Common Securities with respect to payments in respect of distributions and payments upon redemption, liquidation and otherwise.
     On January 30, 1998, the Company acquired all of the outstanding capital stock of MidCon Corp. from Occidental Petroleum Corporation for $2.1 billion in cash and a short-term note in the aggregate principal amount of $1.39 billion. The Company will use the net proceeds from the sale of the Capital Securities offered hereby to purchase U.S. government securities to replace letters of credit issued in connection with such acquisition.
                                                        (continued on next page)
                            ------------------------

SEE "RISK FACTORS" BEGINNING ON PAGE S-10 FOR CERTAIN INFORMATION RELEVANT TO AN
                     INVESTMENT IN THE CAPITAL SECURITIES.
                            ------------------------

THESE CAPITAL SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------
                          PRICE $   A CAPITAL SECURITY
                            ------------------------

                                                                         UNDERWRITING
                                                 PRICE TO                DISCOUNTS AND              PROCEEDS TO
                                                 PUBLIC(1)              COMMISSIONS(2)            TRUST(1)(3)(4)
                                                 ---------              --------------            --------------
Per Security..........................               $                         $                         $
Total.................................               $                         $                         $

------------
    (1) Plus accumulated distributions, if any, from April   , 1998.

    (2) The Company and the Trust have each agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriters."

    (3) In view of the fact that the proceeds of the sale of the Capital Securities will be used to purchase the Subordinated Debentures, the Company has agreed to pay to the Underwriters, as compensation for their
        arranging the investment therein of such proceeds, $        per Capital
        Security (or $        in the aggregate). See "Underwriters."

    (4) Before deducting estimated expenses of $        payable by the Company.
                            ------------------------

    The Capital Securities are offered, subject to prior sale, when, as and if accepted by the Underwriters and subject to approval of certain legal matters by Davis Polk & Wardwell, counsel for the Underwriters. It is expected that delivery of the Capital Securities will be made in book-entry form through the book-entry facilities of The Depository Trust Company on or about
  , 1998, against payment therefor in immediately available funds.
                            ------------------------

MORGAN STANLEY DEAN WITTER
                          J.P. MORGAN & CO.
                                               PETRIE PARKMAN & CO.
              , 1998

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE CAPITAL SECURITIES. SPECIFICALLY, THE UNDERWRITERS MAY OVER-ALLOT IN CONNECTION WITH THIS OFFERING, AND MAY BID FOR, AND PURCHASE THE CAPITAL SECURITIES IN THE OPEN MARKET. FOR A DISCUSSION OF THESE ACTIVITIES, SEE "UNDERWRITERS."

                            ------------------------

(continued from previous page)

     Holders of the Capital Securities are entitled to receive cumulative cash
distributions at an annual rate of   % of the liquidation amount of $1,000 per
Capital Security, accumulating from the first date that any Capital Securities are issued and payable semi-annually in arrears, subject to the deferral
provisions described below, on                and                of each year,
commencing                  , 1998 ("distributions"). The payment of
distributions out of monies held by the Trust, payments on liquidation of the Trust and payments on the redemption of Capital Securities, as set forth below, are guaranteed by K N Energy (the "Guarantee") on a subordinated basis and to the extent described herein. The Guarantee covers payments of distributions and other payments on the Capital Securities only if and to the extent that the Trust has funds available therefor, which will not be the case unless K N Energy has made corresponding payments of interest or principal or other payments on the Subordinated Debentures held by the Trust. The Guarantee, when taken together with K N Energy's obligations under the Subordinated Debentures, the Declaration and the Indenture, including its liabilities to pay costs, expenses, debts and obligations of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee, on a subordinated basis, of amounts due on the Capital Securities in accordance with their terms. See "Risk Factors -- Risks Relating to the Capital Securities -- Limitations of the Guarantee."

     The obligations of K N Energy under the Subordinated Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined herein) of K N Energy and pari passu with its 8.56% Series B Junior Subordinated Deferrable Interest Debentures due April 15, 2027 (the "1997 Subordinated Debentures"), which were issued in October 1997 in the aggregate principal amount of $103,100,000. The obligations of K N Energy under the Guarantee are pari passu with its guarantee (the "1997 Guarantee") in relation to the 8.56% Series B Capital Trust Pass-through Securities of K N Capital Trust I (the "1997 Capital Securities"), which were issued in October 1997 in the aggregate liquidation amount of $100,000,000 and subordinate and junior in right of payment to all Senior Indebtedness of K N Energy.

     The Subordinated Debentures purchased by the Trust may be subsequently distributed pro rata to holders of the Trust Securities in connection with the dissolution of the Trust, upon the occurrence of certain events.

     The distribution rate and the distribution payment dates and other payment dates for the Capital Securities will correspond to the interest rate and interest payment dates and other payment dates of the Subordinated Debentures, which will be the sole assets of the Trust. As a result, if principal and interest are not paid on the Subordinated Debentures, no amounts will be paid on the Capital Securities.

     So long as K N Energy shall not be in default in the payment of interest on the Subordinated Debentures, K N Energy has the right to defer payments of interest on the Subordinated Debentures by extending the interest payment period on the Subordinated Debentures at any time, and from time to time, for up to 10 consecutive semi-annual periods (each, an "Extension Period"), provided that no Extension Period shall extend beyond the Stated Maturity of the Subordinated Debentures. If interest payments are so deferred, distributions on the Capital Securities will also be deferred but will continue to accumulate (to the extent permitted by applicable law) at the distribution rate, compounded semi-annually. During any Extension Period, holders of Capital Securities will be required to include deferred interest in

(continued from previous page)
their gross income for United States federal income tax purposes in advance of receipt of the cash distributions with respect to such deferred interest payments. There could be multiple Extension Periods of varying lengths throughout the term of the Subordinated Debentures. See "Risk Factors -- Risks Relating to the Capital Securities -- Delay of Interest Payments," "Description of the Subordinated Debentures -- Option to Extend Interest Payment Period," "Description of the Capital Securities -- Distributions," and "Certain United States Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

     The Capital Securities are subject to mandatory redemption (i) at the Stated Maturity upon repayment of the Subordinated Debentures at a redemption price equal to the principal amount of, plus accrued interest on, the Subordinated Debentures (the "Maturity Redemption Price"), (ii) in whole but not in part, contemporaneously with the optional prepayment of the Subordinated Debentures upon the occurrence and continuation of a Tax Event (as defined herein) or an Investment Company Event (as defined herein) at a redemption price equal to the Optional Prepayment Price (as defined herein) of the Subordinated Debentures (the "Optional Redemption Price") and (iii) in whole or in part at any time, contemporaneously with the optional prepayment by the Company of the Subordinated Debentures, at the Optional Redemption Price. Both of the Maturity Redemption Price and the Optional Redemption Price may be referred to herein as the "Redemption Price." See "Description of the Capital
Securities -- Redemption." The Subordinated Debentures are prepayable prior to the maturity of the Subordinated Debentures at the option of the Company (i) if a Tax Event or Investment Company Event has occurred and is continuing at any time within 90 days of the occurrence of such Tax Event or Investment Company Event, in whole, but not in part, or (ii) at any time in whole or in part, in each case at a prepayment price (the "Optional Prepayment Price") equal to the greater of (A) 100% of the principal amount of the Subordinated Debentures or
(B) the sum, as determined by the Quotation Agent (as defined herein), of the present value of (x) 100% of the principal amount of the Subordinated Debentures
that would be payable on April   , 2028 and (y) scheduled payments of interest
from the prepayment date to April   , 2028, in each case discounted to the
prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined herein), plus, in each case, accrued interest thereon to the date of prepayment. See "Description of the Subordinated Debentures -- Optional Prepayment."

     In the event of the involuntary liquidation, dissolution or winding up of the Trust, the holders of the Capital Securities will be entitled to receive, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, for each Capital Security a liquidation amount of $1,000 plus accumulated and unpaid distributions thereon to the date of payment, unless, in connection with such dissolution, the Subordinated Debentures are distributed to the holders of the Capital Securities. See "Description of the Capital Securities -- Liquidation Distribution Upon Dissolution."

     The Capital Securities represent a series of the Preferred Securities of the Trust described in the Prospectus dated April 17, 1998 included herein.

     The Capital Securities will be evidenced by one or more global securities in fully registered form, without coupons (collectively, the "Global Security").
The Global Security will be deposited on or about April   , 1998 with a
custodian for, and with title to such security registered in the name of a nominee of, The Depository Trust Company ("DTC"). Beneficial interests in the Global Security will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Trading in beneficial interests in the Global Security will settle in immediately available funds. See "Description of the Capital Securities -- Form, Denomination and Registration."

                            ------------------------

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, AGENT OR DEALER. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OF CAPITAL SECURITIES OFFERED HEREBY, NOR DO THEY CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT WITH THE ACCOMPANYING PROSPECTUS NOR ANY OFFER OR SALE MADE HEREBY SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF OR THEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
PROSPECTUS SUPPLEMENT
Prospectus Supplement Summary...............................   S-1
Risk Factors................................................  S-10
Use of Proceeds.............................................  S-16
The Acquisition and the Financing Plan......................  S-17
Capitalization..............................................  S-20
Accounting Treatment........................................  S-21
Unaudited Pro Forma Consolidated Financial Statements.......  S-22
Selected Historical Financial Information for K N Energy....  S-28
Selected Historical Financial Information for MidCon........  S-30
The Combined Company........................................  S-32
K N Energy, Inc.............................................  S-35
MidCon Corp.................................................  S-39
Regulation..................................................  S-43
K N Capital Trust III.......................................  S-48
Description of the Capital Securities.......................  S-49
Description of the Guarantee................................  S-58
Description of the Subordinated Debentures..................  S-61
Relationship Among the Capital Securities, the Subordinated
  Debentures and the Guarantee..............................  S-71
Certain United States Federal Income Tax Consequences.......  S-72
ERISA Considerations........................................  S-76
Underwriters................................................  S-78
Experts.....................................................  S-79
Legal Matters...............................................  S-79

PROSPECTUS
Available Information.......................................     3
Incorporation of Certain Documents by Reference.............     4
K N Energy, Inc. ...........................................     4
The Trust...................................................     4
Use of Proceeds.............................................     6
Ratios of Earnings to Fixed Charges.........................     6
Description of the Preferred Securities.....................     7
Description of the Trust Debentures.........................     7
Description of the Guarantee................................    13
Relationship Among the Preferred Securities, the Trust
  Debentures and the Guarantee..............................    15
Description of the Debt Securities..........................    16
Description of Capital Stock................................    28
Description of Stock Purchase Contracts and Stock Purchase
  Units.....................................................    31
Book-Entry Issuance.........................................    32
Plan of Distribution........................................    33
Legal Matters...............................................    35
Experts.....................................................    35

                         PROSPECTUS SUPPLEMENT SUMMARY

     The following information does not purport to be complete and is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus or incorporated by reference herein or therein. As used in this Prospectus Supplement and the accompanying Prospectus "the Company," "K N" and "K N Energy" refer to K N Energy, Inc., together with its consolidated subsidiaries (including MidCon), unless the context otherwise requires. As used in this Prospectus Supplement, "MidCon" refers to MidCon Corp., together with its consolidated subsidiaries, unless the context otherwise requires. All volumes of natural gas referred to herein are stated at a pressure base of 14.73 pounds per square inch absolute and at 60 degrees Fahrenheit and, in most instances, are rounded to the nearest major multiple. The term "Mcf" means thousand cubic feet, the term "MMcf" means million cubic feet, the term "Bcf" means billion cubic feet and the term "Tcf" means trillion cubic feet. The term "MMBtus" means million British thermal units ("Btus"). "NGLs" refers to natural gas liquids, which consist of ethane, propane, butane, iso-butane and natural gasoline. The term "Bbls" means barrels. Prospective investors should carefully consider the matters discussed under the caption "Risk Factors."

                                  INTRODUCTION

     On January 30, 1998, K N Energy acquired all of the outstanding capital stock of MidCon from Occidental Petroleum Corporation ("Occidental") (the "Acquisition") for $2.1 billion in cash and a short-term note in the aggregate principal amount of $1.39 billion (the "Substitute Note"), which was collateralized at the closing by letters of credit issued under a $4.5 billion Bank Facility (as defined herein). As a result of the Acquisition, MidCon became a wholly-owned subsidiary of K N Energy. The total amount of funds required by K N to complete the Acquisition, pay related fees and expenses and repay borrowings under the Company's existing credit facility was approximately $2,518 million and was financed with borrowings made under the Bank Facility. The Company used the net proceeds from the underwritten public offering in March 1998 of 12,500,000 shares of common stock, par value $5.00 per share, of the Company (the "Equity Offering") and from the concurrent underwritten public offerings of senior notes of varying maturities in an aggregate principal amount of $2.35 billion (the "Debt Offerings" and, together with the Equity Offering, the "Prior Offerings") to refinance borrowings under the Bank Facility incurred in connection with the Acquisition and to purchase U.S. government securities to replace a portion of the letters of credit that collateralize the Substitute Note. The Company will use the net proceeds from this offering of the Capital Securities (this "Offering") to purchase U.S. government securities to replace an additional portion of the letters of credit that collateralize the Substitute Note. The Company intends to purchase additional U.S. government securities to replace completely the letters of credit in the second quarter of 1998 through the sale of mandatorily convertible preferred capital trust securities of a subsidiary trust (the "Additional Offering") and additional borrowings under the Bank Facility. The Additional Offering, the Offering, the Prior Offerings and the Company's borrowings under the Bank Facility are hereinafter referred to as the "Financing Plan".

                                 THE COMPANIES

K N ENERGY

     K N Energy is an integrated energy services provider whose operations include the gathering, processing, transportation and storage of natural gas and the marketing of natural gas and NGLs. As of December 31, 1997, the Company operated over 12,300 miles of interstate and intrastate pipelines and over 8,800 miles of gathering and processing pipeline that connect major supply areas with major consuming areas in the Western and Mid-Continent United States. The Company also owned or operated at such date 19 natural gas processing plants with total processing capacity of approximately 1.7 Bcf per day, including the Bushton complex in the Hugoton Basin, one of the largest natural gas extraction facilities in the United States, and 7 storage facilities with 827 MMcf per day of withdrawal capacity. As of December 31, 1997, the Company's regulated retail natural gas business served over 210,000 customers in Colorado, Nebraska and Wyoming (excluding customers served by the Company's Kansas natural gas distribution assets which were sold in March 1998). The Company also markets innovative products and services, such as the Simple Choice(sm)

("Simple Choice") menu of products and call center services designed for residential consumers, utilities, and small businesses through its 50% owned EN-able(sm), LLC ("EN-able") affiliate.

     The Company's principal offices are located at 370 Van Gordon Street, Lakewood, CO 80228, and its telephone number is (303) 989-1740.

MIDCON CORP.

     MidCon is engaged in the purchase, gathering, processing, transmission, storage and sale of natural gas to utilities, municipalities and industrial and commercial users. MidCon operates over 14,000 miles of natural gas pipelines which are strategically located in the center of the North American pipeline grid. These pipeline assets include two major interconnected transmission pipelines terminating in the Chicago area: one originating in West Texas and the other in the Gulf Coast areas of Texas and Louisiana, as well as a major intrastate pipeline located in Texas. In 1997, MidCon delivered an average of over 6.1 Bcf per day of natural gas. MidCon is one of the largest and lowest cost transporters of natural gas to the Chicago market and in 1997 delivered an average of 2.6 Bcf per day of natural gas to the Chicago metropolitan area, representing 60% of the total natural gas delivered to that market during the same period. MidCon is also one of the nation's largest storage operators with approximately 600 Bcf of total natural gas storage capacity near its major markets, over 200 Bcf of working gas and up to 4.4 Bcf per day of peak deliverability from its facilities as of December 31, 1997. MidCon also purchases electricity from electric utilities and other electric power producers and marketers and resells the electricity to wholesale and end-use customers.

THE COMBINED COMPANY

     As a result of the Acquisition, K N Energy is one of the largest integrated natural gas companies in the United States. On a pro forma basis as of December 31, 1997, the Company owned and/or operated over 26,000 miles of interstate, intrastate and offshore natural gas transmission pipeline, approximately 10,000 miles of gathering pipeline, approximately 7,200 miles of local distribution pipeline (excluding K N's Kansas natural gas distribution assets which were sold in March 1998) and 16 storage facilities with storage capacity of more than 250 Bcf of working gas. On a pro forma basis, the Company also is one of the largest transporters and marketers of natural gas in the United States with average sales volumes of approximately 3.7 Bcf of natural gas per day and average transportation volumes of approximately 5.2 Bcf of natural gas per day. On a pro forma basis as of December 31, 1997, the Company had $9.0 billion in assets, and pro forma for the year ended December 31, 1997, the Company had operating revenues of $5.2 billion, operating income of $357.4 million and net income of $95.9 million.

     In addition to significantly increasing the Company's size and scope of operations as well as its geographic presence, management believes the Acquisition also provides K N with a strong platform for future growth. The Company now has pipeline assets in 16 states and access to several of the largest natural gas markets in the United States, including Chicago, Houston, Kansas City and Denver. In addition, the Company has access to natural gas supplies in the major natural gas supply basins in the United States, including those in the Mid-Continent, West Texas, Rocky Mountain and Gulf Coast regions. As a result of the Acquisition, the Company is also one of the nation's largest owners and operators of natural gas storage assets in both supply and market areas. Management believes these assets are strategically located and will allow the Company to become a major supplier of storage service, particularly in the Chicago market. Management believes that the Acquisition also significantly broadens the Company's retail presence in both the residential and small business market segments.

BUSINESS STRATEGY

     The Company's objective is to enhance its assets and operations along all segments of the natural gas "value stream" by increasing access to supplies of natural gas for the Company's upstream gathering and processing facilities, delivering that supply through K N's midstream transmission pipelines and marketing that supply to a broad range of downstream end users, including utility, residential, commercial, agricultural and industrial customers. The Company believes that it has developed several competitive strengths that will enable it to continue to successfully implement this strategy, including: (i) extensive natural gas infrastructure from the wellhead to the burner tip, (ii) access to natural gas supplies in several of the largest domestic natural gas producing areas, (iii) access to natural gas markets in some of the largest natural gas consuming areas in the Midwest, Texas and the Rocky Mountains, (iv) a management team which combines an entrepreneurial spirit with significant experience in the natural gas industry, (v) a strong track record of quickly and successfully integrating acquisitions and (vi) a commitment to providing superior customer service. Management believes the Acquisition is consistent with the Company's strategy. The key elements of the Company's strategy include the following:

     Optimize operation of the Company's assets. Over the past several years, K N has been able to generate significant value through the improved operation of its assets. With the Acquisition, the Company has identified several opportunities for the optimization of operations through the integration and consolidation of MidCon's assets with those of K N. By connecting pipelines to proximate gathering facilities, relocating processing facilities and reconfiguring certain operations, the Company believes it can increase throughputs, lower costs and thereby significantly improve the operating results of these assets. Specifically, K N plans to integrate and consolidate its gathering, processing and intrastate pipelines in West Texas with MidCon's assets in the region. K N also plans to build an interconnect between the Amarillo Line of MidCon's Natural Gas Pipeline Company of America ("NGPL") pipeline and K N's Bushton natural gas processing plant. In addition, the Company believes that the combination of K N's supply area storage with MidCon's market area storage provides additional opportunities for the Company to arbitrage regional and seasonal natural gas price differentials.

     Aggressively pursue new markets. K N will continue to pursue opportunities to gain additional market share along the MidCon and K N pipeline systems. K N is currently executing this strategy by expanding its marketing presence in the Denver metropolitan area through the proposed construction of the Front Runner Pipeline, and in Kansas City through the construction of an additional lateral pipeline. Both of these cities represent markets that the Company believes have been historically underserved by gas pipelines and that are easily reached through extensions of K N's current pipelines. The Company believes that, given MidCon's pipeline system and its low-cost position, the Acquisition also provides significant additional opportunities to continue to access new markets and significantly increase the Company's market share.

     Leverage regulated assets by developing complementary unregulated businesses. K N seeks to build or acquire unregulated businesses that complement its core regulated assets. A key component of K N's growth has been its ability to evolve from a 99% regulated entity in 1990 to a 48% regulated entity at December 31, 1997 based on operating income. As an example of this strategy, K N has successfully taken advantage of several unregulated gathering, processing and marketing opportunities in the Rocky Mountains and Midwest in conjunction with the development and operation of its regulated Pony Express Pipeline. Management believes that MidCon's assets, which are largely regulated, present additional opportunities for K N to continue to pursue this strategy. For the year ended December 31, 1997, approximately 70% of the Company's pro forma operating income was derived from regulated assets, compared with approximately 48% for K N's historical business on a stand-alone basis. The Company's goal is to increase the operating income derived from unregulated assets to approximately 50% over time. The Company also believes it can improve the profitability of certain of MidCon's gathering assets through a spin-down of such assets from a regulated affiliate to unregulated affiliates. By transferring these assets to unregulated affiliates, the Company believes it will be able to achieve increased operational flexibility, lower costs and take advantage of opportunities to increase system throughput.

     Pursue strategic acquisitions, alliances, joint ventures and partnerships. K N will continue to pursue acquisitions and strategic alliances that create new business opportunities and enhance its existing operations. The Company maintains a highly disciplined approach to acquisitions in order to identify investments that logically expand K N's business into contiguous markets, help increase economies of scale and provide opportunities to leverage regulated businesses by developing complementary unregulated businesses. The Company has established a number of strategic alliances, joint ventures and partnerships to reach its goals. For example, the Wildhorse Energy Partners, LLC ("Wildhorse") gathering and marketing joint venture with

Tom Brown, Inc. ("TBI"), pursuant to which TBI has dedicated all of its uncommitted Rocky Mountain gas production, has enhanced the Company's access to gas supply. The Company also formed a partnership to develop the TransColorado pipeline and provide increased market access for isolated Rocky Mountain gas. In 1997, the Company and PacifiCorp Holdings, Inc. formed EN-able, a joint venture to exploit retail opportunities presented by deregulation of the retail electric and gas utility industries. The Company believes that the Acquisition provides not only a significant platform from which to pursue additional complementary acquisitions, but also greatly enhances the value of K N as a potential partner.

  Maintain and enhance the Company's position as a low-cost provider. The Company is a low-cost provider of natural gas gathering, processing and transportation services and is constantly seeking opportunities to reduce costs further without compromising safety or sacrificing customer service. Recent operational changes consistent with this strategy include re-routing gas from high cost plants into the more efficient Bushton system and the exchange of underperforming assets in Texas for transmission assets needed to transport new gathering volumes and which enhanced the performance of other K N assets. NGPL is currently one of the lowest cost transporters of gas in the Mid-Continent region and as a result, management believes that the Company is now in an even stronger position to preserve or increase market share than its higher-cost competitors, particularly in the event that additional gas comes into the Chicago market from Canada. In addition, the increased access to additional supply sources from MidCon's pipelines should support K N's low-cost position. The Company also expects to realize annual operating and administrative savings beginning in 1998 primarily due to the consolidation of operations and activities that are duplicative with those of MidCon and improved utilization of assets.

  Expand the Company's retail presence. In order to take advantage of the rapidly changing competitive landscape in the utility industry, the Company has developed value-added products and services to offer to its customers beyond the traditional energy commodity. As part of this strategy, K N developed Simple Choice which offers consumers, through their local utilities, a bundled package of energy, communications and entertainment products serviced through one call and itemized on one bill. The Simple Choice package of services is marketed to other utilities through the Company's EN-able joint venture with PacifiCorp Holdings, Inc. By licensing Simple Choice to other gas, electric and water utilities, EN-able creates partnerships that allow utility partners to play a broader role in providing a range of products and services to the home, and allows EN-able to build a larger retail presence in the marketplace more quickly than it could on its own. EN-able also provides back-office support to its utility partners, including infrastructure support for customer care and billing functions and marketing channels.

RECENT DEVELOPMENTS

     The Company has entered into agreements to acquire interests in the Thermo group of companies which are engaged in the business of developing and operating gas fired cogeneration facilities in the Rocky Mountain region. The total purchase price is $160 million, payable in stock and cash over a period of three years. The assets are subject to existing non-recourse indebtedness in the amount of $110 million. The consummation of the acquisition is subject to obtaining certain consents and the satisfaction of certain other conditions.

                                  THE OFFERING

The Issuer..........................     K N Capital Trust III, a Delaware
                                           business trust. The sole assets of
                                           the Trust will consist of the
                                           Subordinated Debentures.

Offering Price......................     $     per Capital Security (Liquidation
                                           Amount $1,000), plus any accumulated
                                           distributions.

Distributions.......................     Distributions on the Capital Securities
                                           will accumulate from the first date
                                           of issuance and will be payable at
                                           the annual rate of      % of the
                                           liquidation amount of $1,000 per
                                           Capital Security. Subject to the
                                           distribution deferral provisions
                                           described below, distributions will
                                           be payable semi-annually in arrears
                                           on each        and        ,
                                           commencing        , 1998.

Extension Periods...................     The ability of the Trust to pay
                                           distributions on the Capital
                                           Securities is solely dependent on the
                                           receipt of interest payments from K N
                                           Energy on the Subordinated
                                           Debentures. K N Energy has the right
                                           at any time, and from time to time,
                                           to defer the interest payments due on
                                           the Subordinated Debentures for
                                           successive Extension Periods not
                                           exceeding 10 consecutive semi-annual
                                           periods and, in any case, not
                                           extending beyond the Stated Maturity.
                                           During an Extension Period,
                                           semi-annual distributions on the
                                           Capital Securities will be deferred
                                           by the Trust (but will continue to
                                           accumulate at the distribution rate,
                                           compounded semi-annually) until the
                                           end of such Extension Period. If a
                                           deferral of an interest payment
                                           occurs, the holders of the Capital
                                           Securities will be required to accrue
                                           income for United States federal
                                           income tax purposes in advance of any
                                           corresponding cash distribution. See
                                           "Risk Factors -- Risks Relating to
                                           the Capital Securities -- Delay of
                                           Interest Payments," "Description of
                                           the Capital Securities --
                                           Distributions," "Description of the
                                           Subordinated Debentures -- Option to
                                           Extend Interest Payment Period" and
                                           "Certain United States Federal Income
                                           Tax Consequences -- Interest Income
                                           and Original Issue Discount."

                                         During any period in which interest
                                           payments on the Subordinated
                                           Debentures are deferred, interest
                                           will continue to accrue on the
                                           Subordinated Debentures with interest
                                           thereon at the same interest rate,
                                           compounded semi-annually. K N Energy
                                           has agreed, among other things, not
                                           to declare or pay any dividends on
                                           its capital stock during any
                                           Extension Period, subject to certain
                                           exceptions. See "Risk
                                           Factors -- Risks Relating to the
                                           Capital Securities -- Delay of
                                           Interest Payments" and "Description
                                           of the Subordinated
                                           Debentures -- Option to Extend
                                           Interest Payment Period."

Liquidation Preference..............     In the event of any liquidation of the
                                           Trust, holders will be entitled to
                                           receive $1,000 per Capital Security
                                           plus an amount equal to any accrued
                                           and unpaid distributions thereon to
                                           the date of payment, unless the
                                           Subordinated Debentures are
                                           distributed to such holders. See
                                           "Description of the Capital
                                           Securities -- Liquidation
                                           Distribution Upon Dissolution."

Optional Distribution of
Subordinated
  Debentures........................     The Company, as the holder of the
                                           outstanding Common Securities, will
                                           have the right at any time to
                                           dissolve the Trust and, after
                                           satisfaction of the liabilities to
                                           creditors of the Trust as provided by
                                           applicable law, cause the
                                           Subordinated Debentures to be
                                           distributed to the holders of the
                                           Capital Securities and Common
                                           Securities in liquidation of the
                                           Trust, subject to the Institutional
                                           Trustee having received an opinion of
                                           counsel to the effect that such
                                           distribution will not be a taxable
                                           event to holders of Capital
                                           Securities. See "Description of the
                                           Capital Securities -- Liquidation
                                           Distribution Upon Dissolution."

Redemption..........................     The Capital Securities are subject to
                                           mandatory redemption (i) in whole but
                                           not in part at the Stated Maturity
                                           upon repayment of the Subordinated
                                           Debentures, (ii) in whole but not in
                                           part at any time contemporaneously
                                           with the optional prepayment by the
                                           Company of the Subordinated
                                           Debentures upon the occurrence and
                                           continuation of a Tax Event or an
                                           Investment Company Event and (iii) in
                                           whole or in part at any time
                                           contemporaneously with the optional
                                           prepayment by the Company of the
                                           Subordinated Debentures, in each case
                                           at the applicable Redemption Price.
                                           See "Description of the Capital
                                           Securities -- Redemption" and
                                           "Description of the Subordinated
                                           Debentures -- Optional Prepayment."

Guarantee...........................     K N Energy will irrevocably and
                                           unconditionally guarantee, on a
                                           subordinated basis and to the extent
                                           set forth herein, the payment in full
                                           of (i) any accumulated and unpaid
                                           distributions that are required to be
                                           paid on the Capital Securities to the
                                           extent the Trust has funds available
                                           therefor, (ii) the amount payable
                                           upon redemption of the Capital
                                           Securities to the extent the Trust
                                           has funds available therefor and
                                           (iii) the liquidation amount of the
                                           Capital Securities to the extent the
                                           Trust has assets available for
                                           distribution to holders of Capital
                                           Securities. The Guarantee will be
                                           unsecured, and will rank pari passu
                                           in right of payment with the 1997
                                           Guarantee and will be subordinate and
                                           junior to all Senior Indebtedness of
                                           K N. The Guarantee covers payments of
                                           distributions and other payments on
                                           the Capital Securities only if and to
                                           the extent that the Trust has funds
                                           available therefor, which will not be
                                           the case unless K N Energy has made
                                           corresponding payments of interest or
                                           principal or other payments on the
                                           Subordinated Debentures held by the
                                           Trust. See "Description of the
                                           Guarantee." The Guarantee, when taken
                                           together with K N Energy's
                                           obligations under the Declaration,
                                           including its obligation, as
                                           borrower, under the Indenture, to pay
                                           costs, expenses, debts and
                                           obligations of the Trust (other than
                                           with respect to the Trust
                                           Securities), provides a full and
                                           unconditional guarantee, on a
                                           subordinated basis, of amounts due on
                                           the Capital Securities in accordance
                                           with their terms.

Subordinated Debentures of K N
Energy..............................     The Subordinated Debentures will mature
                                           on             , 2028 and will bear
                                           interest at the rate of      % per
                                           annum, payable semi-annually in
                                           arrears. The Subordinated Debentures
                                           will have provisions with respect to
                                           interest, prepayment and certain
                                           other terms substantially similar or
                                           analogous to those of the Capital
                                           Securities. See "Description of the
                                           Subordinated Debentures" and "Risk
                                           Factors -- Risks Relating to the
                                           Capital Securities -- Subordinate
                                           Ranking of Obligations Under the
                                           Guarantee and Subordinated
                                           Debentures."

Form, Denomination and
Registration........................     The Capital Securities will be issued
                                           in fully registered form, without
                                           coupons, in denominations of $1,000
                                           and any integral multiples thereof.
                                           Initially, the Capital Securities
                                           will be represented by the Global
                                           Security deposited on behalf of DTC
                                           and registered in the name of a
                                           nominee of DTC. See "Description of
                                           the Capital Securities -- Form,
                                           Denomination and Registration."

Use of Proceeds.....................     All of the proceeds from the sale of
                                           the Capital Securities will be
                                           invested by the Trust in the
                                           Subordinated Debentures of K N Energy
                                           issued pursuant to the Indenture. K N
                                           intends to use the net proceeds from
                                           the Offering to purchase U.S.
                                           government securities to replace a
                                           portion of the letters of credit
                                           issued under the Bank Facility that
                                           collateralize the Substitute Note.
                                           See "The Acquisition and Financing
                                           Plan" and "Use of Proceeds."

ERISA Considerations................     Prospective investors should carefully
                                           consider the matter discussed under
                                           the caption "ERISA Considerations."

                                  RISK FACTORS

     Prospective investors should carefully consider all the information set forth and incorporated by reference herein and in the accompanying Prospectus and, in particular, should evaluate the specific factors set forth under "Risk Factors" before purchasing any of the Capital Securities offered hereby.

             SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

     The following table presents summary historical statement of operations data for each of K N Energy and MidCon for the year ended December 31, 1997 and pro forma summary financial information for K N Energy for the year ended December 31, 1997 assuming that the Acquisition, the Prior Offerings and the Offering occurred at January 1, 1997. The historical information for both K N and MidCon has been derived from audited financial statements. The unaudited pro forma balance sheet information at December 31, 1997 is presented as if the Acquisition, the Prior Offerings and the Offering had occurred on that date. The unaudited pro forma statement of operations data are not necessarily indicative of the financial results that would have occurred had the Acquisition, the Prior Offerings and the Offering been consummated on the date indicated, nor are they necessarily indicative of future financial results. The information set forth below should be read in conjunction with the historical financial statements of each of K N Energy and MidCon and the notes thereto incorporated by reference herein and the "Unaudited Pro Forma Consolidated Financial Statements" included elsewhere in this Prospectus Supplement.

                                                                     YEAR ENDED DECEMBER 31, 1997
                                                             ---------------------------------------------
                                                                     HISTORICAL
                                                             ---------------------------
                                                                K N             MIDCON          PRO FORMA
                                                             ----------       ----------       -----------
                                                                                               (UNAUDITED)
                                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
  Operating revenues......................................   $2,145,118       $3,045,081       $5,190,199
  Operating costs and expenses............................    2,002,869        2,832,648        4,832,762
                                                             ----------       ----------       ----------
  Operating income........................................      142,249          212,433          357,437
  Other income and (deductions):
    Interest expense......................................      (43,495)        (241,838)        (255,740)
    Minority interests....................................       (8,706)              --           (8,706)
    Other, net............................................       23,110           23,469           51,188
                                                             ----------       ----------       ----------
  Income (loss) before income taxes.......................      113,158           (5,936)         144,179
  Income taxes............................................       35,661           (1,426)          48,276
                                                             ----------       ----------       ----------
  Net income (loss).......................................       77,497           (4,510)          95,903
  Preferred stock dividends...............................          350               --              350
                                                             ----------       ----------       ----------
  Earnings available for common shares....................   $   77,147       $   (4,510)      $   95,553
                                                             ==========       ==========       ==========
  Diluted earnings per common share.......................   $     2.45               --       $     2.17
  Number of shares used in computing diluted earnings per
    common share..........................................       31,538               --           44,038
  Dividends per common share..............................   $     1.09               --       $     1.09
OTHER FINANCIAL DATA:
  EBITDA(1)...............................................   $  212,647       $  385,501       $  607,557
  Capital expenditures and acquisitions...................      429,683           95,598               --
  Depreciation and amortization...........................       55,994          149,599          207,638

                                                  AS OF DECEMBER 31, 1997
                                           -------------------------------------
                                                  HISTORICAL
                                           ------------------------
                                              K N         MIDCON      PRO FORMA
                                           ----------   -----------   ----------
                                                                      (UNAUDITED)

                                                      (IN THOUSANDS)
BALANCE SHEET DATA:
  Cash and cash equivalents..............  $   22,471   $   14,122    $   22,471
  Current assets.........................     576,530      977,155     1,871,138
  Investments in U.S. government
    securities...........................          --           --       633,157(4)
  Total assets...........................   2,305,805    6,527,668     8,984,002
  Current liabilities....................     796,811      898,015     2,545,322
  ESOP debt..............................          --    1,372,458            --
  Long-term debt.........................     553,816    1,600,000     2,903,816
  K N-obligated mandatorily redeemable
    preferred capital trust securities of
    subsidiary trust holding solely
    debentures of K N....................     100,000           --       275,000
  Minority interests in equity of
    subsidiaries.........................      47,303        7,331        54,634
  Preferred stock........................       7,000           --         7,000
  Common stockholders' equity............     606,132      736,471     1,230,007

                                                  AS OF DECEMBER 31, 1997
                                           -------------------------------------
                                              K N         MIDCON       COMBINED
                                           ----------   -----------   ----------
OPERATING DATA:
  Miles of pipeline
    Interstate...........................       6,970       10,527        17,497
    Intrastate...........................       5,367        2,617         7,984
    Offshore.............................          --          695           695
    Gathering and processing(2)..........       8,829        1,211        10,040
    Distribution(3)......................       8,724           --         8,724
  Gas processing plants
    Number of plants.....................          19            4            23
    Total processing capacity (MMcf per
      day)...............................       1,695          750         2,445
  Natural gas storage facilities
    Number of storage facilities.........           7            9            16
    Total withdrawal capacity (MMcf per
      day)...............................         827        4,400         5,227

---------------
(1) EBITDA represents net income plus income taxes, interest expense, depreciation, and amortization expense. EBITDA is not presented as an indicator of the Company's operating performance, an indicator of cash available for discretionary spending or as a measure of liquidity. EBITDA may not be comparable to other similarly titled measures of other companies.

(2) Excludes MidCon pipeline (769 miles of pipeline) that is owned but not operated by MidCon.

(3) Includes K N's Kansas natural gas distribution assets (1,572 miles of pipeline) which were sold in March 1998.

(4) Represents the purchase of U.S. government securities which, combined with the letters of credit issued under the Bank Facility, will satisfy K N's obligation to collateralize the Substitute Note.

                                  RISK FACTORS

     Prospective purchasers of the Capital Securities should carefully review the information contained elsewhere in this Prospectus Supplement or in the accompanying Prospectus or incorporated by reference herein or therein and should particularly consider the following matters.

RISKS RELATING TO K N ENERGY

  Acquisition of MidCon; Integration of Businesses of K N Energy and MidCon

     The Acquisition significantly increased the size of K N's operations. This significant increase in size substantially increases the demands placed upon the Company's management, including demands resulting from the need to integrate operations of MidCon with those of K N. The Company believes that a key benefit to be realized from the Acquisition will be the integration of its and MidCon's assets. There can be no assurance, however, that K N Energy will not encounter difficulties in integrating MidCon's operations with its own or that the expected benefits will be realized from such integration. The difficulties of such integration may be increased by the necessity of coordinating geographically separated organizations; integrating different strategies and integrating personnel with disparate business backgrounds and corporate cultures. There can be no assurance that K N Energy and MidCon will be able to integrate effectively or in a timely manner. Nor can there be any assurance that, even if integrated, the Company's product and service offerings will be successful. Among the factors considered by K N Energy in connection with the Acquisition were the opportunities for synergies expected to be achieved from the Acquisition. However, there can be no assurance that K N Energy will achieve the desired levels of synergies and related revenue growth and cost savings when anticipated or at all. Failure to achieve the desired levels of synergies could have a material adverse effect on the business, results of operations, liquidity and financial condition of K N Energy.

     In connection with the Acquisition, the Company became obligated with respect to MidCon's liabilities including, without limitation, liabilities with respect to environmental matters, liabilities (including liabilities with respect to retiree welfare benefits) under MidCon's employee benefits plans and the obligations of Occidental's insurance subsidiary with respect to insurance policies previously issued to MidCon. Pursuant to the stock purchase agreement for the Acquisition (the "Agreement"), Occidental has indemnified the Company with respect to some of these liabilities, including all liabilities with respect to MidCon's employee stock ownership plan. However, there can be no assurance that any of these liabilities will not adversely affect the Company's results of operations or financial condition. The representations and warranties contained in the Agreement generally survive the closing of the Acquisition for one year. There can be no assurance that liabilities will not arise that are not covered by Occidental's indemnity of K N or that such liabilities may not arise following such one-year period. See "The Acquisition and the Financing Plan."

  Effect of Substantial Leverage

     K N Energy incurred substantial additional indebtedness in connection with the Acquisition. After giving effect to the Acquisition, the Prior Offerings and the Offering, as of December 31, 1997, K N Energy would have had total debt of $4,329.4 million and stockholders' equity (including the 8.56% Series B Capital Trust Securities of K N Capital Trust I and the Capital Securities) of $1,512.0 million, resulting in a total debt to total capital ratio of 74.1% (71.0% net of U.S. government securities held as collateral). In addition, depending on prevailing financial, economic and market conditions K N Energy may be unable to consummate the Additional Offering necessary to replace completely the remaining letters of credit issued under the Bank Facility in accordance with the Financing Plan. Accordingly, the amount of outstanding indebtedness may be greater than contemplated under the Financing Plan. The Company has refinanced approximately $3.0 billion of borrowings and extensions of credit under the Bank Facility with the proceeds of the Prior Offerings. Failure to refinance the remaining $500 million of extensions of credit under the Bank Facility within 364 days of the closing of the Acquisition will result in an event of default under the Bank Facility and could result in acceleration of the indebtedness under the Bank Facility. See "Capitalization" and "The Acquisition and the Financing Plan -- The Financing Plan." K N Energy may also incur additional indebtedness in the future, including in connection with other acquisitions, although its ability to do so will be restricted by the Bank Facility. See "The Acquisition and the Financing
Plan -- Description of Bank Facility."

     K N Energy's leverage may have important consequences to holders of the Capital Securities, including: (i) limiting K N Energy's ability to obtain additional financing to fund future working capital requirements, capital expenditures, debt service requirements, acquisitions or other general corporate requirements; (ii) requiring a substantial portion of K N Energy's cash flow from operations to be dedicated to payment of principal and interest on its indebtedness, thereby reducing the funds available for operations and future business opportunities; (iii) placing K N Energy at a competitive disadvantage to companies with which it competes that may be less leveraged; and (iv) increasing K N Energy's vulnerability to adverse economic and industry conditions. In addition, since certain of K N Energy's borrowings may be at variable rates of interest, K N Energy will be vulnerable to increases in interest rates, which could have a material adverse effect on K N Energy's results of operations, liquidity and financial condition. K N Energy's ability to make scheduled payments of the principal of, to pay interest on or to refinance its indebtedness depends on its future performance, which to a certain extent is subject to economic, financial, competitive and other factors beyond its control. There can be no assurance that K N Energy's business will continue to generate cash flow from operations in the future sufficient to service its debt and make necessary capital expenditures. If unable to generate such cash flow, K N Energy may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital. There can be no assurance that any of these strategies could be effected on satisfactory terms or without substantial additional expense to K N Energy. These and other factors could have a material adverse effect on the results of operations, liquidity and financial condition of K N Energy.

     The Bank Facility imposes financial and other restrictions on K N Energy and also requires K N Energy to make payments in respect of the collateralization of the Substitute Note. See "The Acquisition and the Financing Plan -- Description of Bank Facility." Covenants contained in the Bank Facility and relating to certain other indebtedness of K N limit, among other things, the incurrence of funded indebtedness by K N and its subsidiaries, and impose minimum net worth requirements and, in the event of a downgrade in the ratings of K N's long-term senior unsecured debt, impose minimum EBITDA/interest requirements. There can be no assurance that the requirements of the Bank Facility or such other indebtedness will be met in the future. Failure to comply with such covenants may result in a default with respect to the related debt under the Bank Facility or such other indebtedness and could lead to acceleration of such debt or any instruments evidencing indebtedness that contain cross-acceleration or cross-default provisions. In such a case, there can be no assurance that K N Energy would be able to refinance or otherwise repay such indebtedness.

  Risks Relating to Acquisition Strategy

     A substantial portion of the Company's growth over the last several years has been attributable to acquisitions. A principal component of the Company's strategy is to continue to acquire assets or businesses that are logical extensions of its existing assets or businesses in order to increase the efficiency of its existing assets. See "The Combined Company -- Business Strategy." The Company's ability to achieve its goals will be dependent upon a number of factors, including the Company's ability to identify acceptable acquisition candidates, consummate acquisitions on favorable terms, successfully integrate acquired businesses, increase its gas throughput into new markets and obtain financing to support its growth. There can be no assurance that the Company will be successful in implementing its acquisition strategy or that such strategy will improve operating results.

  Competition

     The Company competes with other pipeline companies, marketers and brokers of varying size, resources and experience as well as with producers who are able to market gas directly to wholesale and end-use markets. Factors influencing the competitive environment include (i) regulatory changes that provide greater access to markets by gas producers and marketers, (ii) the ability of certain markets to switch to alternative fuels at favorable prices, and (iii) increased pipeline and gas storage capacity in the United States. In addition, natural gas competes with fuel oil, coal, propane and electricity as an energy source in the areas served by the

Company's interstate pipeline system and retail natural gas business. The Company expects that such competition will increase as a result of the continued implementation of Federal Energy Regulatory Commission (the "FERC") Order 636 and state retail unbundling initiatives. In addition, the Company's gas gathering, processing and marketing operations depend in large part on the ability of the Company to assess and respond to changing market conditions in negotiating gas purchase and sale agreements and to obtain satisfactory margins between the purchase price of its natural gas supply and the sales price for such residual gas volumes and the NGLs processed.

     As FERC Order 636 continues to be implemented, increased competition for market share has led to the announcement of new pipeline projects for increased capacity. Given the major supplies of gas in the Rocky Mountains, San Juan Basin and Western Canada, and the relatively high natural gas prices in the Midwest and Northeast, the major projects have focused on constructing new pipelines which transport gas from Western Canada to the Midwest (including Northern Border, Alliance and Transvoyageur), and new pipelines which redirect gas from the Midwest to the Northeast and Eastern Canada (including Independence/Market Link (in which MidCon has an interest), Millenium, Eastern Express, Spectrum/Excelsior, Tristate and Vector). While proposals for the projects mentioned above have been announced or filed with regulatory authorities, it is unlikely that all of them will ultimately be completed. Nevertheless, given its strategic location at the center of the North American pipeline grid, Chicago is likely to develop into a major natural gas trading hub for the rapidly growing demand markets in the Midwest and Northeast. To the extent additional pipeline capacity into Chicago is constructed, the Company's financial position and results of operations could be adversely affected. The Company intends to try to mitigate any negative impact over time with additional market growth and expansion of capacity to move volumes east of Chicago to the heavily populated northeastern corridor of the United States.

  Fluctuating Commodity Prices

     The products of K N's natural gas processing operations, including NGLs, residue gas and related by-products, are commodities. As such, their prices are often subject to material changes in response to relatively minor changes in supply and demand, general economic conditions and other market conditions over which K N has no control. Other market conditions affecting the Company's natural gas processing business include the availability and prices of alternative energy and feedstock sources, government regulation, industry-wide inventory levels, the seasons, the weather and the impact of energy conservation efforts.

     A decrease in the difference between NGL and natural gas prices results in lower unit margins on natural gas volumes processed, and may result in lower volumes processed, or lower recoveries of certain NGLs (primarily ethane) at certain plants. Generally, the prices contained in natural gas processing supply contracts are tied to a current or index price and, therefore, adjust with changes in overall market conditions. In addition, K N is contractually able to mitigate the effect of contracting processing margins by reducing recoveries until the margin between NGL and natural gas prices improves. A prolonged contraction of the margin between NGLs and natural gas could materially adversely affect the financial condition and results of K N's natural gas processing operations.

  Regulation; Pending Regulatory Proceedings

     K N Energy and MidCon are both regulated by the FERC in accordance with the Natural Gas Act of 1938, as amended (the "Natural Gas Act") and the Natural Gas Policy Act of 1978, as amended (the "Natural Gas Policy Act"). The FERC regulates the interstate transportation of natural gas, including, among other things, rates and charges allowed natural gas companies, construction, extensions and abandonments of facilities and service, rates of depreciation and amortization and accounting systems. As a result of the Acquisition, approximately 70% of the operating income of K N will be derived from regulated assets. Although the Company has in the past successfully converted to unregulated status certain existing gathering and processing assets and intends to take similar action with respect to certain assets of MidCon, there can be no assurance that the Company will receive the requisite approvals to "spin down" such assets, or once converted to unregulated status, that the FERC will not attempt to reassert jurisdiction over such assets. See "Regulation -- Federal and State Regulation."

     In addition, K N Energy and MidCon are currently parties to various regulatory and rate proceedings relating to the establishment of rates for service, terms and conditions of service, authorizations to own and construct new facilities as well as complaints from customers relating to the implementation of each company's tariff governing authorized services. There have also been proceedings from time to time relating to cost recovery issues arising out of contract expirations, gas supply realignment and other transition issues. Both companies regularly attempt to reach comprehensive settlements with the parties in pending cases which would resolve the issues in a given matter. Both companies to date have been successful in resolving major rate and certificate cases arising out of significant restructuring of the regulated industries. It is contemplated that each company will continue to pursue a business strategy which will pursue settlement of regulatory proceedings where settlement is prudent. While negotiated settlement of such disputes is encouraged by the FERC and state regulatory bodies, such settlements remain subject to the FERC or state regulatory review and approval. Whether the FERC or state regulators will approve such settlements in the form filed or whether a particular regulatory proceeding will be otherwise resolved in a manner satisfactory to the Company cannot be predicted with certainty, and the business of the Company could be adversely affected thereby. For a description of certain regulatory proceedings in which K N Energy and MidCon are currently involved, see "Regulation -- Federal and State Regulation."

     The Company's operations and properties, including those of MidCon acquired in the Acquisition, are also subject to extensive and evolving Federal, state and local laws and regulations governing the release or discharge of regulated materials into the environment or otherwise relating to environmental or safety protection. Numerous governmental departments issue rules and regulations to implement and enforce such laws which are often difficult and costly to comply with and which carry substantial penalties for failure to comply. These laws and regulations can also impose liability for remedial costs on the owner or operator of properties or the generators of waste materials, regardless of fault. Moreover, the trends toward stricter standards in environmental legislation and regulation are expected to continue. The Company expects to incur certain costs to comply with environmental laws and regulations. See "Regulation -- Environmental Regulation."

     While the Company is not aware of any environmental liabilities or conditions that would have a material adverse effect on the business, results of operations or financial condition of the Company, there is an inherent risk of the incurrence of environmental or safety costs and liabilities in the business of the Company due to its handling of natural gas and other regulated substances and there can be no assurances that future events, such as changes in existing laws, the promulgation of new laws, or the development of new facts or conditions, will not cause the Company to incur significant costs.

RISKS RELATING TO THE CAPITAL SECURITIES

  Subordinate Ranking of Obligations Under the Guarantee and Subordinated Debentures

     K N Energy's obligations under the Guarantee are pari passu in right of payment with the 1997 Guarantee and are subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined herein) of K N Energy to the same extent as the Subordinated Debentures. The obligations of K N Energy under the Subordinated Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness of K N Energy, including indebtedness under the Bank Facility, and pari passu with the Company's obligations under the 1997 Subordinated Debentures. No payment of principal (including redemption payments, if any), premium, if any, or interest on the Subordinated Debentures may be made if (i) any Senior Indebtedness of K N Energy is not paid when due and any applicable grace period with respect to such default has ended with such default not having been cured or waived or ceasing to exist or (ii) the maturity of any Senior Indebtedness has been accelerated because of a default. K N Energy also may not make any payment upon or in respect of the Subordinated Debentures if a default in the payment of the principal, premium, if any, interest or other obligations in respect of Senior Indebtedness occurs and is continuing beyond any applicable period of grace. There are no terms in the Capital Securities, the Subordinated Debentures or the Guarantee that limit K N Energy's ability to incur additional indebtedness, including indebtedness that ranks senior to the Subordinated Debentures and the Guarantee, or to grant security interests to secure outstanding or new indebtedness. On a pro forma basis, after giving effect to the Offering, the Prior Offerings and the Acquisition, at December 31, 1997, the Company had approximately

$4.3 billion aggregate principal amount of Senior Indebtedness outstanding (excluding guarantees and letter of credit obligations). See "Description of the Guarantee -- Status of the Guarantee" and "Description of the Subordinated Debentures -- Subordination."

  Limitations of the Guarantee

     The Guarantee Trustee (as defined herein) will hold the Guarantee for the benefit of the holders of the Capital Securities. Under the Guarantee, K N Energy guarantees payments to the holders of the Capital Securities to the extent of the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid distributions on the Capital Securities to the date of the payment to the extent the Trust has funds available therefor or (b) the amount of assets of the Trust remaining available for distribution, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to holders of the Capital Securities in liquidation of the Trust. Because the Guarantee is limited by the amount of the funds in the Trust, if K N Energy were to default on its obligation to pay amounts payable on the Subordinated Debentures, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, holders of the Capital Securities would rely on the enforcement (a) by the Institutional Trustee (as defined herein) of its rights as registered holder of the Subordinated Debentures against K N Energy pursuant to the terms of the Subordinated Debentures or (b) by such holder of its right of Direct Action (as defined herein) against K N Energy as described below to enforce payments on the Subordinated Debentures. See "Description of the Guarantee -- Events of Default." The Declaration provides that each holder of Capital Securities, by acceptance thereof, agrees to the provisions of the Guarantee, including the subordination provisions thereof, and the Indenture.

  Limitation of Enforcement of Certain Rights by Holders of Capital Securities

     If (i) the Trust fails to pay distributions in full on the Capital Securities (other than pursuant to a deferral) or (ii) a Declaration Event of Default (as defined herein) occurs and is continuing, then the holders of Capital Securities would rely on the enforcement by the Institutional Trustee of its rights as a holder of the Subordinated Debentures against K N Energy. In addition, the holders of a majority in liquidation amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Subordinated Debentures. If the Institutional Trustee fails to enforce its rights under the Subordinated Debentures, a holder of Capital Securities may institute a legal proceeding directly against K N Energy to enforce the Institutional Trustee's rights under the Subordinated Debentures without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of K N Energy to pay interest or principal on the Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of prepayment, on the prepayment date), then a holder of Capital Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder (a "Direct Action") on or after the respective due date specified in the Subordinated Debentures. In connection with such Direct Action, K N Energy will be subrogated to the rights of such holders of Capital Securities under the Declaration to the extent of any payment made by K N Energy to such holder of Capital Securities in such Direct Action. The holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of Subordinated Debentures. See "Description of the Capital Securities -- Declaration Events of Default."

  Delay of Interest Payments

     So long as K N Energy shall not be in default in the payment of interest on the Subordinated Debentures, K N Energy has the right under the Indenture to defer payments of interest on the Subordinated Debentures by extending the interest payment period at any time, and from time to time, on the Subordinated Debentures.

As a consequence of such an extension, semi-annual distributions on the Capital Securities would be deferred by the Trust during any such Extension Period. Prior to the termination of any such Extension Period, K N Energy may further extend such Extension Period; provided, that any such Extension Period, together with all such previous and further extensions thereof, may not exceed 10 consecutive semi-annual periods or extend beyond the maturity of the Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, K N Energy may commence a new Extension Period, subject to the above requirements. See "Description of the Capital
Securities -- Distributions" and "Description of the Subordinated
Debentures -- Option to Extend Interest Payment Period."

     Should K N Energy exercise its right to defer payments of interest by extending the interest payment period, each holder of Capital Securities will be required to accrue income (as original issue discount ("OID")) in respect of the deferred and compounded interest allocable to its Capital Securities for United States federal income tax purposes, which will be allocated but not distributed, to holders of record of Capital Securities. As a result, each such holder of Capital Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from the Trust related to such income if such holder disposes of its Capital Securities prior to the record date for the date on which distributions of such amounts are made. K N Energy has no current intention of exercising its right to defer payments of interest by extending the interest payment period of the Subordinated Debentures. See "Certain United States Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

     Should K N Energy determine to exercise such right in the future, the market price of the Capital Securities is likely to be materially adversely affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of K N Energy's right to defer interest payments, the market price of the Capital Securities (which represent undivided beneficial ownership interests in the Subordinated Debentures) may be more volatile than other securities that do not have such interest deferral rights.

  Tax Event or Investment Company Event

     Upon the occurrence and continuation of a Tax Event or an Investment Company Event, the Company has the right to prepay the Subordinated Debentures in whole (but not in part) within 90 days following the occurrence of such Tax Event or Investment Company Event and therefore cause a mandatory redemption of the Capital Securities at the Optional Redemption Price. See "Description of the Capital Securities -- Redemption."

     A "Tax Event" means the receipt by the Company and the Trust of an opinion of counsel, who shall not be an officer or employee of the Company or its affiliates, to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any other relevant political subdivision or taxing authority, or as a result of any official administrative written decision or action or pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of this Prospectus Supplement, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion of counsel, subject to United States federal income tax with respect to income received or accrued on the Subordinated Debentures, (ii) interest payable by the Company on the Subordinated Debentures is not, or within 90 days of the date of such opinion of counsel, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion of counsel, subject to more than a de minimis amount of taxes, duties or other governmental charges.

     An "Investment Company Event" means the receipt by the Company and the Trust of an opinion of counsel, who shall not be an officer or employee of the Company or its affiliates, to the effect that, as a result of the occurrence of a change in law or regulation or change in interpretation or application of law or regulation by any legislative body, court, government agency or regulatory authority (a "Change in 1940 Act Law"), the Trust is or will be considered an Investment Company that is required to be registered under the Investment Company Act of 1940, as amended, which Change in 1940 Act Law becomes effective on or after the date of this Prospectus Supplement.

  Distribution of Subordinated Debentures Upon Dissolution of the Trust

     The Company will have the right to dissolve the Trust at any time and, after satisfaction of liabilities to creditors as required by law, cause the Subordinated Debentures to be distributed to the holders of the Capital Securities in liquidation of the Trust. The exercise of such right is subject to the Company having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities. See "Description of the Capital Securities -- Liquidation Distribution Upon Dissolution."

  Absence of Voting Rights

     Except for limited rights regarding replacement of the Institutional Trustee, holders of the Capital Securities will not have any voting rights with respect to K N Energy's governance, nor will they be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, K N Trustees or Administrators (as defined herein), which voting rights are vested exclusively in the holder of the Common Securities. See "Description of the Capital Securities -- Voting Rights."

  Absence of Public Market

     There is no existing market for the Capital Securities and there can be no assurance as to (i) the liquidity of any markets that may develop for the Capital Securities or (ii) the ability of the holders to sell their Capital Securities or (iii) at what price holders of the Capital Securities will be able to sell their respective securities. Future trading prices of the Capital Securities will depend on many factors including, among other things, prevailing interest rates, the Company's operating results, and the market for similar securities. The Underwriters have informed the Trust and the Company that the Underwriters intend to make a market in the Capital Securities. However, the Underwriters are not obligated to do so and any such market making activity may be terminated at any time without notice to the holders of the Capital Securities. In addition, such market making activity will be subject to the limits of the Securities Act. The Company and the Trust do not intend to apply for listing of the Capital Securities on any securities exchange or for quotation through the NASD Automated Quotation System.

FORWARD-LOOKING STATEMENTS

     Certain of the matters discussed under the captions "Prospectus Supplement Summary," "Risk Factors," "Unaudited Pro Forma Consolidated Financial Statements," "The Combined Company," "K N Energy, Inc.," "MidCon Corp." and elsewhere in this Prospectus Supplement include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Although the Company believes that these statements are based upon reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements contained herein include, among other factors, the pace of deregulation of retail natural gas and electricity markets in the United States, other federal and state regulatory developments, the timing and extent of changes in commodity prices for oil, gas, NGLs, electricity and interest rates, the extent of the Company's success in acquiring natural gas facilities, the ability of the Company to successfully integrate MidCon and other acquisition candidates into its operations, the timing and success of efforts to develop power, pipeline and other projects, political developments in foreign countries and conditions of the capital markets and equity markets during the periods covered by the forward-looking statements.

                                USE OF PROCEEDS

     All of the proceeds from the sale of the Capital Securities will be invested by the Trust in Subordinated Debentures of K N Energy pursuant to the Indenture. The net proceeds of the Offering are estimated to be approximately $173.1 million. K N intends to use such net proceeds to purchase U.S. government securities to replace a portion of the letters of credit issued under the Bank Facility currently collateralizing the Substitute Note. All of the borrowings and extensions of credit under the Bank Facility mature on January 29, 1999 other than borrowings under the $400 Million Facility (as defined herein) which matures on January 30, 2003. See "The Acquisition and the Financing Plan."

                     THE ACQUISITION AND THE FINANCING PLAN

THE ACQUISITION

     Pursuant to the Agreement, on January 30, 1998, the Company paid approximately $2.1 billion in cash and issued the Substitute Note in an aggregate principal amount of approximately $1.39 billion to Occidental to acquire the outstanding shares of capital stock of MidCon (the "MidCon Shares") and a note in a like aggregate principal amount issued to Occidental by MidCon's employee stock ownership plan (the "ESOP Note"). In connection with the planned termination of MidCon's employee stock ownership plan following the Acquisition, the ESOP Note was cancelled. The Substitute Note is required to be paid in full on January 4, 1999 and bears interest at a rate equal to 5.798%. The Company is required to collateralize the Substitute Note plus an amount equal to 105 days of accrued interest with U.S. government securities or one or more letters of credit, or a combination thereof. Such amounts were initially collateralized with letters of credit which the Company replaced in part with U.S. government securities purchased with the proceeds of the Prior Offerings. The Company intends to replace the remaining letters of credit with U.S. government securities purchased with the proceeds of the Offering, the Additional Offering and additional borrowings under the Bank Facility. See "Use of Proceeds" and "-- The Financing Plan."

     The Agreement contains representations and warranties of each of Occidental and the Company, which survive the closing for one year (except as to certain tax matters, which survive for two years), and customary covenants. In connection with its acquisition of the MidCon Shares, the Company became obligated with respect to MidCon's liabilities, including, without limitation, liabilities with respect to environmental matters, liabilities under MidCon's benefit plans for active and retired employees and the obligations of Occidental's insurance subsidiary with respect to insurance policies previously issued to MidCon. Each party has agreed to indemnify the other party for certain losses or liabilities incurred as a result of a breach of representation or warranty or covenant and, in the case of Occidental, to indemnify the Company for certain losses or liabilities arising out of MidCon's employee stock ownership plan.

     As a result of various regulatory requirements, prior to the consummation of the Acquisition, MidCon dividended all of the issued and outstanding capital stock of MidCon Power Services Corp. ("MidCon Power"), a wholly-owned subsidiary of MidCon, to Occidental. K N and Occidental have entered into a separate stock transfer agreement for the acquisition of all the issued and outstanding capital stock of MidCon Power by K N. The acquisition of the MidCon Power capital stock by K N was contingent on the FERC approving the transaction, which approval was received on March 2, 1998. The acquisition of MidCon Power closed in March 1998.

THE FINANCING PLAN

     The total amount of funds required by K N Energy to complete the Acquisition, including payment of related transaction costs, was approximately $2,518 million, which was financed through borrowings under Credit Agreements, dated as of January 30, 1998 (the "Bank Facility"), among the Company, Morgan Guaranty Trust Company of New York ("Morgan Guaranty") and a syndicate of other lenders. The Bank Facility replaced the Company's Amended and Restated Credit Agreement, dated as of March 7, 1997, among the Company, Morgan Guaranty and a syndicate of other lenders (the "1997 Credit Agreement"). In addition, the Company issued the Substitute Note which, pursuant to the Agreement, was collateralized by letters of credit issued under the Bank Facility. The Company was required to refinance certain amounts under the Bank Facility within 364 days following the consummation of the Acquisition. As of the date of this Prospectus Supplement, approximately $500 million of such amount has not yet been refinanced.

     At the closing of the Acquisition, the financing was provided as follows:

                                                                 AMOUNT
                                                              -------------
                                                              (IN MILLIONS)
SOURCES OF FUNDS:
  Borrowings under the Bank Facility........................    $2,504.0
  Cash on hand at MidCon....................................        14.1
                                                                --------
          Total sources of funds............................    $2,518.1
                                                                ========
USES OF FUNDS:
  Cash consideration to Occidental..........................    $2,103.9
  Repay borrowings under the 1997 Credit Agreement..........       329.2
  Estimated transaction costs...............................        60.0
  Working capital adjustment (estimate).....................        25.0
                                                                --------
          Total uses of funds...............................    $2,518.1
                                                                ========

     The Company refinanced indebtedness incurred under the Bank Facility in connection with the Acquisition and purchased U.S. government securities to replace a portion of the letters of credit under the Bank Facility collateralizing the Substitute Note with the proceeds of the Prior Offerings in March 1998. The Company intends to purchase U.S. government securities to replace an additional portion of the letters of credit issued under the Bank Facility through this Offering. The Company intends to purchase additional U.S. government securities to replace completely the letters of credit collateralizing the Substitute Note through the issuance of approximately $400 million of mandatorily convertible preferred capital trust securities of a subsidiary trust and additional borrowings under the Bank Facility during the second quarter of 1998. There can be no assurance that the Company will be able to complete the Additional Offering. See "Risk Factors -- Risks Relating to K N Energy -- Effect of Substantial Leverage." The following table sets forth the sources and uses of funds in connection with the Prior Offerings, the Offering and the Additional Offering.

                                                                 AMOUNT
                                                              -------------
                                                              (IN MILLIONS)
SOURCES OF FUNDS:
  Proceeds from the Equity Offering.........................    $  650.0
  Proceeds from the Debt Offerings..........................     2,350.0
  Proceeds from the Offering................................       175.0
  Proceeds from the Additional Offering.....................       400.0
                                                                --------
          Total sources of funds............................    $3,575.0
                                                                ========
USES OF FUNDS:
  Repayment of borrowings under the Bank Facility...........    $2,130.4
  Purchase of U.S. government securities as collateral for
     the Substitute Note....................................     1,394.8
  Estimated fees and expenses...............................        49.8
                                                                --------
          Total uses of funds...............................    $3,575.0
                                                                ========

DESCRIPTION OF BANK FACILITY

     The description set forth below does not purport to be complete and is qualified in its entirety by reference to certain agreements setting forth the principal terms of the Bank Facility which are filed as exhibits to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, which is incorporated by reference herein.

     The Bank Facility initially provided for indebtedness in an aggregate principal amount not to exceed $4.5 billion and consisted of the following credit facilities: (a) an approximately $1.39 billion letter of credit facility

(which was reduced by approximately $866.1 million in March 1998) providing for the issuance of letters of credit for the benefit of Occidental to support the Substitute Note (the "L/C Facility"); (b) a $2.1 billion revolving credit facility (which was prepaid and terminated in March 1998) providing for revolving loans to the Company in an aggregate principal amount not to exceed $2.1 billion (the "$2.1 Billion Facility"); (c) a $400 million revolving credit facility providing for revolving loans to the Company and the issuance of letters of credit for the account of the Company in an aggregate principal amount at any time not to exceed $400 million (of which not more than $100 million may be represented by letters of credit) (the "$400 Million Facility"); and (d) a $600 million revolving credit facility providing for revolving loans to the Company in an aggregate principal amount at any time not to exceed $600 million (the "$600 Million Facility"). The L/C Facility and the $2.1 Billion Facility may be used solely in connection with the Acquisition. The $400 Million Facility and the $600 Million Facility may be used for general corporate purposes and replace the 1997 Credit Agreement.

     The L/C Facility and the $600 Million Facility have maturities of 364 days. The $400 Million Facility has a maturity of five years. The $2.1 Billion Facility was prepaid and terminated in March 1998 with a portion of the net proceeds of the Prior Offerings. The remainder of the net proceeds of the Prior Offerings were used to replace a portion of the borrowings and extensions of credit under the L/C Facility. The Company intends to refinance completely indebtedness incurred and extensions of credit under the Bank Facility in connection with the Acquisition through the Offering, the Additional Offering and other borrowings. See "-- The Financing Plan" and "Capitalization."

     At the Company's option, revolving credit commitments may be permanently reduced, in whole or in part, at any time in minimum amounts of $10 million or any larger multiples of $1 million. At the Company's option, the interest rates per annum applicable to the Bank Facility will be either LIBOR, Adjusted CD or Base Rate and, in the case of both the $400 Million Facility and the $600 Million Facility, Money Market Absolute and Money Market LIBOR (each as defined in the Bank Facility) plus, in the case of LIBOR and Adjusted CD, an agreed upon margin based on credit ratings assigned to the long-term senior unsecured debt of the Company by Moody's Investors Service, Inc. ("Moody's") and Standard and Poor's Ratings Services ("S&P") and, in the case of Money Market LIBOR, a margin over or under LIBOR determined for the applicable interest period. As used herein, the term "Base Rate" means the higher of Morgan Guaranty's prime rate or the federal funds rate plus 0.50%.

     Letter of credit fees are based on the credit ratings described in the immediately preceding paragraph. The Company is also required to pay a per annum utilization fee equal to 12.5 basis points on all borrowings if 50% or more of such facility is outstanding at the time of such borrowing.

     The Bank Facility covenants include, without limitation, a limit on total consolidated subsidiary debt to 10% of the Company's total consolidated debt, a limitation on total consolidated debt to 87% percent of total capitalization at the closing of the Acquisition (67% after the consummation of the Prior Offerings, the Offering and the Additional Offering), a limitation on consolidated debt of any material subsidiary to 65% of the consolidated total capitalization of such material subsidiary, a restriction on liens on the assets of the Company or its subsidiaries and a minimum consolidated net worth requirement of at least $570 million plus (i) 50% of incremental consolidated net income and (ii) 80% of any increase in net worth resulting from the issuance of certain securities. In the event of a downgrade by either of S&P or Moody's to below BBB- or Baa3, respectively, financial covenants will include a minimum EBITDA to interest requirement.

                                 CAPITALIZATION

     The following table sets forth the unaudited consolidated capitalization of K N at December 31, 1997 (i) on a historical basis, (ii) as adjusted for (a) the Prior Offerings, the Offering and application of the proceeds therefrom and (b) the acquisition of MidCon, including the incurrence of borrowings under the Bank Facility in connection with the Acquisition and (iii) as adjusted for the Additional Offering. See "The Acquisition and the Financing Plan". There can be no assurance that the Company will be able to complete the Additional Offering, or that the proceeds from the Additional Offering will be as currently contemplated. This table should be read in conjunction with the consolidated financial statements of K N and MidCon incorporated by reference herein and the "Unaudited Pro Forma Consolidated Financial Statements" and the notes thereto included elsewhere herein.

                                                                       DECEMBER 31, 1997
                                      -----------------------------------------------------------------------------------
                                                        ADJUSTMENTS          AS ADJUSTED
                                                       FOR THE PRIOR        FOR THE PRIOR     ADJUSTMENTS     AS ADJUSTED
                                                       OFFERINGS, THE       OFFERINGS, THE      FOR THE         FOR THE
                                           K N        OFFERING AND THE     OFFERING AND THE   ADDITIONAL      ADDITIONAL
                                       HISTORICAL       ACQUISITION          ACQUISITION       OFFERING        OFFERING
                                      -------------   ----------------     ----------------   -----------     -----------
                                                                        (IN THOUSANDS)
Securities held as collateral for
  Substitute Note...................           --       $   460,057(1)        $  633,157      $  373,689(6)   $1,394,846
                                                                              ==========                      ==========
                                                            173,100(2)                           388,000(7)
Short-term debt:
  Current maturities of long-term
    debt............................   $   30,751                             $   30,751                      $   30,751
  Borrowings under 1997 Credit
    Agreement.......................      329,200       $  (329,200)(3)               --                              --
  Borrowings under Bank Facility....           --         2,174,852(3)                --         373,689(6)      373,689
                                                            329,200(3)
                                                         (2,340,234)(4)
                                                           (163,818)(1)
  Substitute Note due January 1,
    1999............................           --         1,394,846(5)         1,394,846                       1,394,846
                                       ----------                             ----------                      ----------
        Total short-term debt.......   $  359,951                             $1,425,597                      $1,799,286
                                       ==========                             ==========                      ==========
Long-term debt......................   $  553,816         2,350,000(4)        $2,903,816                      $2,903,816

K N-obligated mandatorily redeemable
  preferred capital trust securities
  of subsidiary trusts holding
  solely debentures of K N(8).......      100,000           175,000(2)           275,000                         275,000

K N-obligated mandatorily
  convertible preferred capital
  trust securities of subsidiary
  trust holding solely debentures of
  K N(8)............................           --                                     --         388,000(7)      388,000

Stockholders' equity:
  Preferred stock (200,000 Class A
    shares authorized, 70,000
    outstanding and 2,000,000 Class
    B shares authorized, none
    outstanding)....................        7,000                                  7,000                           7,000
  Common stock (50,000,000 shares
    authorized, 32,024,557
    outstanding)(9).................      160,123            62,500(1)           222,623                         222,623
  Additional paid-in capital........      270,678           561,375(1)           832,053                         832,053
  Retained earnings.................      185,658                                185,658                         185,658
  Deferred compensation.............       (9,203)                                (9,203)                         (9,203)
  Treasury stock....................       (1,124)                                (1,124)                         (1,124)
                                       ----------                             ----------                      ----------
    Total stockholders' equity......      613,132                              1,237,007                       1,237,007
                                       ----------                             ----------                      ----------
        Total capitalization........   $1,266,948                             $4,415,823                      $4,803,823
                                       ==========                             ==========                      ==========

---------------
(1) Gives effect to the issuance of 12,500,000 shares of Common Stock at a public offering price of $52 per share which occurred on March 10, 1998, and the application of the net proceeds of $623.9 million to (i) the reduction of acquisition debt and (ii) the purchase of U.S. government securities to collateralize in part the Substitute Note.
(2) Gives effect to the issuance of $175.0 million of mandatorily redeemable preferred capital trust securities offered hereby and application of the net proceeds of $173.1 million to purchase U.S. government securities to replace an additional portion of the letters of credit that collateralize the Substitute Note.
(3) Gives effect to acquisition debt totalling approximately $2.5 billion, including $329.2 million which was used to repay amounts borrowed under the 1997 Credit Agreement.

(4) Gives effect to the issuance of $2.35 billion principal amount of long-term debt securities which occurred on March 9, 1998, and application of the net proceeds of $2.34 billion to the reduction of borrowings under the Bank Facility.

(5) Pursuant to the Agreement, the Company issued the Substitute Note to Occidental for the total principal amount due on the ESOP Note of $1,386 million plus accrued interest to the date of closing, which totalled approximately $8.8 million. The Substitute Note matures on January 1, 1999 and was initially collateralized by letters of credit issued under the L/C Facility. It is currently the Company's intention to completely collateralize the Substitute Note with U.S. government securities. See Notes
    (6) and (7).

(6) Gives effect to incremental borrowings under the Bank Facility and application of the proceeds to purchase U.S. government securities to collateralize completely the Substitute Note.

(7) Gives effect to the issuance of $400 million of mandatorily convertible preferred capital trust securities and application of the net proceeds of $388 million to purchase U.S. government securities to collateralize in part the Substitute Note.

(8) The sole assets of the trusts are or will be debentures of K N. Upon prepayment of such debentures, the related capital securities will be mandatorily redeemable.

(9) In February 1998, K N Energy's board of directors approved an increase in the number of authorized shares of Common Stock to 150,000,000, which increase was approved by shareholders in April 1998.

                              ACCOUNTING TREATMENT

     The financial statements of the Trust will be consolidated into the Company's consolidated financial statements, with the Capital Securities treated as a minority interest and shown in the Company's consolidated balance sheet as "K N-Obligated Mandatorily Redeemable Preferred Capital Trust Securities of Subsidiary Trust Holding Solely Debentures of K N." The financial statement footnotes of the Company will reflect that the sole asset of the Trust will be $180.5 million principal amount of the Subordinated Debentures, bearing interest
at   % per annum and maturing on             , 2028. All future reports filed by
the Company under the Exchange Act will present information regarding the Trust in the manner described above. Distributions to Capital Security holders will be included in "minority interests" on the Company's consolidated statement of income.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma financial statements give effect to the Acquisition, the Prior Offerings and to the Offering. The unaudited pro forma condensed balance sheet as of December 31, 1997 is presented as if the Acquisition, the Prior Offerings and the Offering had occurred on that date. The unaudited pro forma condensed statement of income for the year ended December 31, 1997 assumes that the Acquisition, the Prior Offerings and the Offering occurred at January 1, 1997. The Acquisition was recorded as a purchase for accounting purposes and, accordingly, the assets acquired and liabilities assumed have been reflected at their estimated respective fair market values.

     The unaudited pro forma financial statements should be read in conjunction with the historical financial statements of K N and MidCon and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of K N incorporated herein by reference. See "Incorporation of Certain Documents by Reference" in the accompanying Prospectus. The unaudited pro forma condensed statement of income is not necessarily indicative of the financial results that would have occurred had the Acquisition been consummated on the date indicated, nor is it necessarily indicative of future financial results.

     The pro forma adjustments are based on preliminary assumptions and estimates made by K N's management and do not reflect adjustments for anticipated operating efficiencies and cost savings which K N expects to achieve as a result of the Acquisition. The actual allocation of the consideration paid by K N for MidCon may differ from that reflected in the unaudited pro forma combined condensed financial statements after a more extensive review of the fair market values of the assets acquired and liabilities assumed has been completed. Amounts allocated will be based upon the estimated fair values at the closing date of the Acquisition, which amounts could vary significantly from the amounts at December 31, 1997.

                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                               DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                       ASSETS
                                                                    HISTORICAL                     PRO FORMA
                                                             -------------------------    ---------------------------
                                                             K N ENERGY      MIDCON       ADJUSTMENTS      COMBINED
                                                             ----------    -----------    -----------     -----------
Current Assets:
  Cash and Cash Equivalents................................  $  22,471     $    14,122    $  (14,122)(a)  $    22,471
  U.S. Government Securities...............................         --              --       460,057(b)       633,157
                                                                                             173,100(c)
  Restricted Deposits......................................     11,339          19,074                         30,413
  Accounts Receivable......................................    409,937         479,086                        889,023
  Materials and Supplies...................................     13,476          16,938                         30,414
  Gas in Underground Storage...............................     33,558          33,730                         67,288
  Prepaid Gas..............................................      5,507              --                          5,507
  Other Prepaid Expenses...................................     16,687           7,774                         24,461
  Net Properties to Be Dividended, Net of Tax..............         --         301,582      (301,582)(d)           --
  Gas Imbalances and Other.................................     63,555         104,849                        168,404
                                                             ----------    -----------    -----------     -----------
                                                               576,530         977,155       317,453        1,871,138
Investments................................................    149,869          49,829                        199,698
Property, Plant and Equipment..............................  1,971,601       7,058,124      (128,245)(e)    8,901,480
Accumulated Depreciation and Amortization..................   (550,626)     (1,622,325)                    (2,172,951)
                                                             ----------    -----------    -----------     -----------
Net Property, Plant and Equipment..........................  1,420,975       5,435,799      (128,245)       6,728,529
Long-Term Receivable -- Occidental Petroleum...............         --          50,345       (50,345)(f)           --
Deferred Charges and Other Assets..........................    158,431          14,540         9,766(g)       184,637
                                                                                               1,900(c)
                                                             ----------    -----------    -----------     -----------
        Total Assets.......................................  $2,305,805    $ 6,527,668    $  150,529      $ 8,984,002
                                                             ==========    ===========    ===========     ===========

                                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Current Maturities of Long-Term Debt.....................  $  30,751              --                    $    30,751
  Notes Payable............................................    329,200              --    $2,174,852(a)            --
                                                                                            (163,818)(b)
                                                                                          (2,340,234)(g)
                                                                                            (329,200)(h)
                                                                                             329,200(h)
  Substitute Note..........................................         --              --     1,394,846(i)     1,394,846
  Accounts Payable.........................................    334,418     $   316,756                        651,174
  Accrued Expenses.........................................     37,264              --       100,000(e)       137,264
  Accrued Taxes............................................      7,445              --                          7,445
  Dividend Payable.........................................         --         301,582      (301,582)(d)           --
  Current portion of ESOP Debt.............................         --          13,568       (13,568)(j)           --
  Gas Imbalances and Other.................................     57,733         266,109                        323,842
                                                             ----------    -----------    -----------     -----------
                                                               796,811         898,015       850,496        2,545,322
Deferred Liabilities, Credits and Reserves:
  Deferred Income Taxes....................................    168,583       1,684,548       (46,168)(e)    1,756,618
                                                                                             (50,345)(f)
  Other....................................................     26,160         228,845       (43,400)(k)      211,605
                                                             ----------    -----------    -----------     -----------
                                                               194,743       1,913,393      (139,913)       1,968,223
ESOP Debt..................................................         --       1,372,458    (1,372,458)(j)           --
Long-Term Debt.............................................    553,816       1,600,000    (1,600,000)(l)    2,903,816
                                                                                           2,350,000(g)
K N-Obligated Mandatorily Redeemable Preferred Capital
  Trust Securities of Subsidiary Trust holding solely
  debentures of K N........................................    100,000              --       175,000(c)       275,000
Minority Interests in Equity of Subsidiaries...............     47,303           7,331                         54,634
Stockholders' Equity:
  Preferred Stock..........................................      7,000              --                          7,000
  Common Stock.............................................    160,123              14           (14)(m)      222,623
                                                                                              62,500(b)
  Additional Paid-in Capital...............................    270,678       2,001,938    (2,001,938)(m)      832,053
                                                                                             561,375(b)
  Retained Earnings........................................    185,658          81,906       (81,906)(m)      185,658
  Unearned ESOP Shares.....................................         --      (1,347,387)    1,347,387(m)            --
  Deferred Compensation....................................     (9,203)             --                         (9,203)
  Treasury Stock...........................................     (1,124)             --                         (1,124)
                                                             ----------    -----------    -----------     -----------
        Total Common Stockholders' Equity..................    606,132         736,471      (112,596)       1,230,007
                                                             ----------    -----------    -----------     -----------
        Total Stockholders' Equity.........................    613,132         736,471      (112,596)       1,237,007
                                                             ----------    -----------    -----------     -----------
        Total Liabilities and Stockholders' Equity.........  $2,305,805    $ 6,527,668    $  150,529      $ 8,984,002
                                                             ==========    ===========    ===========     ===========

    See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                 HISTORICAL                    PRO FORMA
                                          ------------------------    ---------------------------
                                          K N ENERGY      MIDCON      ADJUSTMENTS       COMBINED
                                          ----------    ----------    -----------      ----------
Operating Revenues......................  $2,145,118    $3,045,081                     $5,190,199
                                          ----------    ----------                     ----------
Operating Costs and Expenses:
  Gas Purchases and Other Costs of
     Sales..............................   1,724,671     2,540,928                      4,265,599
  Operations and Maintenance............     198,274       111,824     $  (4,800)(j)      305,298
  Depreciation and Amortization.........      55,994       149,599         2,045(n)       207,638
  Taxes, Other Than Income Taxes........      23,930        30,297                         54,227
                                          ----------    ----------     ---------       ----------
          Total Operating Costs and
            Expenses....................   2,002,869     2,832,648        (2,755)       4,832,762
                                          ----------    ----------     ---------       ----------
Operating Income........................     142,249       212,433         2,755          357,437
                                          ----------    ----------     ---------       ----------
Other Income and (Deductions):
  Interest Expense......................     (43,495)     (241,838)       16,056(o)      (255,740)
                                                                          13,537(p)
  Minority Interests....................      (8,706)           --                         (8,706)
  Other, Net............................      23,110        23,469       (13,507)(p)       51,188
                                                                            (726)(g)
                                                                             (63)(c)
                                                                         (13,703)(c)
                                                                           8,915(c)
                                                                          23,693(b)
                                          ----------    ----------     ---------       ----------
Total Other Income and (Deductions).....     (29,091)     (218,369)       34,202         (213,258)
                                          ----------    ----------     ---------       ----------
Income Before Income Taxes..............     113,158        (5,936)       36,957          144,179
Income Taxes............................      35,661        (1,426)       14,041(q)        48,276
                                          ----------    ----------     ---------       ----------
Net Income..............................      77,497        (4,510)       22,916           95,903
Less -- Preferred Stock Dividends.......         350            --                            350
                                          ----------    ----------     ---------       ----------
Earnings Available For Common Stock.....  $   77,147    $   (4,510)    $  22,916       $   95,553
                                          ----------    ----------     ---------       ----------
Diluted Earnings Per Common Share.......  $     2.45                                   $     2.17
Number of Shares Used in Computing
  Diluted Earnings Per Common Share.....      31,538                      12,500(b)        44,038
Dividends Per Common Share..............  $     1.09                                   $     1.09*

---------------
* Represents K N's historical dividends per common share

    See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS

     (a) Acquisition debt is calculated based on the following assumptions:

                                                              (THOUSANDS)
                                                              -----------
  Cash Consideration Paid at Closing........................  $2,103,974
  Transaction Costs.........................................      60,000
  Working Capital Adjustment (estimated)....................      25,000
Less:
  MidCon Cash Balance at December 31, 1997..................     (14,122)
                                                              ----------
          Total Acquisition Debt............................  $2,174,852
                                                              ==========

         The acquisition debt, shown as a current liability in the accompanying unaudited Pro Forma Condensed Balance Sheet, was refinanced with the net proceeds of the Prior Offerings. See Notes (b) and (g).

     (b) To record the Equity Offering and application of the net proceeds of $623.9 million to (i) reduce short-term borrowings under the Bank Facility utilized to effect the Acquisition and (ii) purchase U.S. government securities to replace a portion of the letters of credit that collateralize the Substitute Note.

     (c) To record the Offering and application of the net proceeds to purchase U.S. government securities to replace an additional portion of the letters of credit that collateralize the Substitute Note. Distributions on the Capital Securities issued in the Offering are assumed to be payable at an annual rate of 7.83%. The U.S. government securities are assumed to earn interest at 5.15%.

     (d) Gives pro forma effect to the January 1, 1998 dividend by MidCon to a subsidiary of Occidental Petroleum Corporation of MidCon's 49% interest in a limited partnership which owns MidCon Texas Pipeline Corp.

     (e) The following preliminary allocation of purchase price to assets acquired and liabilities assumed reflects the assumption that current assets and current liabilities are carried at historical amounts which approximate their fair market value. The fair market value of property, plant and equipment includes a gas plant acquisition adjustment of approximately $3.8 billion which represents the excess of the estimated fair market value of MidCon's interstate pipeline assets over their recorded historical cost for regulatory purposes, which will be amortized over 35 years (approximately the estimated remaining life of MidCon's interstate pipeline assets).

                                                              (THOUSANDS)
                                                              -----------
CALCULATION OF PURCHASE PRICE:
  Cash Consideration Paid at Closing........................  $2,103,974
  Substitute Note Payable to Occidental.....................   1,394,846
  Transaction Costs.........................................      60,000
  Working Capital Adjustment (estimated)....................      25,000
                                                              ----------
          Total.............................................  $3,583,820
                                                              ==========
PRELIMINARY ALLOCATION OF PURCHASE PRICE
  Cash and Cash Equivalents.................................  $   14,122
  Restricted Deposits.......................................      19,074
  Accounts Receivable.......................................     479,086

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                      FINANCIAL STATEMENTS -- (CONTINUED)

                                                              (THOUSANDS)
                                                              -----------
  Materials and Supplies....................................      16,938
  Gas in Underground Storage................................      33,730
  Other Prepaid Expenses....................................       7,774
  Gas Imbalances and Other..................................     104,849
  Investments...............................................      49,829
  Deferred Charges and Other Assets.........................      14,540
  Property, Plant and Equipment, Net(*).....................   5,307,554
  Accounts Payable..........................................    (316,756)
  Gas Imbalances and Other..................................    (266,109)
  Deferred Income Taxes(**).................................  (1,588,035)
  Other Non-Current Liabilities.............................    (185,445)
  Accrued Expenses..........................................    (100,000)
  Minority Interest in Unconsolidated Subsidiaries..........      (7,331)
                                                              ----------
          Total.............................................  $3,583,820
                                                              ==========

---------------
         (*) The fair market value assigned by K N, inclusive of the gas plant acquisition adjustment, is less than MidCon's historical book value (which included a gas plant acquisition adjustment of approximately $3.9 billion) by approximately $128.2 million.

        (**) The accumulated deferred income taxes associated with the assets being acquired and the liabilities being assumed (after K N's allocation of purchase price) are less than MidCon's historical accumulated deferred income taxes by approximately $46.2 million.

     (f) To eliminate the receivable and corresponding deferred taxes associated with deferred intercompany gains which were settled at closing.

     (g) To record the Debt Offerings and application of the net proceeds of $2,340.2 million to reduce short-term borrowings under the Bank Facility.

     (h) Reflects the utilization of additional borrowings under the Bank Facility to repay the borrowings outstanding under the 1997 Credit Agreement.

     (i) In accordance with the terms of the Agreement, K N issued the Substitute Note to Occidental for the total of the principal due on the ESOP Note plus interest accrued to date of closing, a total of $1,394.8 million, bearing interest at approximately 5.80% and maturing on January 4, 1999. K N collateralized the Substitute Note with letters of credit under the Bank Facility at the closing of the Acquisition, and subsequently purchased U.S. government securities with the proceeds of the Prior Offerings to replace a portion of the letters of credit used to collateralize the Substitute Note. It is K N's intention to purchase U.S. government securities with the proceeds of the Additional Offering and other funds as required to replace the L/C Facility.

     (j) Gives pro forma effect to the termination of MidCon's Employee Stock Ownership Plan instituted in November 1996, including cancellation of the related debt and removal of the associated administrative expenses.

     (k) Represents the elimination of the deferred net gain recorded in conjunction with MidCon's postretirement benefit plan.

     (l) Gives pro forma effect to the elimination of MidCon's long-term payable to Occidental recorded in conjunction with a November 30, 1996 dividend declaration of $1.6 billion.

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                      FINANCIAL STATEMENTS -- (CONTINUED)

     (m) Represents the elimination of the historical equity balances of MidCon.

     (n) The pro forma adjustment to depreciation and amortization consists of the following:

                                                              (THOUSANDS)
                                                              -----------
  Elimination of MidCon's historical depreciation and
     amortization...........................................   $(149,599)
  K N's recomputed depreciation and amortization, see Note
     (e)....................................................     151,644
                                                               ---------
          Total.............................................   $   2,045
                                                               =========

     (o) The pro forma adjustment to interest expense consists of the following:

                                                                  (THOUSANDS)
                                                                  -----------
      Elimination of MidCon's historical interest expense on its
         ESOP Note..............................................   $(110,500)
      Elimination of MidCon's historical interest expense on its
         $1.6 billion payable to Occidental.....................    (128,200)
      Interest Expense on the Debt Offerings at 6.78%, see Note
         (g)....................................................     159,330
      Interest Expense at 5.80% on the Substitute Note, see
         Note(i)................................................      80,873
      Interest savings associated with the repayment of $329.2
         million outstanding under the 1997 Credit Agreement....     (22,320)
      Fee for letter of credit at 0.625% used to collateralize
         the Substitute Note, see Note(i).......................       4,761
                                                                   ---------
              Total.............................................   $ (16,056)
                                                                   =========

     (p) To eliminate facility fees and interest income associated with MidCon's participation in a sale of receivables facility, which participation terminated concurrently with closing of the Acquisition.

     (q) Represents the tax effect at the effective rate (equal to (i) the statutory federal income tax rate plus (ii) the statutory state income tax rate, net of federal income tax benefit) for all pre-tax pro forma adjustments not representing permanent book/tax differences.

            SELECTED HISTORICAL FINANCIAL INFORMATION FOR K N ENERGY

     The following table sets forth selected financial data for K N for each of the five fiscal years in the period ended December 31, 1997. This data should be read in conjunction with the historical financial statements and related notes of K N incorporated by reference herein.

                                                                                  YEAR ENDED DECEMBER 31,
                                                               --------------------------------------------------------------
                                                                  1993         1994         1995         1996         1997
                                                               ----------   ----------   ----------   ----------   ----------
                                                                         (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Operating revenues
  Gathering, processing and marketing services..............   $  730,895   $  838,474   $  854,462   $1,191,292   $1,866,327
  Interstate transportation and storage services............       99,838       21,044       22,217       25,352       23,757
  Retail natural gas services...............................      212,905      220,431      227,282      223,838      255,034
  Gas and oil production....................................        5,321       11,328        7,437           --           --
                                                               ----------   ----------   ----------   ----------   ----------
        Total operating revenues............................    1,048,959    1,091,277    1,111,398    1,440,482    2,145,118
Operating costs and expenses................................      968,085    1,036,398      996,036    1,305,681    2,002,869
                                                               ----------   ----------   ----------   ----------   ----------
Operating income............................................       80,874       54,879      115,362      134,801      142,249
Other income and (deductions):
  Interest expense..........................................      (30,513)     (31,605)     (34,211)     (35,933)     (43,495)
  Minority interests........................................          292         (659)        (905)      (2,946)      (8,706)
  Other, net................................................       (1,185)       2,206        1,326        3,794       23,110
                                                               ----------   ----------   ----------   ----------   ----------
Income before income taxes..................................       49,468       24,821       81,572       99,716      113,158
Income taxes................................................       18,599        9,500       29,050       35,897       35,661
                                                               ----------   ----------   ----------   ----------   ----------
Net income..................................................       30,869       15,321       52,522       63,819       77,497
Preferred stock dividends...................................          853          630          492          398          350
                                                               ----------   ----------   ----------   ----------   ----------
Earnings available for common stock.........................   $   30,016   $   14,691   $   52,030   $   63,421   $   77,147
                                                               ==========   ==========   ==========   ==========   ==========
Number of shares used in computing diluted earnings per
  common share..............................................       27,424       28,044       28,360       29,624       31,538
Diluted earnings per common share...........................   $     1.09   $     0.52   $     1.83   $     2.14   $     2,45
Dividends per common share..................................         0.51         0.76         1.01         1.05         1.09
OTHER FINANCIAL DATA:
Net cash flows from operating activities....................   $   67,943   $   91,212   $  132,249   $   75,610   $   97,503
EBITDA(1)...................................................      124,625      106,704      165,674      186,861      212,647
Capital expenditures and acquisitions.......................      148,301      101,742      111,258      267,124      429,683
Depreciation, depletion and amortization....................       44,644       50,278       49,891       51,212       55,994
Ratio of earnings to fixed charges(2).......................         2.41x        1.69x        3.07x        3.21x        2.72x

                                                                                     AS OF DECEMBER 31,
                                                               --------------------------------------------------------------
                                                                  1993         1994         1995         1996         1997
                                                               ----------   ----------   ----------   ----------   ----------
                                                                                       (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents...................................   $   14,353   $   20,613   $   14,254   $   10,339   $   22,471
Current assets..............................................      312,856      279,314      306,799      461,694      576,530
Total assets................................................    1,169,275    1,172,384    1,257,457    1,629,720    2,305,805
Current liabilities.........................................      263,331      255,770      329,838      498,616      796,811
Long-term debt..............................................      335,190      334,644      315,564      423,676      553,816
K N-obligated mandatorily redeemable preferred capital trust securities of subsidiary trust holding solely debentures
  of K N....................................................           --           --           --           --      100,000
Minority interests in equity of subsidiaries................       13,775       13,231       14,277       26,333       47,303
Preferred stock.............................................        7,000        7,000        7,000        7,000        7,000
Common stockholders' equity.................................      391,462      393,686      426,760      519,794      606,132

                                                                      YEAR ENDED DECEMBER 31,
                                                               -------------------------------------
                                                               1993    1994    1995    1996    1997
                                                               -----   -----   -----   -----   -----
OPERATING DATA:
Interstate natural gas transportation volumes (Bcf).........     131     135     156     157     177
Gathering, processing and marketing services
  Gas sales volumes (Bcf)...................................     290     353     408     430     574
  Gathered volumes (Bcf)....................................     222     287     306     313     423
  Natural gas liquid sales (MM Gal).........................     241     375     388     470     717
Retail natural gas services
  Gas sales volumes (Bcf)...................................      42      41      39      35      39
  Transportation volumes (Bcf)..............................      15      19      27      33      35

                                                                    AS OF
                                                                DECEMBER 31,
                                                                    1997
                                                              -----------------
Miles of pipeline
  Interstate................................................        6,970
  Intrastate................................................        5,367
  Gathering and processing..................................        8,829
  Distribution(3)...........................................        8,724
Gas processing plants
  Number of plants..........................................           19
  Total processing capacity (MMcf per day)..................        1,695
Natural gas storage facilities
  Number of storage facilities..............................            7
  Total withdrawal capacity (Bcf per day)...................          0.8

---------------
(1) EBITDA represents net income plus income taxes, interest expense, depreciation, and amortization expense. EBITDA is not presented as an indicator of the Company's operating performance, an indicator of cash available for discretionary spending or as a measure of liquidity. EBITDA may not be comparable to other similarly titled measures of other companies.

(2) Respecting the computation of the ratio of earnings to fixed charges see "Ratios of Earnings to Fixed Charges" in the accompanying Prospectus.

(3) Including K N's Kansas natural gas distribution assets which were sold in March 1998.

              SELECTED HISTORICAL FINANCIAL INFORMATION FOR MIDCON

     The following table sets forth selected financial data for MidCon for each of the five fiscal years in the period ended December 31, 1997. This data should be read in conjunction with the historical financial statements and related notes of MidCon incorporated by reference herein.

                                                                                YEAR ENDED DECEMBER 31,
                                                             --------------------------------------------------------------
                                                                1993         1994         1995         1996         1997
                                                             ----------   ----------   ----------   ----------   ----------
                                                                       (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenues
  Gas sales, transportation, storage and other operating
    revenues...............................................  $2,403,185   $2,109,834   $2,038,444   $2,574,211   $3,045,081
  Interest and other income................................     261,598       24,486       11,686        1,187       13,115
  Earnings of pipeline ventures............................      10,760       13,100       18,155       12,716       11,799
                                                             ----------   ----------   ----------   ----------   ----------
        Total revenues.....................................   2,675,543    2,147,420    2,068,285    2,588,114    3,069,995
Costs and other deductions
  Cost of sales............................................   1,787,552    1,561,331    1,473,370    1,981,235    2,540,928
  Selling, general, administrative and other operating
    expenses...............................................     103,883      109,556      167,235      108,347      111,824
  Depreciation.............................................     274,551      191,672      193,112      177,511      149,599
  Taxes other than income taxes............................      45,470       45,585       42,357       46,226       30,297
  Interest expense.........................................       2,103        8,101       23,286       79,626      241,838
  Other....................................................       1,414        1,802        1,646        2,000        1,445
                                                             ----------   ----------   ----------   ----------   ----------
Income (loss) before income taxes..........................  $  460,570   $  229,373   $  167,279   $  193,169   $   (5,936)
                                                             ==========   ==========   ==========   ==========   ==========
OTHER FINANCIAL DATA:
Net cash provided by operating activities..................  $  306,205   $  454,383   $  167,305   $  267,073   $  175,320
EBITDA(1)..................................................     737,224      429,146      383,677      450,306      385,501
Capital expenditures.......................................      64,831       92,656      150,229      146,883       95,598
Depreciation...............................................     274,551      191,672      193,112      177,511      149,599

                                                                               AS OF DECEMBER 31,
                                                         --------------------------------------------------------------
                                                            1993         1994         1995         1996         1997
                                                         ----------   ----------   ----------   ----------   ----------
                                                                                 (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents..............................  $    4,600   $    8,098   $   10,414   $    4,258   $   14,122
Current assets.........................................     597,471      730,683      561,748    1,033,007      977,155
Total assets...........................................   7,276,792    7,330,820    7,095,494    6,652,362    6,527,668
Current liabilities....................................     581,902      533,622      513,620      961,614      898,015
ESOP debt..............................................          --           --           --    1,386,026    1,372,458
Long-term debt.........................................      83,462       32,802      874,899    1,632,696    1,600,000
Minority interests in equity of subsidiaries...........      12,985        5,870        5,349        8,076        7,331
Common stockholder's equity............................   4,228,001    4,372,210    3,328,038      692,641      736,471

                                                                     YEAR ENDED DECEMBER 31,
                                                              -------------------------------------
                                                              1993    1994    1995    1996    1997
                                                              -----   -----   -----   -----   -----
OPERATING DATA:
NGPL
  Transportation volumes (Bcf)..............................  1,408   1,318   1,318   1,284   1,095
MidCon Texas
  Sales volumes (Bcf).......................................    211     198     238     239     269
  Transportation volumes (Bcf)..............................    201     215     215     271     302
MidCon Gas Services
  Sales volumes (Bcf).......................................    211     351     410     460     561
MidCon Gas Products
  Natural gas liquids sales volumes (MM Gal)................    179     124     160     174     136

                                                                    AS OF
                                                                 DECEMBER 31,
                                                                     1997
                                                              ------------------
Miles of pipeline(2)
  Interstate................................................        10,527
  Intrastate................................................         2,617
  Offshore..................................................           695
  Gathering and processing..................................         1,980
Gas processing plants
  Number of plants..........................................             4
  Total processing capacity (MMcf per day)..................           750
Natural gas storage facilities
  Number of storage facilities..............................             9
  Total withdrawal capacity (Bcf per day)...................           4.4

---------------
(1) EBITDA represents net income plus income taxes, interest expense, depreciation, and amortization expense. EBITDA is not presented as an indicator of MidCon's operating performance, an indicator of cash available for discretionary spending or as a measure of liquidity. EBITDA may not be comparable to other similarly titled measures of other companies.

(2) Includes pipeline that is either owned or operated.

                              THE COMBINED COMPANY

     As a result of the Acquisition, K N Energy is one of the largest integrated natural gas companies in the United States. On a pro forma basis as of December 31, 1997, the Company owned and/or operated over 26,000 miles of interstate, intrastate and offshore natural gas transmission pipeline, approximately 10,000 miles of gathering pipeline, approximately 7,200 miles of local distribution pipeline (excluding K N's Kansas natural gas distribution assets which were sold in March 1998) and 16 storage facilities with storage capacity of more than 250 Bcf of working gas. On a pro forma basis, the Company is also one of the largest transporters and marketers of natural gas in the United States with average sales volumes of approximately 3.7 Bcf of natural gas per day and average transportation volumes of approximately 5.2 Bcf of natural gas per day. On a pro forma basis as of December 31, 1997, the Company had $9.0 billion in assets, and pro forma for the year ended December 31, 1997, the Company had operating revenues of $5.2 billion, operating income of $357.4 million and net income of $95.9 million.

     In addition to significantly increasing the Company's size and scope of operations as well as its geographic presence, management believes the Acquisition also provides K N with a strong platform for future growth. On a pro forma basis, the Company now has pipeline assets in 16 states and access to several of the largest natural gas markets in the United States, including Chicago, Houston, Kansas City and Denver. In addition, the combined company has access to natural gas supplies in the major natural gas supply basins in the United States, including those in the Mid-Continent, West Texas, Rocky Mountain and Gulf Coast regions. As a result of the Acquisition, the Company is also one of the nation's largest owners and operators of natural gas storage assets in both supply and market areas. Management believes these assets are strategically located and will allow the Company to become a major supplier of storage service, particularly in the Chicago market. Management believes the Acquisition also significantly broadens the Company's retail presence in both the residential and small business market segments.

BUSINESS STRATEGY

     The Company's strategy is to enhance its assets and operations along all segments of the natural gas "value stream" by increasing access to supplies of natural gas for the Company's upstream gathering and processing facilities, delivering that supply through K N's midstream transmission pipelines and marketing that supply to a broad range of downstream end users, including utility, residential, commercial, agricultural and industrial customers. The Company believes that it has developed several competitive strengths that will enable it to continue to successfully implement this strategy, including: (i) extensive natural gas infrastructure from the wellhead to the burner tip, (ii) access to natural gas supplies in several of the largest domestic natural gas producing areas, (iii) access to natural gas markets in some of the largest natural gas consuming areas in the Midwest, Texas and the Rocky Mountains, (iv) a management team which combines an entrepreneurial spirit with significant experience in the natural gas industry, (v) a strong track record of quickly and successfully integrating acquisitions and (vi) a commitment to provide superior customer service. Management believes the Acquisition is consistent with the Company's strategy. The key elements of the Company's strategy include the following:

  Optimize operation of the Company's assets

     Over the past several years, K N has been able to generate significant value through the improved operation of its assets. With the Acquisition, the Company has identified several opportunities for the optimization of operations through the integration and consolidation of MidCon's assets with those of K N. By connecting pipelines to proximate gathering facilities, relocating processing facilities and reconfiguring certain operations, the Company believes it can increase throughput, lower costs and thereby significantly improve operating results of these assets. Specifically, K N plans to integrate and consolidate its gathering, processing and intrastate pipelines in West Texas with MidCon's assets in the region. K N also plans to build an interconnect between the Amarillo Line of MidCon's NGPL pipeline and K N's Bushton natural gas processing plant. In addition, the Company believes that the combination of K N's supply area storage with MidCon's market area storage provides additional opportunities for the Company to arbitrage regional and seasonal natural gas price differentials.

  Aggressively pursue new markets

     K N will continue to pursue opportunities to gain additional market share along the MidCon and K N pipeline systems. K N is currently executing this strategy by expanding its marketing presence in the Denver metropolitan area through the proposed construction of the Front Runner Pipeline, and in Kansas City through the construction of an additional lateral pipeline. Both of these cities represent markets that the Company believes have been historically underserved by gas pipelines and that are easily reached through extensions of K N's current pipelines. The Company believes that, given MidCon's pipeline system and its low-cost position, the Acquisition also provides significant additional opportunities to continue to access new markets and significantly increases the Company's market share.

  Leverage regulated assets by developing complementary unregulated businesses

     K N seeks to build or acquire unregulated businesses that complement its core regulated assets. A key component of K N's growth has been its ability to evolve from a 99% regulated entity in 1990 to a 48% regulated entity at December 31, 1997, based on operating income. As an example of this strategy, K N has successfully taken advantage of several unregulated gathering, processing and marketing opportunities in the Rocky Mountains and Midwest in conjunction with the development and operation of its regulated Pony Express Pipeline. Management believes that MidCon's assets, which are largely regulated, present additional opportunities for K N to continue to pursue this strategy. For the year ended December 31, 1997, approximately 70% of the Company's pro forma operating income was derived from regulated assets, compared with approximately 48% for K N's historical business on a stand-alone basis. The Company's goal is to increase the operating income derived from unregulated assets to approximately 50% over time. The Company also believes it can improve the profitability of certain of MidCon's gathering assets through a spin-down of such assets from a regulated affiliate to unregulated affiliates. By transferring these assets to unregulated affiliates, the Company believes it will be able to increase operational flexibility, lower costs, and take advantage of opportunities to increase system throughput.

  Pursue strategic acquisitions, alliances, joint ventures and partnerships

     K N will continue to pursue acquisitions and strategic alliances that create new business opportunities and enhance its existing operations. The Company maintains a highly disciplined approach to acquisitions in order to identify investments that logically expand K N's business into contiguous markets, help increase economies of scale or provide opportunities to leverage regulated businesses by developing complementary unregulated businesses. The Company has established a number of strategic alliances, joint ventures and partnerships to reach its goals. For example, the Wildhorse gathering and marketing joint venture with TBI, pursuant to which TBI has dedicated all of its uncommitted Rocky Mountain gas production, has enhanced the Company's access to gas supply. The Company also formed a partnership to develop the TransColorado pipeline and provide increased market access for isolated Rocky Mountain gas. In 1997, the Company and PacifiCorp Holdings, Inc. formed EN-able, a joint venture to exploit retail opportunities presented by deregulation of the retail electric and gas utility industries. The Company believes that the Acquisition provides not only a significant platform from which to pursue additional complementary acquisitions, but also greatly enhances the value of K N as a potential partner.

  Maintain and enhance the Company's position as a low-cost provider

     The Company is a low-cost provider of natural gas gathering, processing and transportation services and is constantly seeking opportunities to further reduce costs without compromising safety or sacrificing customer service. Recent operational changes consistent with this strategy include re-routing gas from high cost plants into the more efficient Bushton complex and the exchange of underperforming assets in Texas for transmission assets needed to transport new gathering volumes and which enhanced the performance of other K N assets. NGPL is currently one of the lowest cost transporters of gas in the Mid-Continent region and, as a result, management believes that the Company is now in an even stronger position to preserve or increase market share than its higher-cost competitors, particularly in the event that additional gas comes into the Chicago market from Canada. In addition, the increased access to additional supply sources from MidCon's pipelines should support K N's low-cost position. The Company expects to realize annual operating and administrative savings beginning in 1998 due primarily to the consolidation of operations and activities that are duplicative with those of MidCon and improved utilization of assets.

 Expand the Company's retail presence

     In order to take advantage of the rapidly changing competitive landscape in the utility industry, the Company has developed value-added products and services to offer to customers beyond the traditional energy commodity. As part of this strategy, K N developed Simple Choice which offers consumers, through their local utilities, a bundled package of energy, communications and entertainment products serviced through one call and itemized on one bill. The Simple Choice package of services is marketed to other utilities through the Company's EN-able joint venture with PacifiCorp Holdings, Inc. By licensing Simple Choice to other gas, electric and water utilities, EN-able creates partnerships that allow utility partners to play a broader role in providing a range of products and services to the home, and allows EN-able to build a larger retail presence in the marketplace more quickly than it could on its own. EN-able also provides back-office support to its utility partners, including infrastructure support for customer care and billing functions and marketing channels.

                                K N ENERGY, INC.

OVERVIEW

     K N Energy is an integrated energy services provider with operations that include the gathering, processing, transportation and storage of natural gas and the marketing of natural gas and NGLs. The Company's operations are organized into three segments: (i) gathering, processing and marketing services (including intrastate transmission and storage in Texas), (ii) interstate transportation and storage, and (iii) retail natural gas services. As described further below, certain of the Company's operations are regulated by various federal and state entities. For the year ended December 31, 1997, approximately 48% of the Company's operating income was derived from regulated assets.

GATHERING, PROCESSING AND MARKETING SERVICES

     The Company provides natural gas gathering, processing, storage, transportation, marketing, field services and supply services, to a variety of customers. Within this business segment, the Company owns and operates approximately 12,900 miles of pipeline in nine states and operates 19 gas processing plants in five states and natural gas storage facilities in West Texas and on the Gulf Coast. For the year ended December 31, 1997, this business segment accounted for approximately 52.3% of consolidated operating income.

     Revenues from the Company's gathering, processing, storage, transportation, marketing and supply activities are generated in four different ways. First, the Company performs a merchant function whereby the Company purchases gas at the wellhead, combines such gas with other supplies of gas, and markets the aggregated gas to consumers. Second, the Company gathers, transports and/or processes gas for producers or other third parties who retain title to the gas. Third, the Company processes gas into NGLs and markets NGLs. Fourth, the Company provides gas marketing and supply services, including certain storage services, to producers, various natural gas resellers and end users. The Company also arranges the purchase and transportation of producers' excess or uncommitted gas to end users, acts as shipper or agent for the end users, administers nominations and provides balancing assistance when needed.

     In conjunction with its merchant function, the Company engages in price risk management activities in the energy financial instruments market to hedge its price and basis risk exposure. The Company buys and sells gas and crude oil futures positions on the New York Mercantile Exchange and Kansas City Board of Trade and uses over-the-counter energy swaps and options for the purpose of reducing adverse price exposure to gas supply costs or specific market margins. Pursuant to its Board of Directors' approved guidelines, the Company engages in these activities only as a hedging mechanism against pre-existing or anticipated physical gas and condensate sales, gas purchases, system use, and storage in order to protect profit margins, and is prohibited from engaging in speculative trading.

  Gas Gathering and Processing

     The Company's gathering and processing subsidiaries operate pipeline systems in seven Mid-Continent and Rocky Mountains states. These subsidiaries perform various services for customers including, among others, gathering gas at the wellhead or other field aggregation points, transporting gas on an intrastate basis at negotiated rates, processing gas to extract NGLs, and marketing natural gas and NGLs.

     Based on average throughput, the Company's largest gathering operation is its Hugoton Basin system in Kansas which gathers approximately 530 MMcf per day, making K N the largest gatherer in this basin. The Hugoton Basin system interconnects with several gas processing plants in the area including K N's Bushton plant. The Company's Wattenberg System in northeastern Colorado, which includes gathering and transmission lines, has current throughput of approximately 150 MMcf per day. K N's West Texas System is located primarily in western Texas and the Texas Panhandle. This system, which includes gathering, intrastate transmission and storage pipelines, six gas processing plants, and one storage facility, has gathering throughput of approximately 140 MMcf per day. The Company also owns gathering facilities in the Powder River and Wind River Basins of Wyoming and the Piceance and Uinta Basins of western Colorado and eastern Utah with combined throughput of approximately 130 MMcf per day.

     In addition to the above systems, K N recently acquired two gathering systems in the Rocky Mountains which gather in aggregate approximately 460 MMcf per day. In December 1997, K N purchased an equity interest in the Red Cedar Gathering System in the San Juan Basin of New Mexico. The Red Cedar system gathers approximated 440 MMcf per day of natural gas and is connected to the Company's jointly-owned Coyote Gulch processing plant and to the TransColorado pipeline. Also in December 1997, K N acquired Interenergy Corporation, a closely held provider of natural gas services in the Rocky Mountain area. The Interenergy assets include pipelines which gather approximately 20 MMcf per day, a gas processing plant in Wyoming and an interest in a gas processing plant in North Dakota.

     In 1996, Wildhorse, a joint venture between K N and TBI, purchased gathering and processing assets of Williams Field Services in western Colorado and eastern Utah. The acquisition of these assets provided Wildhorse access to existing TBI production, to approximately 240,000 acres of undeveloped leasehold held by TBI in the Piceance Basin, and to undeveloped third-party acreage throughout the Piceance and Uinta basins. The assets acquired included approximately 950 miles of natural gas gathering lines, two processing plants, a carbon dioxide treatment plant and a dew point control plant. For the year ended December 31, 1997, these facilities processed and treated approximately 70 MMcf of natural gas per day.

     At December 31, 1997, the Company's gathering, processing and marketing segment operated 19 natural gas processing plants, including the Bushton complex, one of the largest NGLs extraction facilities in the United States. On a daily basis, these plants process approximately 1.4 Bcf of natural gas (and have capacity to process 1.7 Bcf of natural gas per day) and produce more than
2.4 million gallons of NGLs. NGLs are sold by the Company on a contractual basis to various NGL pipelines, end users and marketers at index-based prices.

  Marketing

     In 1997, the Company's natural gas marketing customers included local distribution companies, industrial, commercial and agricultural end users, electric utilities, Company affiliates, and other marketers located both on and off K N's pipeline systems. Natural gas is purchased by K N's gathering, processing and marketing business from various sources, including gas producers, gas processing plants and pipeline interconnections. For the year ended December 31, 1997, the Company's gathering, processing and marketing operations sold an average of approximately 1.6 Bcf of natural gas per day before intersegment eliminations.

     As is customary in the industry, most of the Company's gas purchase agreements are for periods of one year or less, and many are for periods of 60 days or less. Various agreements permit the purchaser or the supplier to renegotiate the purchase price or discontinue the purchase under certain circumstances. Purchase volume obligations under many of the agreements utilized by this business segment are generally "best efforts" and do not have traditional take-or-pay provisions. However, certain agreements require the Company to prepay for, or to receive, minimum quantities of natural gas.

     The Company owns a storage facility located in Gaines County, Texas, which had a working storage capacity of 16.4 Bcf of natural gas at December 31, 1997 and withdrawal capacity of 525 MMcf per day. This facility has traditionally been used to meet peak day requirements of the West Texas system. K N also has lease rights in the Stratton Ridge facility located in Brazoria County, Texas, including a peak day natural gas withdrawal capacity of 150 MMcf per day at December 31, 1997.

  K N Field Services

     K N Field Services, Inc. ("KNFS") provides field operations services to gas and oil industry customers who own production, gathering, processing and transportation assets. To the extent possible, KNFS uses the existing infrastructure and labor force employed in the Company's own systems to serve its clients. Among the services KNFS provides are well tending, site services, corrosion monitoring, compression operations and maintenance, safety training, gathering and pipeline operations and maintenance, measurement, pressure and flow monitoring, water hauling and line locating.

INTERSTATE TRANSPORTATION AND STORAGE SERVICES

     The Company's interstate pipeline system provides transportation and storage services to affiliates, third-party natural gas distribution utilities, and other shippers. For the year ended December 31, 1997, this business segment accounted for approximately 24.6% of consolidated operating income. As of December 31, 1997, the Company's interstate pipeline system consisted of approximately 6,900 miles of transmission lines and one storage field.

     The Company provides both firm and interruptible transportation and no-notice services to its customers. Under no-notice service, customers are able to meet their peak day requirements without making specific nominations as required by firm and interruptible transportation service tariffs. The local distribution companies and other shippers may release their unused firm transportation capacity rights to other shippers. It is the Company's experience that this released capacity has, to a large extent, replaced interruptible transportation on the Company's interstate pipeline system. Firm transportation customers pay a monthly reservation charge plus a commodity charge based on actual volumes transported. Interruptible transportation is billed on the basis of volumes shipped.

     In 1996, K N purchased a crude oil pipeline (renamed the Pony Express Pipeline) running from Lost Cabin in central Wyoming to Freeman, Missouri near Kansas City, and converted it to natural gas transport service. The line became operational in August 1997 and, under its current configuration, has a maximum capacity of 255 MMcf per day. The Pony Express Pipeline provides access to significant natural gas reserves principally from the Denver-Julesburg, Wind River and Powder River Basins and is a catalyst for the development of the market hub at Rockport, Colorado. As a complement to this pipeline, in November 1996 the Company acquired one 20-year contract and one 19-year contract to provide firm transportation capacity of 230 MMcf of natural gas per day to the Kansas City metropolitan area. This project reflects the Company's ongoing strategy to balance regulated pipeline projects with the corresponding potential for greater returns from other nonregulated business segments.

     The Company is a one-half joint venture partner in the TransColorado Gas Transmission Pipeline Co. ("TransColorado"). TransColorado's pipeline is expected to provide increased flexibility in accessing multiple natural gas basins in the Rocky Mountain region. Though only a portion of the pipeline is currently operational, when completed, the TransColorado Pipeline will extend 290 miles, from the Piceance Basin of Colorado to Blanco, New Mexico, and will have an initial capacity of 300 MMcf per day. The TransColorado Pipeline will operate as an interstate pipeline regulated by the FERC.

     The Company's interstate pipeline system provides storage services to its customers through its Huntsman Storage Field in Cheyenne County, Nebraska. The facility had a peak natural gas withdrawal capacity of 100 MMcf per day at December 31, 1997.

RETAIL NATURAL GAS SERVICES

     The Company provides retail natural gas services to residential, commercial, agricultural and industrial customers for space heating, crop irrigation, drying, and processing of agricultural products. The Company's EN-able joint venture also has a 24-hour Customer Service Center in Scottsbluff, Nebraska, which centralizes customer service calls, service start-up and billing calls, service dispatch and remittance operations for the three-state region. For the year ended December 31, 1997, this business segment accounted for approximately 23.1% of consolidated operating income.

  Regulated Retail Services

     The Company's retail natural gas business operated approximately 1,500 miles of intrastate natural gas transmission, gathering and storage facilities as of December 31, 1997. These intrastate pipeline systems serve industrial customers and much of the Company's retail natural gas business in Colorado and Wyoming. As of December 31, 1997, the Company's retail natural gas business served over 210,000 customers in Colorado, Nebraska and Wyoming through approximately 7,200 miles of distribution pipelines (excluding the Company's Kansas natural gas distribution assets which were sold in March 1998).

     The Company's underground storage facilities are used to provide natural gas for load balancing and peak system demand. Storage services for the Company's retail natural gas services segment are provided by three facilities owned in Wyoming, one facility in Colorado owned and operated by Wildhorse and a storage facility located in Nebraska and owned by the Company's interstate pipeline system. The peak day natural gas withdrawal capacity available for this segment at December 31, 1997 was 103 MMcf per day.

     The Company's retail operations in Nebraska, Wyoming and northeastern Colorado serve areas that are primarily rural and agriculturally based. In much of Nebraska, the winter heating load is balanced by irrigation requirements in summer months and grain drying in the fall. The economy in the western Colorado service territory continues to grow as a result of growth in mountain resort communities and development of retirement communities.

  Gas Purchases and Supply

     The Company's retail natural gas business relies on the Company's interstate pipeline system, the intrastate pipeline systems it operates, and third-party pipelines for transportation and storage services required to serve its markets. Its gas supply requirements are being met through a combination of purchases from wholly-owned marketing subsidiaries and third-party suppliers.

     The gas supply for the retail natural gas business segment comes primarily from basins in Kansas, Montana, Wyoming, Colorado, New Mexico and western Nebraska which include under-developed basins that represent significant proved reserves. The Company's gas supplies are strategically located with respect to existing and planned pipeline capacity, giving the Company access to gas for its retail customer base.

     Certain gas purchase contracts contain take-or-pay clauses which require that a certain purchase level be attained each contract year, or the Company must make a payment which is generally equal to the contract price multiplied by the deficient volume. All such payments are fully recoupable under the terms of the gas purchase contracts and the existing regulatory rules. To date, no buy-out or buy-down payments relating to take-or-pay contracts have been made by this business segment. See "-- Gathering, Processing and Marketing
Services -- Marketing."

  Unregulated Retail Services

     In September 1996, the Company, through its subsidiary K N Services, Inc. ("KNS"), began marketing its Simple Choice package of products and services. In addition to natural gas service, under Simple Choice, customers can order satellite TV, appliance protection, long-distance telephone service, wireless Internet access and other products and services with one call, paid for with one monthly payment, and backed by one service guarantee. Simple Choice was launched in Scottsbluff, Nebraska, where the Company also opened its first Simple Choice General Store.

     In early 1997, K N and PacifiCorp jointly formed EN-able to market the Simple Choice brand to K N's approximately 200,000 and PacifiCorp's approximately 1.5 million customers as well as to other utilities. EN-able is engaged in efforts to create Simple Choice partnerships and licensing agreements with other utilities. An integral part of the Simple Choice package is outsourced billing and customer service for third-party utilities. To enhance this capability, early in 1997 KNS and PacifiCorp's subsidiary, PacifiCorp Holdings, Inc., acquired Orcom Systems, Inc., the software development company that designed the billing system which supports the Simple Choice brand of products and services.

                                  MIDCON CORP.

OVERVIEW

     MidCon is engaged in the purchase, gathering, processing, transmission, storage and sale of natural gas to utilities, municipalities and industrial and commercial users. MidCon also purchases electricity from electric utilities, and other electric power producers and marketers and resells the electricity to wholesale and end-use customers.

     MidCon's operations are conducted through its principal subsidiaries: NGPL, which owns and operates a major interstate pipeline transmission system and related assets; MidCon Texas Pipeline Operator, Inc. ("MidCon Texas"), which operates an intrastate pipeline system in Texas; MidCon Gas Services Corp. ("MidCon Gas"), which purchases and sells natural gas and arranges for the transportation and storage of such gas; MidCon Power Services Corp. ("MidCon Power"), which purchases electricity from electric utilities and other electric power producers and marketers, resells electricity to wholesale customers and arranges for the transmission of such power; mc(2) Inc. ("mc(2)"), which markets natural gas and electricity at the retail level; and MidCon Gas Products Corp. ("MidCon Gas Products"), which gathers and processes natural gas. In addition, MidCon also has equity investments in several other natural gas pipelines.

INTERSTATE AND INTRASTATE TRANSPORTATION SERVICES

     MidCon's pipeline subsidiaries operate over 13,000 miles of natural gas pipelines which are strategically located in the center of the North American pipeline grid. This pipeline network provides access not only to the major supply areas in the Gulf of Mexico, the Gulf Coast, the Permian Basin, the Mid-Continent, the Rocky Mountains and Western Canada, but also to the major consuming markets in the Midwest and along the Gulf Coast.

  Transportation and Sales

     NGPL owns and operates over 10,000 miles of pipeline, consisting of two major interconnected transmission pipelines terminating in the Chicago metropolitan area. The system is powered by 61 compressor stations in mainline and storage service having an aggregate of approximately 1.0 million horsepower. NGPL's system has over 1,700 points of interconnection with 31 interstate pipelines, 24 intrastate pipelines and 54 LDCs and end-users, thereby providing significant flexibility in the receipt and delivery of gas. One pipeline -- known as the "Amarillo Line" -- originates in the West Texas and New Mexico producing areas and is comprised of approximately 5,200 miles of mainline and various small-diameter pipelines. The other pipeline -- known as the "Gulf Coast Line" -- originates in the Gulf Coast areas of Texas and Louisiana and consists of approximately 4,900 miles of mainline and various small-diameter pipelines. These two main pipelines are connected at points in Texas and Oklahoma by NGPL's 240-mile Amarillo/Gulf Coast ("A/G") pipeline. In addition, a 105-mile pipeline runs from the Arkoma Basin gas producing area of eastern Oklahoma to the A/G pipeline.

     MidCon Texas operates an intrastate pipeline system, located primarily in the Texas Gulf Coast area, which it leases from an Occidental affiliate under a 30-year lease which commenced on December 31, 1996. The system includes approximately 2,600 miles of pipelines, supply lines, sales laterals and related facilities and has 22 interconnects with other pipelines. A subsidiary of MidCon Gas owns a separate Texas intrastate pipeline system (the "Palo Duro System") that includes approximately 400 miles of pipeline and related facilities. The Palo Duro System is leased to a nonaffiliate.

     Pursuant to transportation agreements and FERC tariff provisions, NGPL offers both firm transportation service and interruptible transportation service. Under NGPL's tariff, firm transportation customers pay reservation charges each month, irrespective of volumes actually transported. Interruptible transportation customers pay a commodity charge based upon actual volumes transported. Reservation and commodity charges are both based upon geographical location, time of year and distance of the transportation service provided.

     NGPL's principal delivery market area encompasses the states of Illinois, Indiana and Iowa and portions of Wisconsin, Nebraska, Kansas, Missouri and Arkansas. NGPL is one of the largest transporters of natural gas to the Chicago market, and its cost of service is one of the lowest in the region. In 1997, NGPL delivered an average of 2.6 Bcf per day of natural gas, representing 60% of the total natural gas delivered to the Chicago metropolitan area during the same period. Given its strategic location at the center of the North American pipeline grid, Chicago is likely to continue to be a major natural gas trading hub for the rapidly growing demand markets in the Midwest and Northeast. Approximately 100% of NGPL's pipeline capacity to Chicago is committed under firm transportation services. As of November 1, 1997, approximately 22% of the total volume committed to be transported under NGPL's firm transportation contracts had remaining terms in excess of 3 years.

     In January 1997, NGPL and a subsidiary of NIPSCO Industries, Inc. ("NIPSCO") completed construction of a 100 MMcf per day pipeline interconnection in the Chicago metropolitan area between their respective pipeline systems, thus providing NGPL with additional access to markets east of Chicago.

     Unlike NGPL, MidCon Texas acts as a merchant provider of natural gas as well as a transporter. Texas is the largest producer of and the largest consuming market for natural gas in the United States. Principal customers of MidCon Texas include the electric and natural gas utilities that serve the Houston area and industrial customers located along the Houston Ship Channel and in the Beaumont/Port Arthur area. For 1997, MidCon Texas delivered an average of
1.6 Bcf per day of natural gas, representing approximately 16% of the total natural gas deliveries in Texas and about 35% of the total deliveries in the Houston market.

     Deliveries of gas by MidCon's pipelines include both volumes sold by the pipelines and their marketing affiliates and volumes owned by others which are transported. The following table sets forth the gas volumes sold to, or transported for, nonaffiliates by NGPL, MidCon Texas and MidCon Gas for each of the periods indicated:

                                                  YEAR ENDED DECEMBER 31,
                                              --------------------------------
                                              1994     1995     1996     1997
                                              -----    -----    -----    -----
                                                          (IN BCF)
NGPL
  Transportation............................  1,318    1,318    1,284    1,095
MidCon Texas
  Sales.....................................    198      238      239      269
  Transportation............................    215      215      271      302
MidCon Gas Services
  Sales.....................................    351      410      460      561

     Sales volumes shown in the foregoing table for MidCon Texas include sales deliveries by a marketing affiliate to nonaffiliates. The table does not include gas transported by NGPL for affiliates for sale to nonaffiliates of approximately 220 Bcf, 221 Bcf, 220 Bcf and 256 Bcf for the years ended December 31, 1994, 1995, 1996 and 1997, respectively. The table also does not show volumes of gas that have been auctioned by NGPL following the termination of its traditional gas sales service on December 1, 1993.

     NGPL also furnishes transportation service for others to and from many other locations on its pipeline system and, in recent years, has increased transportation deliveries to markets outside the Chicago metropolitan area. Competition for such service may be provided by one or more other pipelines, depending upon the nature of the transportation service required. Transportation rates, service options and available pipeline capacity and, in some cases, the availability of, and rates for, storage services are the key factors in determining NGPL's ability to compete for particular transportation business.

     In 1996, Trailblazer Pipeline Company ("Trailblazer"), a regulated natural gas transmission business funded by a general partnership in which a subsidiary of NGPL owns a one-third interest, signed 10-year agreements with six shippers for additional firm transportation service. To accommodate these additional service requirements, Trailblazer installed compression to increase pipeline capacity by approximately 104 MMcf per day. The new compression facilities went into service during the summer of 1997. Trailblazer's system runs from eastern Colorado to eastern Nebraska and transports gas produced in the Rocky Mountains. NGPL is the operator of the pipeline. Trailblazer moved approximately 200 Bcf of gas in 1997.

     Subsidiaries of MidCon also own interests in several regulated natural gas pipeline systems which are accounted for as equity investments. In the Gulf Coast area, these subsidiaries own 20% to 50% of three pipeline ventures that operate approximately 550 miles of pipeline in the Gulf of Mexico and NGPL owns interests, of varying percentages, in approximately 250 miles of jointly-owned supply laterals that also operate in the Gulf of Mexico. The joint ventures transport gas onshore from producers in the offshore Louisiana and Texas areas for various customers. Onshore, NGPL subsidiaries own interests of 18 and 33 1/3%, in Overthrust Pipeline Company and Trailblazer, respectively, that operate approximately 520 miles of pipelines in Wyoming, Colorado and Nebraska.

  Storage

     NGPL is one of the nation's largest storage operators with approximately 600 Bcf of total natural gas storage capacity, over 200 Bcf of working gas, and up to 4.4 Bcf per day of peak deliverability from its facilities which are strategically located near the markets MidCon services. NGPL owns and operates nine underground storage fields in four states to provide services to NGPL's customers and to support pipeline deliveries during the winter when demand for natural gas is higher.

     NGPL provides firm and interruptible gas storage service pursuant to storage agreements and FERC-approved tariffs. Firm storage customers pay a monthly demand charge irrespective of actual volumes stored. Interruptible storage customers pay a monthly commodity charge based upon actual volumes of gas stored.

     MidCon Texas also developed a salt dome storage facility located near Markham, Texas with a subsidiary of NIPSCO. The facility has two salt dome caverns and an estimated 8.3 Bcf of total capacity, 5.7 Bcf of working storage capacity and 500 MMcf per day of withdrawal capacity. The storage facility is leased by a partnership in which subsidiaries of MidCon and NIPSCO are equal partners. MidCon Texas has executed a 20-year sublease with the partnership under which it has rights to 50% of the facility's working gas capacity, 85% of its withdrawal capacity and approximately 70% of its injection capacity.

     These storage assets further complement the pipeline facilities and allow MidCon to optimize deliveries on its pipelines and meet peak delivery requirements in its principal markets.

GATHERING, PROCESSING AND MARKETING SERVICES

     MidCon, through its subsidiaries, is engaged in the gathering and processing of natural gas. These subsidiaries process natural gas in four facilities and own and operate four gathering systems located in Texas and New Mexico. During 1997, MidCon subsidiaries produced approximately 8.8 MBbls per day of natural gas liquids and gathered 160 MMcf per day of natural gas.

     MidCon Texas purchases its gas supplies from producers and, to a lesser extent, from other pipeline companies or their subsidiaries. MidCon Gas purchases gas supplies primarily from producers and other gas marketers. MidCon Gas maintains inventories of gas supplies in storage facilities of its affiliates and other pipeline companies. MidCon Gas uses futures contracts, options and swaps to hedge the impact of natural gas price fluctuations.

     MidCon Power was formed in 1995 to provide marketing services to the electric power industry and to prepare for anticipated opportunities as the electric power market begins to unbundle. MidCon Power began trading wholesale power in late 1995. In 1997, MidCon Power traded over 4.4 million megawatt hours.

RETAIL NATURAL GAS SERVICES

     MidCon formed mc(2) in February 1997 to extend its skills in marketing natural gas and electricity to retail customers including small industrial, commercial and, as regulation ultimately allows, residential end-users. These customer groups constitute over one-half of the natural gas and two-thirds of the electricity consumed in the United States annually and MidCon believes that substantial opportunities exist for selling natural gas supply products that are simple, reliable and cost-competitive. In providing energy services, mc(2) works in a coordinated effort with MidCon Gas and MidCon Power, with these two entities acting as exclusive energy providers to mc(2).

     In February 1997 mc(2) initiated its service in the market area surrounding Chicago, an area where MidCon has a strong competitive position, and the New York City metropolitan market, an area where unbundling efforts and utility tariffs provide opportunities for profit. Mc(2) currently serves over 10,000 commercial natural gas customers in Illinois, Pennsylvania, New York and New Jersey and has begun marketing in Ohio. Several thousand customers were added in August 1997 when mc(2) acquired certain assets of Norstar Energy Limited Partnership ("Norstar"). The former Norstar customers account for annual sales of about 8 Bcf of natural gas.

     In September 1997, mc(2) began offering electric service to commercial customers by participating in Pennsylvania's statewide pilot program, one of the first of its kind in the nation. The plan allows up to 5% of each customer class at each utility to self-nominate a supplier other than the local electric utility. By aggressively focusing on two key markets during a two-week nomination window, mc(2) signed up over 400 businesses served by three utilities in Pittsburgh and Philadelphia.

                                   REGULATION

FEDERAL AND STATE REGULATION

     Both the performance of interstate transportation and storage services by natural gas companies, including interstate pipeline companies, and the rates charged for such services, are regulated by the FERC under the Natural Gas Act, and, to a lesser extent, the Natural Gas Policy Act.

     Legislative and regulatory changes began in 1978 with the passage of the Natural Gas Policy Act, pursuant to which the process of deregulation of gas sold at the wellhead was commenced. The restructuring of the natural gas industry continued with the adoption of (i) Order 380 in 1984, which eliminated purchasers' minimum bill obligations to the pipelines, thus making gas purchased from third parties, particularly on the spot market, more economically attractive relative to gas purchased from pipelines and (ii) Order 436 in 1985, which provided that interstate transportation of gas under blanket or self-implementing authority must be provided on an open-access, non-discriminatory basis. After Order 436 was partially overturned in federal court, the FERC issued Order 500 in August 1987 as an interim rule intended to readopt the basic thrust of the regulations promulgated by Order 436. Order 500 was amended by Orders 500 A through L. The FERC's stated purpose in issuing Orders 436 and 500, as amended, was to create a more competitive environment in the natural gas marketplace. This purpose continued with Order 497, issued in June 1988, which set forth new standards and guidelines imposing certain constraints on the interaction of interstate pipelines and their marketing affiliates and imposing certain disclosure requirements regarding that interaction.

     Order 636, issued in April 1992, as amended, was a continuation of the FERC's efforts to improve the competitive structure of the pipeline industry and maximize the consumer benefits of a competitive structure of the pipeline industry and a competitive wellhead gas market. In Order 636, the FERC required interstate pipelines that perform open access transportation under blanket certificates to "unbundle" or separate their traditional merchant sales services from their transportation and storage services and to provide comparable transportation and storage services with respect to all gas supplies whether purchased from the pipeline or from other merchants such as marketers or producers. The pipelines must now separately state the applicable rates for each unbundled service (i.e., for the gas commodity, transportation and storage).

     Specifically, Order 636 contains the following procedures to increase competition in the industry: (i) requiring the unbundling of sales services from other services, meaning that only a separately identified merchant division of the pipeline could sell gas at points of entry into the pipeline system; (ii) permitting holders of firm capacity to release all or a part of their capacity for resale by the pipeline either to the highest bidder or, under short-term or maximum rate releases, to shippers in a prepackaged release, with revenues in both instances credited to the releasing shipper; (iii) allowing shippers to use other receipt points and delivery points on the system, subject to the rights of other shippers to use those points as their primary receipt and delivery points;
(iv) the issuance of blanket sales certificates to interstate pipelines for unbundled services; (v) the continuation of pregranted abandonment of previously committed pipeline sales and transportation services, subject to certain rights of first refusal, which should make unused pipeline capacity available to other shippers and clear the way for excess transportation services to be reallocated to the marketplace; (vi) requiring that firm and interruptible transportation services be provided by the pipelines to all parties on a comparable basis; and
(vii) generally requiring that pipelines derive transportation rates using a straight-fixed-variable rate method which places all fixed costs in a fixed reservation fee that is payable without regard to usage, as opposed to the previously used modified fixed-variable method that allocated a part of the pipelines' fixed costs to the usage fee. The FERC's stated position is that the straight-fixed-variable method promotes the goal of a competitive national gas market by increasing the cost of unnecessarily holding firm capacity rather than releasing it, and is consistent with its directive to unbundle the pipelines' traditional merchant sales services. Order 636 has been affirmed in all material respects upon judicial review and the Company's own FERC order approving its unbundling plan is final and not subject to any pending judicial review.

     NGPL has been a party to a number of contracts that required NGPL to purchase natural gas at prices in excess of the prevailing market price. As a result of Order 636 prohibiting interstate pipelines from using their gas transportation and storage facilities to market gas to sales customers, NGPL no longer had a sales market for the gas it is required to purchase under these contracts. Order 636 went into effect on NGPL's system on

December 1, 1993. NGPL has agreed to pay substantial transition costs to reform these contracts with gas suppliers. Under settlement agreements reached by NGPL and its former sales customers, NGPL recovered from those customers over a four year period beginning December 1, 1993, a significant amount of the gas supply realignment (GSR) costs. The FERC has also permitted NGPL to implement a tariff mechanism to recover additional portions of its GSR costs in rates charged to transportation customers that were not party to the settlements. In July 1996, a Federal appellate court remanded Order 636 to the FERC for further explanation of aspects of its decision regarding recovery of GSR costs by interstate pipelines. Because of the settlements and FERC orders authorizing NGPL's GSR cost recovery mechanism, the remand is not expected to have any significant impact on NGPL. The FERC has allowed GSR rates to go into effect on December 1, 1997, subject to refund, to recover any shortfall in recoveries of GSR costs allocated to interruptible transportation. However, the FERC rejected NGPL's filing for rehearing that NGPL be allowed to recoup a portion of any shortfall on title transfers and interruptible transportation to pooling points.

  Gathering, Processing and Marketing Services

     Under the Natural Gas Act, facilities used for and operations involving the production and gathering of natural gas are exempt from the FERC's jurisdiction, while facilities used for and operations involving interstate transmission are not exempt. However, the FERC's determination of what constitutes exempt gathering facilities as opposed to jurisdictional transmission facilities has evolved over time. Under current law, facilities which otherwise are classified as gathering may be subject to ancillary FERC rate and service jurisdiction when owned by an interstate pipeline company and used in connection with interstate transportation or jurisdictional sales.

     The FERC has historically distinguished between facilities owned by noninterstate pipeline companies, such as the Company's gathering facilities, on a fact-specific basis.

     The issue of state jurisdiction over gathering activities has previously been raised before the Colorado Public Utilities Commission, Kansas Corporation Commission, New Mexico Public Service Commission, Texas Railroad Commission and Wyoming Public Service Commission, as well as before state legislative bodies. The Company is closely monitoring developments in this area.

     As part of its corporate reorganization, the Company requested, was granted authority and in 1994 transferred substantially all of its gathering facilities to a wholly-owned subsidiary. The FERC determined that after the transfer the gathering facilities would be nonjurisdictional, but the FERC reserved the right to reassert jurisdiction if the Company was found to be operating the facilities in an anti-competitive manner or contrary to open access principles. The Company plans to transfer MidCon's gathering facilities to a wholly owned subsidiary in order to make such facilities nonjurisdictional. See "The Combined
Company -- Business Strategy."

     The operations of the Company's intrastate pipeline and marketing subsidiaries located primarily in Texas are affected by FERC rules and regulations issued pursuant to the Natural Gas Act and the Natural Gas Policy Act. Of particular importance are regulations which allow increased access to interstate transportation services, without the necessity of obtaining prior FERC authorization for each transaction. The most important element of the program is nondiscriminatory access, under which a regulated pipeline must agree, under certain conditions, to transport gas for any party requesting such service.

     The interstate gas marketing activities of the Company's various marketing and pipeline subsidiaries are conducted either as unregulated first sales or pursuant to blanket certificate authority granted by the FERC under the Natural Gas Act.

     Certain of the Company's (including MidCon Texas') intrastate pipeline services and assets are subject to regulation by the Texas Railroad Commission.

  Interstate Transportation and Storage Services

     Facilities for the transportation of natural gas in interstate commerce and for storage services in interstate commerce are subject to regulation by the FERC under the Natural Gas Act and the Natural Gas Policy Act. The acquisition of MidCon's interstate natural gas pipeline system results in a significant increase in the percentage of the Company's assets subject to regulation by the FERC. See "The Combined Company --

Business Strategy." The Company is also subject to the requirements of FERC Order Nos. 497, et seq. and 566, et. seq., the Marketing Affiliate Rules, which prohibit preferential treatment by an interstate pipeline of its marketing affiliates and govern in particular the provision of information by an interstate pipeline to its marketing affiliates.

     On December 1, 1992, NGPL filed with the FERC for a general rate increase to recover higher operating costs. The FERC permitted NGPL to put the new rates into effect on June 1, 1993, subject to refund. In November 1994, NGPL filed a proposed settlement of the rate case with the FERC. The settlement was approved by the FERC in January 1995. This settlement resulted in refunds being made to customers of approximately $128 million in 1995.

     On June 1, 1995, NGPL filed a general rate case with the FERC to establish new rates as well as new or revised services. The FERC permitted NGPL to place new rates into effect, subject to refund, on December 1, 1995. This date corresponded to the effective date of new transportation and storage agreements between NGPL and its principal local distribution customers. Major issues in the rate case included the terms and conditions of new services, throughput levels used in the design of rates, discounting adjustments, levels of depreciation rates and return on investment, and the levels used in the design of fuel rates. In May 1996, NGPL filed with the FERC an offer of settlement to resolve the remaining issues in the proceeding. On November 3, 1997, the FERC approved a settlement of this rate case substantially consistent with what NGPL proposed. This settlement of the rate case has had a favorable impact of approximately $9 million on operating margin for the ten months ended October 31, 1997. The FERC's order approving the settlement is final and not subject to rehearing or judicial review.

     In January 1997, Amoco Production Company and Amoco Energy Trading Corporation ("Amoco") filed a complaint against NGPL before the FERC contending that NGPL had improperly provided its affiliate, MidCon Gas, transportation service on preferential terms, seeking termination of currently effective contracts and the imposition of civil penalties. A subsequent FERC staff audit made proposed findings that NGPL has favored MidCon Gas, which NGPL has challenged. In July, Amoco and NGPL agreed to a settlement of this proceeding. Amoco filed to withdraw its complaint subject to the FERC's procedures. Several intervenors opposed the withdrawal of the complaint and NGPL filed an answer to that opposition. By orders issued January 16, 1998 (the "January Order"), the FERC ruled that NGPL had violated certain of the FERC's regulations regarding its business relationships with its affiliate, MidCon Gas. Relying upon its authority under the Natural Gas Policy Act, the FERC provided notice to NGPL that, in addition to other remedial action, it proposes to assess civil penalties of $8,840,000. Such orders also required NGPL to take certain other actions, including making a new tariff filing, and imposed certain restrictions on the sharing of employees by NGPL and MidCon Gas. The FERC is proposing to suspend one-half of the penalty provided that for two years following the date of the order NGPL does not violate specified sections of the FERC's regulations. The Company and other parties sought rehearing in February. The Company also made several filings in compliance with the January Order, including payment of the $4.42 million civil penalty. On March 26, 1998, the FERC issued an order denying all rehearing requests, including those of several parties which had argued for more onerous penalties or restrictions. The Company and others can seek judicial review of the FERC's order by filing an appeal with the U.S. Court of Appeals within 60 days. The Company does not believe the ultimate resolution of these issues will have a material adverse affect on its operations and results.

     In January 1998, K N Interstate Gas Transmission Co. ("KNI") filed a rate case requesting an increase in its rates which would result in additional annual revenues of $30.2 million. The FERC, by an order dated February 26, 1998, accepted the filing and suspended its effective date for the full five-month period permitted by the Natural Gas Act thus permitting the rates to go into effect subject to refund August 1, 1998. Various parties intervened in the proceedings. There will be additional proceedings before the FERC to resolve differences. As indicated under "Risk Factors -- Regulation; Pending Regulatory Proceedings," the Company will pursue a negotiated resolution of any differences but the Company cannot predict with certainty whether the regulatory proceedings will be resolved through a negotiated settlement or through administrative litigation. The Company's interstate pipeline business could be adversely affected by an unsatisfactory outcome.

  Retail Natural Gas Services

     Certain of the Company's intrastate pipelines, storage, distribution and/or retail sales in Colorado, Kansas, Texas and Wyoming are under the regulatory authority of each state's utility commission. In Nebraska, retail gas sales rates for residential and small commercial customers within a municipality are regulated by each municipality served.

     In certain of the incorporated communities in which the Company provides natural gas services at retail, the Company operates under franchises granted by the applicable municipal authorities. The duration of franchises varies. In unincorporated areas, the Company's natural gas utility services are not subject to municipal franchise. The Company has been issued various certificates of public convenience and necessity by the regulatory commissions in Colorado, Kansas and Wyoming authorizing it to provide natural gas utility services within certain incorporated and unincorporated areas of those states.

     Continuing regulatory change will provide energy consumers with increasing choices among their suppliers. The Company emerged as a leader in providing for customer choice by filing an application with the Wyoming Public Service Commission in 1995 to allow 10,500 residential and commercial customers to choose to purchase the gas from a qualified list of suppliers. The proposal provided that the Company would continue to provide all other utility services. In early 1996, the Wyoming Public Service Commission issued an order allowing the Company to bring competition to these 10,500 residential and commercial customers beginning in mid 1996. Choosing from a menu of three competing suppliers, approximately 80% of the Company's customers chose to remain with the Company. The experience gave the Company early and valuable experience in competing in an unbundled environment and led to the development of new products and services that add value to the natural gas commodity. The innovative program was one of the first in the nation that allowed essentially all customers the opportunity to exercise energy choice for natural gas. Similarly, the Company has made voluntary filings with municipal authorities in Nebraska to provide its retail customers with an opportunity to purchase gas from competing suppliers on an unregulated basis. The Company will continue to provide all other gas utility services. If municipal approvals are received, the program will be implemented in 1998.

ENVIRONMENTAL REGULATION

     The Company's operations and properties, including those of MidCon, are subject to extensive and evolving Federal, state and local laws and regulations governing the release or discharge of regulated materials into the environment or otherwise relating to environmental protection or human health and safety. Numerous governmental departments issue rules and regulations to implement and enforce such laws which are often difficult and costly to comply with and which carry substantial penalties for failure to comply. These laws and regulations can also impose liability for remedial costs on the owner or operator of properties or the generators of waste materials, regardless of fault. Moreover, the recent trends toward stricter standards in environmental legislation and regulation are likely to continue.

     In May 1997, the Nebraska Department of Environmental Quality ("NDEQ") issued a violation notice to K N Interstate Gas Transmission Company ("KNI") regarding historical Prevention of Significant Deterioration permitting issues related to certain engines at the Big Springs, Nebraska, facility. KNI is in the process of obtaining the proper permits at this time, and is also engaged in discussions with NDEQ regarding settlement of the violation notice and a $500,000 fine currently proposed by the NDEQ. The costs associated with this matter are not expected to have a material adverse effect on the Company's business, financial position or results of operations.

     In connection with the Acquisition of MidCon, Occidental indemnified the Company against certain liabilities, including litigation and the failure of MidCon to be in compliance with applicable laws, in each case which would have a material adverse effect on MidCon, for one year following the closing date. To the extent that an environmental liability of MidCon is not covered by Occidental's indemnity obligation or, to the extent that matters arise following the termination of Occidental's indemnification obligation, the Company will be responsible for MidCon's environmental liabilities. The Company does not expect that such costs will have a material adverse impact on its business, financial position or results of operations.

     Based on current information and taking into account reserves established for environmental matters, the Company does not believe that compliance with Federal, state and local environmental laws and regulations will have a material adverse effect on the Company's business, financial position or results of operations. In addition, the clean-up programs in which the Company is engaged are not expected to interrupt or diminish the Company's operational ability to gather or transport natural gas. However, there can be no assurances that future events, such as changes in existing laws, the promulgation of new laws, or the development of new facts or conditions will not cause the Company to incur significant costs. A discussion of the environmental matters involving K N Energy can be found in the Annual Report on Form 10-K for the year ended December 31, 1997. See "Incorporation of Certain Documents by Reference" in the accompanying Prospectus.

                             K N CAPITAL TRUST III

     The Trust is a statutory business trust created under Delaware law pursuant to (i) the Declaration of Trust, dated as of January 15, 1998, as amended and restated by the Amended and Restated Declaration of Trust to be dated as of
April   , 1998 (the "Declaration"), to be executed by K N Energy, as sponsor
(the "Sponsor"), the trustees of the Trust (the "K N Trustees") and the administrators of the Trust (the "Administrators") and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on January 15, 1998. Upon issuance of the Capital Securities, the purchasers thereof will own all of the Capital Securities. K N Energy will directly or indirectly acquire all of the Common Securities, which will have an aggregate liquidation amount equal to 3% of the total capital of K N Capital Trust III. K N Capital Trust III exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial ownership interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Subordinated Debentures and (iii) engaging in only those other activities necessary or incidental thereto.

     The Trust's business and affairs will be conducted by the K N Trustees and the Administrators, as set forth in the Declaration. Pursuant to the Declaration, the number of K N Trustees will initially be two. One K N Trustee will be a financial institution that maintains its principal place of business in the State of Delaware (the "Delaware Trustee"). The other K N Trustee (the "Institutional Trustee") will be a financial institution that is unaffiliated with K N Energy and will serve as institutional trustee under the Declaration and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act. Initially, Wilmington Trust Company, a Delaware banking corporation, will be the Institutional Trustee until removed or replaced by the holder of the Common Securities (or, if a Declaration Event of Default has occurred and is continuing, by the holders of a majority in liquidation amount of the Capital Securities). Wilmington Trust Company will act as trustee (the "Guarantee Trustee") under the Guarantee and as Debt Trustee (as defined herein) under the Indenture. Initially, Wilmington Trust Company will also act as Delaware Trustee. See "Description of the Capital Securities -- Voting Rights." The Administrators will be three individuals who are employees or officers of or affiliated with K N Energy and will act as administrators with respect to the Trust. The Administrators will be selected by the holders of a majority in liquidation amount of the Common Securities. The Administrators will have only those ministerial duties set forth in the Declaration with respect to accomplishing the purposes of the Trust and are not intended to be trustees or fiduciaries with respect to the Trust or the holders of Capital Securities.

     The Institutional Trustee will hold title to the Subordinated Debentures for the benefit of the holders of the Trust Securities, and the Institutional Trustee will have the power to exercise all rights, powers and privileges under the Indenture as the holder of the Subordinated Debentures. In addition, the Institutional Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Institutional Account") to hold all payments made in respect of the Subordinated Debentures for the benefit of the holders of the Trust Securities. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Institutional Account. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities. K N Energy, as the direct or indirect holder of all the Common Securities, will have the right to appoint, remove or replace any Administrator and to increase or decrease the number of Administrators. Holders of a majority in liquidation amount of Common Securities (or, if a Declaration Event of Default has occurred and is continuing, by the holders of a majority in liquidation amount of the Capital Securities) will have the right to replace the Institutional Trustee, provided that the successor Institutional Trustee shall be a corporation with trust powers organized under the laws of the United States or any State thereof with a combined capital and surplus of at least $50 million. Pursuant to the Indenture, K N Energy, as borrower, will pay all fees and expenses related to K N Capital Trust III and the offering of the Trust Securities. See "Description of the Subordinated Debentures -- Miscellaneous" and "-- Trust Costs and Expenses."

     The rights of the holders of the Capital Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration and the Delaware Business Trust Act (the "Trust Act"). The Declaration, the Indenture and the Guarantee also are qualified under and incorporate by reference the terms of the Trust Indenture Act.

                     DESCRIPTION OF THE CAPITAL SECURITIES

     The Capital Securities will be issued pursuant to the terms of the Declaration. The Declaration incorporates by reference terms of the Trust Indenture Act and is qualified under the Trust Indenture Act. The Institutional Trustee, Wilmington Trust Company, will act as indenture trustee for the Capital Securities under the Declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Capital Securities will include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. The following summary of the material terms and provisions of the Capital Securities is subject to, and qualified in its entirety by reference to, the Declaration, the Trust Act and the Trust Indenture Act.

GENERAL

     The Declaration authorizes the Administrators to issue, on behalf of the Trust, the Trust Securities, which represent undivided beneficial ownership interests in the assets of the Trust. All of the Common Securities will be owned, directly or indirectly, by K N Energy. The Common Securities rank pari passu, and payments will be made thereon on a pro rata basis, with the Capital Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payments of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Capital Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Institutional Trustee will hold the Subordinated Debentures purchased by the Trust for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Capital Securities or liquidation of the Trust out of money held by the Trust, are guaranteed by K N Energy to the extent described under "Description of the Guarantee." The Guarantee will be held by Wilmington Trust Company, the Guarantee Trustee, for the benefit of the holders of the Capital Securities. The Guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of Capital Securities is to vote to direct the Institutional Trustee to enforce the Institutional Trustee's rights under the Subordinated Debentures or, in certain limited circumstances, to take Direct Action. See "-- Declaration Events of Default."

DISTRIBUTIONS

     Distributions on the Capital Securities will be fixed at a rate per annum
of      % of the stated liquidation amount of $1,000 per Capital Security.
Distributions in arrears for more than one semi-annual period will accrue interest thereon at the distribution rate, compounded semi-annually (to the extent permitted by applicable law). The term "distribution" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

     Distributions on the Capital Securities will be cumulative, will accumulate from the first date that any Capital Securities are issued, and will be payable
semi-annually in arrears on        and        of each year, commencing        ,
1998, when, as and if available for payment. Distributions will be made by the Institutional Trustee, except as otherwise described below.

     So long as K N Energy shall not be in default in the payment of interest on the Subordinated Debentures, K N Energy has the right under the Indenture to defer payments of interest on the Subordinated Debentures by extending the interest payment period from time to time on the Subordinated Debentures, which, if exercised, would defer semi-annual distributions on the Capital Securities (though such distributions would continue to accumulate at the distribution rate, compounded semi-annually, since interest would continue to accrue on the Subordinated Debentures) during any such Extension Period. Such right to extend the interest payment period for the Subordinated Debentures is limited, in the case of any extension, to a period not exceeding 10 consecutive semi-annual periods and such period may not extend beyond the maturity of the Subordinated Debentures. In the event that K N Energy exercises this right, then (a) K N Energy shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of K N Energy Common Stock in connection with satisfaction by K N Energy or any of its subsidiaries of their respective obligations under any benefit plans for directors, officers, agents or employees or the Company's dividend reinvestment or director, officer, agent or employee stock purchase plans, (ii) as a result of a reclassification of K N Energy's capital stock or the exchange or conversion of one class or series of K N Energy's capital stock for another class or series of capital stock, (iii) the purchase of fractional interests in shares of K N Energy's capital stock pursuant to the conversion or exchange provisions of such K N Energy capital stock or the security being converted or exchanged for K N Energy capital stock, (iv) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, capital stock of the Company or (v) any declaration of a dividend in connection with the implementation or extension of a stockholders' rights plan, or the issuance of stock under any such plan (including the existing such plan) in the future, or the redemption or repurchase of any such rights pursuant thereto)), (b) K N Energy shall not make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem, any debt securities issued by K N Energy that rank pari passu with or junior to the Subordinated Debentures and (c) K N Energy shall not make any guarantee payments with respect to any guarantee by the Company of any securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in right of payment to the Subordinated Debentures. Prior to the termination of any such Extension Period, K N Energy may further extend the interest payment period; provided, that any such Extension Period, together with all such previous and further extensions, may not exceed 10 consecutive semi-annual periods or extend beyond the maturity of the Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, K N Energy may commence a new Extension Period, subject to the above requirements. See "Description of the Subordinated Debentures -- Option to Extend Interest Payment Period" and "-- Certain Covenants." If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to holders of record of the Capital Securities as they appear on the books and records of the Trust on the record date next following the termination of such deferral period.

     Distributions on the Capital Securities must be paid on the dates payable to the extent that the Trust has funds available for the payment of such distributions. The Trust's funds available for distribution to the holders of the Capital Securities will be limited to payments received from K N Energy on the Subordinated Debentures. Distributions on the Capital Securities will not be made to the extent that payments are not made in respect of the Subordinated Debentures. See "Description of the Subordinated Debentures." The payment of distributions out of monies held by the Trust is guaranteed by K N Energy to the extent set forth under "Description of the Guarantee."

     Distributions on the Capital Securities will be payable to the holders thereof as they appear on the books and records of the Trust on relevant record dates, which will be one Business Day prior to the relevant payment dates. Such distributions will be paid through the Institutional Trustee who will hold amounts received in respect of the Subordinated Debentures for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "-- Form, Denomination and Registration." In the event that the Capital Securities do not continue to remain in book-entry-only form, the record date for each distribution shall be 15 days prior to the relevant payment date. In the event that any date on which distributions are to be made on the Capital Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such record date. A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in New York, New York or Wilmington, Delaware are permitted or required by any applicable law to close.

REDEMPTION

     Upon the repayment in full at the Stated Maturity or prepayment in whole (or in part) of the Subordinated Debentures, the proceeds from such repayment or prepayment shall be applied by the Institutional Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' notice of a date of redemption (the "Redemption Date"), at the applicable Redemption Price, which shall be equal to (i) in the case of the repayment of the Subordinated Debentures at the Stated Maturity, the Maturity Redemption Price (equal to the principal of, and accrued interest on, the Subordinated Debentures), (ii) in the case of the optional prepayment of the Subordinated Debentures upon the occurrence and continuation of a Tax Event or an Investment Company Event, at the Optional Redemption Price (equal to the Optional Prepayment Price in respect of the Subordinated Debentures) (see "Description of the Subordinated Debentures -- Optional Prepayment"), and (iii) in the case of the optional prepayment of the Subordinated Debentures, the Optional Redemption Price.

     The Company will have the right to prepay the Subordinated Debentures in whole or in part from time to time at any time at the Optional Prepayment Price. See "Description of the Subordinated Debentures -- Optional Payment."

     "Like Amount" means (i) with respect to redemption of Trust Securities, Trust Securities having a liquidation amount equal to the principal amount of Subordinated Debentures to be paid in accordance with their terms and (ii) with respect to a distribution of Subordinated Debentures upon liquidation of the Trust, means Subordinated Debentures having a principal amount equal to the liquidation amount of the Trust Securities to the holder to whom such Subordinated Debentures are distributed.

REDEMPTION PROCEDURES FOR REDEMPTION BY THE TRUST

     In the event of any redemption in part, the Trust shall not be required to
(i) issue, register the transfer of or exchange any Capital Securities during a period beginning at the opening of business 15 days before any selection for redemption of Capital Securities and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Capital Securities to be so redeemed or (ii) register the transfer of or exchange any Capital Securities so selected for redemption, in whole or in part, except for the unredeemed portion of any Capital Securities being redeemed in part.

     If the Trust gives a notice of redemption in respect of Capital Securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, provided that K N Energy has paid to the Institutional Trustee a sufficient amount of cash in connection with the related redemption of the Subordinated Debentures, the Trust will irrevocably deposit with DTC funds sufficient to pay the amount payable on redemption of all book-entry certificates and will give DTC irrevocable instructions and authority to pay such amount in respect of Capital Securities represented by the Global Security and will irrevocably deposit with the paying agent for the Capital Securities funds sufficient to pay such amount in respect of any certificated Capital Securities and will give such paying agent irrevocable instructions and authority to pay such amount to the holders of certificated Capital Securities upon surrender of their certificates. If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the redemption date, distributions will cease to accumulate and all rights of holders of such Capital Securities so called for redemption will cease, except the right of the holders of such Capital Securities to receive the Redemption Price plus accumulated and unpaid distributions on the Capital Securities to be redeemed, but without interest on such Redemption Price. In the event that any date fixed for redemption of Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Capital Securities is improperly withheld or refused and not paid either by the Trust, or by K N Energy pursuant to the Guarantee, distributions on such Capital Securities will continue to accumulate at the then applicable rate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

     In the event that fewer than all of the outstanding Capital Securities are to be redeemed, the Capital Securities will be redeemed pro rata and pro rata with the Common Securities (except that if a Declaration Event of Default shall have occurred and be continuing, the Capital Securities will have priority over the Common Securities).

     Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), K N Energy or its subsidiaries may at any time, and from time to time, purchase outstanding Capital Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     The Company will have the right to dissolve the Trust at any time and, after satisfaction of liabilities to creditors of the Trust as required by applicable law, cause the Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is subject to the Company having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities for United States federal income tax purposes.

     Under current United States federal income tax law and interpretations and assuming, as expected, the Trust is treated as a grantor trust, a distribution of the Subordinated Debentures would not be a taxable event to holders of the Capital Securities. However, if a Tax Event were to occur that would cause the Trust to be subject to United States federal income tax with respect to income received or accrued on the Subordinated Debentures, a distribution of the Subordinated Debentures by the Trust could be a taxable event to the Trust and the holders of Capital Securities, in which event the Trust would not be permitted to distribute the Subordinated Debentures but the Company could, at its option, redeem the Subordinated Debentures and distribute the resulting cash in liquidation of the Trust. See "United States Federal Income Tax
Consequences -- Distribution of Subordinated Debentures or Cash upon Liquidation of the Trust."

     The Trust shall automatically dissolve upon the first to occur of: (i) certain events of bankruptcy or a receivership of the Company, (ii) dissolution or liquidation of the Company, (iii) distribution of a Like Amount of Subordinated Debentures to the holders of the Trust Securities following the exercise of the Company's option to give written direction to the Institutional Trustee to dissolve the trust, subject to the requirement that the Company receive an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities for United States federal income tax purposes, (iv) redemption of all of the Trust Securities as described above under "-- Redemption," (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction and (vi) the expiration of the term
of the Trust on             , 2028.

     If dissolution occurs as described in clause (i), (ii), (iii) or (v) above, the Trust shall be liquidated by the K N Trustees as expeditiously as the K N Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities a Like Amount of the Subordinated Debentures, unless such distribution is determined by the Institutional Trustee not to be practicable, in which event such holders will be entitled to receive out of the liquidation of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the liquidation amount of the Trust Securities plus accumulated and unpaid distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Trust Securities shall be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive Liquidation Distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if a Declaration Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. See "-- Declaration Events of Default."

     If the Company elects not to prepay the Subordinated Debentures prior to the Stated Maturity and if there is no early dissolution of the Trust, the Capital Securities will remain outstanding until the repayment of the Subordinated Debentures at the Stated Maturity.

     After any liquidation date is fixed for any distribution of Subordinated Debentures to holders of the Trust Securities (i) the Trust Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the record holder of the Capital Securities, will receive a registered global certificate or certificates representing the Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Capital Securities not held by DTC or its nominee will be deemed to represent Subordinated Debentures having a principal amount equal to the liquidation amount of such Capital Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on such Capital Securities until such certificates are presented to the Administrators or their agent for cancellations whereupon the Company will issue to such holders, and the Debenture Trustee will authenticate, certificates representing such Subordinated Debentures.

     There can be no assurance as to the market prices for the Capital Securities or the Subordinated Debentures that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Capital Securities, or the Subordinated Debentures that the investor may receive on liquidation of the Trust, may trade at a discount to the price that the investor initially paid to purchase the Capital Securities.

DECLARATION EVENTS OF DEFAULT

     An event of default under the Indenture (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"); provided, that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Capital Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Capital Securities have been so cured, waived or otherwise eliminated, the Institutional Trustee will be acting solely on behalf of the holders of the Capital Securities and only the holders of the Capital Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration, and therefore the Indenture.

     If the Institutional Trustee fails to enforce its rights under the Subordinated Debentures, any holder of Capital Securities may institute a Direct Action. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of K N Energy to pay interest or principal on the Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Capital Securities may institute a Direct Action for payment on or after the respective due date specified in the Subordinated Debentures. In connection with such Direct Action, K N Energy will be subrogated to the rights of such holders of Capital Securities under the Declaration to the extent of any payment made by K N Energy to such holder of Capital Securities in such Direct Action. The holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debentures.

     Upon the occurrence of a Declaration Event of Default, the Institutional Trustee as the sole holder of the Subordinated Debentures will have the right under the Indenture to declare the principal of and accrued and unpaid interest on the Subordinated Debentures to be immediately due and payable. K N Energy and the Trust are each required to file annually with the Institutional Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

VOTING RIGHTS

     Except as described herein, under the Trust Act and under the Trust Indenture Act, and as otherwise required by law and the Declaration, the holders of the Capital Securities will have no voting rights.

     Subject to the requirement of the Institutional Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of the next paragraph, the holders of a majority in aggregate liquidation amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee, as holder of the Subordinated Debentures, to
(i) exercise the remedies available under the Indenture with respect to the Subordinated Debentures, (ii) waive any past Indenture Event of Default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Subordinated Debentures where such consent shall be required; provided, that if an Indenture Event of Default has occurred and is continuing, the holders of 25% of the aggregate liquidation amount of the Capital Securities may direct the Institutional Trustee to declare the principal of and interest on the Subordinated Debentures immediately due and payable; provided, further, that, where a consent or action under the Indenture would require the consent or action of holders of more than a majority in principal amount of the Subordinated Debentures (a "Super-Majority") affected thereby, only the holders of at least such Super-Majority in aggregate liquidation amount of the Capital Securities may direct the Institutional Trustee to give such consent or take such action. The Institutional Trustee shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities.

     The Institutional Trustee shall notify all holders of the Capital Securities of any notice of default received from the Debt Trustee with respect to the Subordinated Debentures. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Institutional Trustee shall not take any of the actions described in clauses (i), (ii), (iii) or (iv) above unless the Institutional Trustee has obtained an opinion of independent tax counsel to the effect that, as a result of such action, the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes and each holder of Trust Securities will not fail to be treated as owning undivided beneficial interests in the Subordinated Debentures.

     In the event the consent of the Institutional Trustee, as the holder of the Subordinated Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Institutional Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, that where a consent under the Indenture would require the consent of a Super-Majority, the Institutional Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the Trust Securities that the relevant Super-Majority represents of the aggregate principal amount of the Subordinated Debentures outstanding. The Institutional Trustee shall be under no obligation to take any such action in accordance with the directions of the holders of the Trust Securities unless the Institutional Trustee has obtained an opinion of independent tax counsel experienced in such matters to the effect that for purposes of United States federal income tax the Trust will not be classified as other than a grantor trust and each holder of Trust Securities will not fail to be treated as owning undivided beneficial interests in the Subordinated Debentures.

     A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

     Any required approval or direction of holders of Capital Securities may be given at a separate meeting of holders of Capital Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Administrators will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Capital Securities. Each such notice will include a statement setting forth the following information; (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and
(iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel Capital Securities or distribute Subordinated Debentures in accordance with the Declaration.

     Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned at such time by K N Energy or any entity directly controlling or controlled by, or under direct or indirect common control with, K N Energy shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Capital Securities were not outstanding.

     The procedures by which holders of Capital Securities may exercise their voting rights are described below. See "-- Form, Denomination and Registration."

     Holders of the Capital Securities will have no rights to appoint or remove the Administrators, who may be appointed, removed or replaced solely by K N Energy as the indirect or direct holder of all of the Common Securities.

MODIFICATION OF THE DECLARATION

     The Declaration may be modified and amended if approved by the Administrators (and in certain circumstances the Institutional Trustee); provided, that, if any proposed amendment provides for, or the Administrators otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the liquidation, dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a least a majority in liquidation amount of the Trust Securities affected thereby; provided, further, that, if any amendment or proposal referred to in clause (i) above would adversely affect only the Capital Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Trust Securities.

     Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for purposes of United States federal income taxation as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Institutional Trustee or (iii) cause the Trust to be deemed an "investment company" that is required to be registered under the 1940 Act.

MERGERS, CONSOLIDATIONS OR AMALGAMATION OF THE TRUST

     The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body except as described below or otherwise described in "-- Liquidation Distribution Upon Dissolution." The Trust may, with the consent of the Administrators and without the consent of the holders of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State; provided, that (i) such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities rank with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) K N Energy expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee as the holder of the Subordinated Debentures, (iii) such merger, consolidation, amalgamation or replacement does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (iv) such merger, consolidation, amalgamation or replacement does not adversely affect the holders of the Trust Securities (including any Successor Securities) in any material respect, (v) such successor entity has a purpose substantially identical to that of the Trust, (vi) prior to such merger, consolidation, amalgamation or replacement, K N Energy has received an opinion of independent counsel to the Trust experienced in such matters to the effect that: (A) such merger, consolidation, amalgamation or replacement does not adversely affect the holders of the Trust Securities (including any Successor Securities) in any material respect,

(B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (C) following such merger, consolidation, amalgamation or replacement, the Trust (or such successor entity) will continue to be classified as a grantor trust for United States federal income tax purposes and (vii) K N Energy guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

NOTICES

     Notices to holders under the Declaration shall be given by first class mail to the address of each holder as it appears on the books and records of the Trust, provided that any notice of redemption required to be given to all holders shall also be given by release made to Reuters Economic Services and Bloomberg Business News.

FORM, DENOMINATION AND REGISTRATION

     The Capital Securities will be issued in fully registered form, without coupons, in denominations of $1,000 liquidation amount and any integral multiple thereof.

  Global Capital Security; Book-Entry Form

     The Capital Securities will initially be evidenced by one or more global Capital Securities (collectively, the "Global Security"), which will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co. ("Cede"), as DTC's nominee. Except as set forth below, the Global Security may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

     Holders of Capital Securities may hold their interests in the Global Security directly through DTC if such holders are participants in DTC, or indirectly through organizations that are participants in DTC ("Participants"). Transfers between Participants will be effected in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. The laws of some jurisdictions may require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in the Global Security to such persons may be limited.

     Holders of Capital Securities who are not Participants may beneficially own interests in the Global Security held by DTC only through Participants or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). So long as Cede, as the nominee of DTC, is the registered owner of the Global Security, Cede for all purposes will be considered the sole holder of the Global Security. Except as provided below, owners of beneficial interests in the Global Security will not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive registered form, and will not be considered the holders hereof.

     Distributions on the Global Security will be made to Cede, the nominee for DTC, as the registered owner of the Global Security by wire transfer of immediately available funds. None of K N Energy, the Trust or any K N Trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     K N Energy has been informed by DTC that DTC's practice is to credit Participant's accounts on the relevant payment date with payments in amounts proportionate to their respective beneficial interests in the Capital Securities represented by the Global Security as shown on the records of DTC (adjusted as necessary so that such payments are made with respect to whole Capital Securities only), unless DTC has reason to believe that it will not receive payment on such payment date. Payments by Participants to owners of beneficial interests in Capital Securities represented by the Global Security held through such Participants will be the responsibility of such Participants, as is now the case with securities held for the accounts of customers registered in "street name."

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a person having a beneficial interest in the Capital Securities represented by the Global Security to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest.

     None of K N Energy, the Trust or any K N Trustee (or any registrar or paying agent) will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations. DTC has advised K N Energy that it will take any action permitted to be taken by a holder of Capital Securities, only at the direction of one or more Participants to whose account with DTC interests in the Global Security are credited, and only in respect of the Capital Securities represented by the Global Security as to which such Participant or Participants has or have given such direction.

     DTC has advised K N Energy and the Trust as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes to the accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations such as the Underwriters. Certain of such Participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Participant, either directly or indirectly.

     Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time. Redemption notices shall be sent to Cede. If less than all of the Capital Securities are being redeemed, DTC will reduce the amount of the interest of each Participant in such Capital Securities in accordance with its procedures.

     Although voting with respect to the Capital Securities is limited, in those cases where a vote is required, neither DTC nor Cede will itself consent or vote with respect to Capital Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede's consenting or voting rights to those Participants to whose accounts the Capital Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). K N Energy and the Trust believe that the arrangements among DTC, the Participants and Indirect Participants, and beneficial owners will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a beneficial interest in the Trust.

     DTC may discontinue providing its services as securities depositary with respect to the Capital Securities at any time by giving reasonable notice to the Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, certificates for the Capital Securities are required to be printed and delivered in denominations of $1,000 and any integral multiple thereof. Additionally, the Administrators (with the consent of K N Energy) may decide to discontinue use of the system of book-entry transfers through DTC (or any successor depositary) with respect to the Capital Securities. In that event, certificates for the Capital Securities will be printed and delivered in denominations of $1,000 and any integral multiple thereof.

     The information set forth above concerning DTC and DTC's book-entry system has been obtained from sources that K N Energy and the Trust believe to be reliable, but neither K N Energy nor the Trust takes responsibility for the accuracy thereof.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

     The Institutional Trustee, prior to the occurrence of a default with respect to the Trust Securities and after the curing of any defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Capital Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. The holders of Capital Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Institutional Trustee to take any action it is empowered to take under the Declaration following a Declaration Event of Default. The Institutional Trustee also serves as trustee under the Guarantee and the Indenture.

  Paying Agent, Registrar and Transfer Agent

     The Institutional Trustee will act as Registrar, Transfer Agent and Paying Agent for the Capital Securities.

     Registration of transfers of Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or K N Energy may require) in respect of any tax or other government charges that may be imposed in relation to it.

     The Trust will not be required to register or cause to be registered the transfer of Capital Securities after such Capital Securities have been called for redemption.

GOVERNING LAW

     The Declaration and the Capital Securities will be governed by, and construed in accordance with, the laws of the State of Delaware.

MISCELLANEOUS

     The Administrators are authorized and directed to operate the Trust in such a way so that the Trust will not be required to register as an "investment company" under the 1940 Act or characterized as other than a grantor trust for United States federal income tax purposes. K N Energy is authorized and directed to conduct its affairs so that the Subordinated Debentures will be treated as indebtedness of K N Energy for United States federal income tax purposes. In this connection, K N Energy and the Administrators are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the articles of incorporation of K N Energy, that each of K N Energy and the Administrators determine in their discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Capital Securities or vary the terms thereof.

     Holders of the Capital Securities have no preemptive rights.

                          DESCRIPTION OF THE GUARANTEE

     Set forth below is a summary of information concerning the Guarantee, which will be executed and delivered by K N Energy for the benefit of the holders from time to time of Capital Securities. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Guarantee. The Guarantee incorporates by reference the terms of the Trust Indenture Act and is qualified under the Trust Indenture Act. Wilmington Trust Company, as the Guarantee Trustee, will hold the Guarantee for the benefit of the holders of the Capital Securities.

GENERAL

     Pursuant to and to the extent set forth in the Guarantee, K N Energy will agree to pay in full to the holders of the Capital Securities (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set off or counterclaim that the Trust may have or assert, the following payments (the "Guarantee Payments"), without duplication: (i) any accumulated and unpaid distributions that are required to be paid on the Capital Securities to the extent the Trust has funds available therefor, (ii) the Redemption Price, plus accumulated and unpaid distributions, with respect to any Capital Securities called for redemption by the Trust, to the extent the Trust has funds available therefor and (iii) upon a voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Subordinated Debentures to the holders of Capital Securities or the redemption of all the Capital Securities), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid distributions on the Capital Securities to the date of payment to the extent the Trust has funds available therefor and (b) the amount of assets of the Trust remaining available for distribution to holders of Capital Securities upon the liquidation of the Trust. The holders of a majority in liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Capital Securities may directly institute a legal proceeding against K N Energy to enforce the obligations of K N Energy under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If K N Energy were to default on its obligation to pay amounts payable on the Subordinated Debentures, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Capital Securities or otherwise, and in such event holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, a holder of the Capital Securities would be required to rely on the enforcement (1) by the Institutional Trustee of its rights, as registered holder of the Subordinated Debentures, against K N Energy pursuant to the terms of the Subordinated Debentures or (2) by such holder of Capital Securities of its right against K N Energy to enforce payment on Subordinated Debentures. See "Description of the Subordinated Debentures." The Declaration provides that each holder of Capital Securities, by acceptance thereof, agrees to the provisions of the Guarantee, including the subordination provisions thereof, and the Indenture.

     The Guarantee will not apply to any payment of distributions or Redemption Price, or to payments upon the dissolution, winding-up or termination of the Trust, except to the extent the Trust shall have funds available therefor. If K N Energy does not make interest payments on the Subordinated Debentures, the Trust will not pay distributions on the Capital Securities and will not have funds available therefor. See "Risk Factors -- Risks Relating to the Capital Securities -- Limitations of the Guarantee" and "Description of the Subordinated Debentures." The Guarantee, when taken together with K N Energy's obligations under the Subordinated Debentures, the Indenture and the Declaration, including its obligations under the Indenture to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities) will provide a full and unconditional guarantee on a subordinated basis by K N Energy of payments due on the Capital Securities.

     K N Energy has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Trust with respect to the Common Securities (the "Common Securities Guarantee") to the same extent as the Guarantee, except that upon the occurrence and during the continuation of a Declaration Event of Default, holders of Capital Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF K N ENERGY

     In the Guarantee, K N Energy has covenanted that, so long as any Capital Securities remain outstanding, if (i) K N Energy has exercised its option to defer interest payments on the Subordinated Debentures by extending the interest payment period and such extension shall be continuing, (ii) K N Energy shall be in default with respect to its payment or other obligations under the Guarantee or (iii) there shall have occurred and be continuing any event that, with the giving of notice, would constitute a Declaration Event of Default, then K N Energy (a) shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of K N Energy Common Stock in connection with satisfaction by K N

Energy or any of its subsidiaries of their respective obligations under any benefit plans for directors, officers, agents or employees or the Company's dividend reinvestment or director, officer, agent or employee stock purchase plans, (ii) as a result of a reclassification of K N Energy's capital stock or the exchange or conversion of one class or series of K N Energy's capital stock for another class or series of capital stock, (iii) the purchase of fractional interests in shares of K N Energy's capital stock pursuant to the conversion or exchange provisions of such K N Energy capital stock or the security being convened or exchanged for K N Energy capital stock, (iv) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase, shares of capital stock of the Company or (v) any declaration of a dividend in connection with the implementation or extension of a stockholders' rights plan, or the issuance of stock under any such plan (including the existing such plan) in the future, or the redemption or repurchase of any such rights pursuant thereto)), (b) shall not make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem, any debt securities issued by K N Energy that rank pari passu with or junior to the Subordinated Debentures and (c) shall not make any guarantee payments with respect to any guarantee by the Company of any securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in right of payment to the Subordinated Debentures.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not materially adversely affect the rights of holders of Capital Securities (in which case no vote will be required) the Guarantee may be amended only with the prior approval of the holders of at least a majority in liquidation amount of all the outstanding Capital Securities. The manner of obtaining any such approval of holders of the Capital Securities will be as set forth under "Description of the Capital Securities -- Voting Rights." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of K N Energy and shall inure to the benefit of the holders of the Capital Securities then outstanding. Except in connection with any permitted merger or consolidation of K N Energy with or into another entity or any permitted sale, transfer or lease of K N Energy's assets to another entity as described under "Description of the Subordinated Debentures -- Certain Covenants," K N Energy may not assign its rights or delegate its obligations under the Guarantee without the prior approval of the holders of at least a majority in liquidation amount of the Capital Securities then outstanding.

TERMINATION OF THE GUARANTEE

     The Guarantee will terminate as to each holder of Capital Securities upon
(i) full payment of the Redemption Price with respect to all Capital Securities,
(ii) upon distribution of the Subordinated Debentures held by the Trust to the holders of the Capital Securities or (iii) upon dissolution of the Trust and will terminate completely upon full payment of the amounts payable in accordance with the Declaration.

EVENTS OF DEFAULT

     An event of default under the Guarantee will occur upon the failure of K N Energy to perform any of its payment or other obligations thereunder.

     The holders of a majority in liquidation amount of Capital Securities relating to the Guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Capital Securities. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Capital Securities relating to such Guarantee may institute a legal proceeding directly against K N Energy to enforce the Guarantee Trustee's rights under the Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if K N Energy has failed to make a guarantee payment, a holder of Capital Securities may directly institute a proceeding against K N Energy for enforcement of the Guarantee for such payment. K N Energy waives any right or remedy to require that any action be brought first against the Trust or any other person or entity before proceeding directly against K N Energy.

STATUS OF THE GUARANTEE

     The Guarantee will constitute an unsecured obligation of K N Energy and will rank pari passu with the 1997 Guarantee and any guarantee hereafter entered into by K N Energy in respect of any preferred or preference stock of any affiliate of K N Energy and subordinate and junior in right of payment to all present and future Senior Indebtedness of K N Energy to the same extent as the Subordinated Debentures. The terms of the Capital Securities provide that each holder of Capital Securities issued by the Trust by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee relating thereto.

     The Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

GOVERNING LAW

     The Guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

                   DESCRIPTION OF THE SUBORDINATED DEBENTURES

     Set forth below is a description of the specific terms of the Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to,
the Indenture, to be dated as of April      , 1998 (as supplemented by the First
Supplemental Indenture to be dated as of April   , 1998, the "Indenture"),
between K N Energy and Wilmington Trust Company, as Trustee (the "Debt Trustee"). Certain capitalized terms used herein are defined in the Indenture. The Indenture has been qualified under the Trust Indenture Act.

GENERAL

     The Subordinated Debentures will be issued as unsecured debt under the Indenture. The Subordinated Debentures will be limited in aggregate principal amount to $180,500,000, such amount being the sum of the aggregate liquidation amount of the Capital Securities and the capital contributed by K N Energy in exchange for the Common Securities (the "K N Energy Payment").

     The Subordinated Debentures are not subject to a sinking fund provision. The entire principal amount of the Subordinated Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon
including compound interest, if any, on                          , 2028.

     If Subordinated Debentures are distributed to holders of Capital Securities in liquidation of such holders' interests in the Trust, such Subordinated Debentures will initially be issued in the same form as the Capital Securities that such Subordinated Debentures replace. Under certain limited circumstances, Subordinated Debentures may be issued in certificated form in exchange for the Global Security. See "-- Book-Entry and Settlement." In the event that Subordinated Debentures are issued in certificated form, such Subordinated Debentures will be in denominations of $1,000 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Subordinated Debentures represented by the Global Security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a paying agent for the Subordinated Debentures. With respect to Subordinated Debentures issued in certificated form, principal and interest will be payable, the transfer of the Subordinated Debentures will be registrable and Subordinated Debentures will be exchangeable for Subordinated Debentures of other denominations of a like aggregate principal amount at the corporate trust office of the Institutional Trustee at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19801; provided, that payment of interest may be made at the option of K N Energy by check mailed to the address of the holder entitled thereto or by wire transfer to an account appropriately designated by the holder entitled thereto. Notwithstanding the foregoing, so long as the holder of any Subordinated Debenture is the Institutional Trustee, the payment of principal and interest on such Subordinated Debenture will be made at such place and to such account as may be designated by the Institutional Trustee.

     The Indenture does not contain provisions that afford holders of the Subordinated Debentures protection in the event of a highly leveraged transaction involving K N Energy that would adversely affect such holders.

INTEREST

     Each Subordinated Debenture shall bear interest at the rate of   % per
annum from the first date of original issuance, payable semi-annually in arrears
on        and        of each year (each an "Interest Payment Date"), commencing
       , 1998 to the person in whose name such Subordinated Debenture is registered, subject to certain exceptions, on the Business Day next preceding such Interest Payment Date. At any time when Subordinated Debentures are not held solely in book-entry form, the record date for each Interest Payment Date shall be 15 days prior to such Interest Payment Date.

     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full semi-annual period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     So long as K N Energy shall not be in default in the payment of interest on the Subordinated Debentures, K N Energy shall have the right at any time, and from time to time, during the term of the Subordinated Debentures to defer payments of interest by extending the interest payment period for a period not exceeding 10 consecutive semi-annual periods, not to extend beyond the maturity of the Subordinated Debentures, at the end of which Extension Period, K N Energy shall pay all interest then accrued and unpaid together with interest thereon compounded semi-annually ("Additional Interest") at the rate specified for the Subordinated Debentures to the extent permitted by applicable law; provided, that during any such Extension Period, (a) K N Energy shall not declare or pay dividends on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock (other than (i) purchases or acquisitions of shares of K N Energy Common Stock in connection with satisfaction by K N Energy or any of its subsidiaries of their respective obligations under any benefit plans for directors, officers, agents or employees or the Company's dividend reinvestment or director, officer, agent or employee stock purchase plans, (ii) as a result of a reclassification of K N Energy's capital stock or the exchange or conversion of one class or series of K N Energy's capital stock for another class or series of capital stock, (iii) the purchase of fractional interests in shares of K N Energy's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged for K N Energy capital stock,
(iv) dividends or distributions in the form of shares of, or options, warrants or rights to subscribe for or purchase, shares of capital stock of the Company or (v) any declaration of a dividend in connection with the implementation or extension of a stockholders' rights plan, or the issuance of stock under any such plan (including the existing such plan) in the future, or the redemption or repurchase of any such rights pursuant thereto)), (b) K N Energy shall not make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem, any debt securities issued by K N Energy that rank pari passu with or junior to the

Subordinated Debentures and (c) K N shall not make any guarantee payments with respect to any guarantee by the Company of any securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in right of payment to the Subordinated Debentures. Prior to the termination of any such Extension Period, K N Energy may further extend the interest payment period; provided, that any such Extension Period, together with all such previous and further extensions, may not exceed 10 consecutive semi-annual periods or extend beyond the maturity of the Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, K N Energy may commence a new Extension Period, subject to the terms set forth in this section. No interest during an Extension Period, except at the end thereof, shall be due and payable. K N Energy has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debentures. If the Institutional Trustee shall be the sole holder of the Subordinated Debentures, K N Energy shall give the Administrators and the Institutional Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the next succeeding date distributions on the Capital Securities are payable or (ii) if applicable, the date the Administrators are required to give notice to any applicable self-regulatory organization or to holders of the Capital Securities of the record date or the date such distribution is payable.

TRUST COSTS AND EXPENSES

     In the Indenture the Company, as borrower, has agreed to pay all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust (including, but not limited to, all costs and expenses relating to the organization of the Trust, the fees and expenses of the K N Trustees and the Administrators and all costs and expenses relating to the operation of the Trust (other than with respect to the Trust Securities)) and to pay any and all taxes, duties, assessments or other governmental charges of whatever nature (other than United States federal withholding taxes) imposed by the United States or any other taxing authority, so that the net amounts received and retained by the Trust after paying any such debts, obligations, costs, expenses, taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust would have received had no such debts, obligations, costs, expenses, taxes, duties, assessments or other governmental charges been incurred by or imposed on the Trust. The foregoing obligations of the Company are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses, taxes, duties, assessments or other governmental charges are owed (each, a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company irrevocably waives any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against the Company. The Company shall execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.

SUBORDINATION

     The Indenture provides that the Subordinated Debentures are subordinated and junior in right of payment to all Senior Indebtedness of K N Energy and pari passu with the 1997 Subordinated Debentures. No payment of principal (including redemption payments, if any), premium, if any, or interest on the Subordinated Debentures may be made (i) if any Senior Indebtedness of K N Energy is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist or (ii) if the maturity of any Senior Indebtedness of K N Energy has been accelerated because of a default. In addition, in the event of the acceleration of the maturity of the Subordinated Debentures, holders of Senior Indebtedness are entitled to full payment of amounts due or to become due on such Senior Indebtedness before the holders of the Subordinated Debentures are entitled to receive any payment.

     Upon any distribution of assets of K N Energy to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Indebtedness of K N Energy must be paid in full before the holders of Subordinated Debentures are entitled to receive or retain any payment. Upon satisfaction of all claims of all Senior Indebtedness then outstanding, the rights of the holders of the Subordinated Debentures will be subrogated to the rights of the holders of Senior Indebtedness of K N Energy to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Subordinated Debentures are paid in full.

     The term "Senior Indebtedness" means, with respect to K N Energy, (i) the principal, premium, if any, and interest in respect of (A) indebtedness of such obligor for money borrowed under any credit agreements, notes, guarantees or similar documents and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by such obligor including, without limitation, all indebtedness and all obligations of the obligor to pay fees and other amounts, under the Bank Facility, and any refinancing of the Bank Facility in the bank credit market (including institutional participants therein), including interest accruing on or after a bankruptcy or similar event, whether or not an allowed claim therein, (ii) all capital lease obligations of such obligor, (iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business),
(iv) all obligations of such obligor for the reimbursement on any letter of credit, bankers' acceptance, security purchase facility or similar credit transaction, (v) all obligations of such obligor (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreements, oil or gas commodity hedge transactions or other similar instruments or agreements or foreign currency hedge, exchange, purchase or similar instruments or agreements,
(vi) all obligations of the types referred to in clauses (i) through (v) above of other persons for the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise and (vii) all obligations of the types referred to in clauses (i) through (vi) above of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), whether outstanding on the date of the Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by such obligor, except for (1) any such indebtedness that is by its terms expressly subordinated to or pari passu with the Subordinated Debentures and (2) any indebtedness between or among such obligor or its affiliates, including the 1997 Subordinated Debentures and the 1997 Guarantee and all other debt securities and guarantees in respect of those debt securities, issued to any trust, or a trustee of such trust, partnership or other entity affiliated with K N Energy that is a financing vehicle of K N Energy (a "financing entity") in connection with the issuance by such financing entity of preferred securities or other securities that rank pari passu with, or junior to, the Capital Securities. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any deferrals, renewals, extensions or refundings of, or amendments, modifications, supplements or waivers of any term of such Senior Indebtedness.

     There are no terms in the Capital Securities, the Subordinated Debentures, the Indenture or the Guarantee that limit K N Energy's ability to incur additional indebtedness, including Senior Indebtedness or to grant security interests to secure outstanding or new indebtedness.

CERTAIN COVENANTS

     In the Indenture, K N Energy has covenanted that, so long as any Subordinated Debentures are outstanding, if (i) there shall have occurred any event that would constitute an Event of Default, (ii) K N Energy shall be in default with respect to its payment of any obligations under the Guarantee or the Common Securities Guarantee, or (iii) K N Energy shall have given notice of its election to defer interest payments on the Subordinated Debentures by extending the interest payment period and such period, or any extension thereof, shall be continuing, then K N Energy (a) shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of K N Energy Common Stock in connection with satisfaction by K N Energy or any of its subsidiaries of their respective obligations under any benefit plans for directors, officers, agents or employees or the Company's dividend reinvestment or director, officer, agent or employee stock purchase plans, (ii) as a result of a reclassification of K N Energy's capital stock or the exchange or conversion of one class or series of K N Energy's capital stock for another class or series of capital stock, (iii) the purchase of fractional interests in shares of K N Energy's capital stock pursuant to the conversion or exchange provisions of K N Energy's capital stock or the security being converted or exchanged for K N Energy capital stock, (iv) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase, shares of capital stock of the Company or (v) any declaration of a dividend in connection with the implementation or extension of a stockholders' rights plan, or the issuance of stock under any such plan (including the existing such plan) in the future, or the redemption or repurchase of any such rights pursuant thereto)), (b) shall not make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem, any debt securities issued by K N Energy that rank pari passu with or junior to the Subordinated Debentures and (c) shall not make any guarantee payments with respect to any guarantee by the Company of any securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in right of payment to the Subordinated Debentures.

     K N Energy has covenanted (i) to directly or indirectly maintain 100% ownership of the Common Securities; provided, that any permitted successor of K N Energy under the Indenture may succeed to K N Energy's ownership of such Common Securities, (ii) to use its reasonable efforts to cause the Trust (x) to remain a statutory business trust, except in connection with the distribution of Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, (y) to continue to be classified as a grantor trust for United States federal income tax purposes and (z) to continue to qualify for an exemption from registration under the Investment Company Act of 1940, as amended and (iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Subordinated Debentures.

     K N Energy may not merge or consolidate or sell or convey all or substantially all of its assets unless the continuing corporation (if other than K N Energy) is a domestic corporation and assumes K N Energy's obligations on the Subordinated Debentures and under the Indenture, and unless after giving effect to such transaction K N Energy or such continuing corporation would not be in default under the Indenture.

OPTIONAL PREPAYMENT

     The Company may, at its option, prepay the Subordinated Debentures (i) if a Tax Event or Investment Company Event has occurred and is continuing, at any time within 90 days of the occurrence of such Tax Event or Investment Company Event, in whole, but not in part, or (ii) at any time in whole or in part. In each case the Subordinated Debentures will be prepaid at a prepayment price (the "Optional Prepayment Price") equal to the greater of (A) 100% of the principal amount of the Subordinated Debentures or (B) the sum, as determined by a Quotation Agent (as defined below), of the present value of (x) 100% of the principal amount of the Subordinated Debentures that would be payable on April
  , 2028 and (y) scheduled payments of interest from the prepayment date to
April   , 2028 (the "Remaining Life"), in each case discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued interest thereon to the date of prepayment.

     Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the prepayment date to each holder of Subordinated Debentures to be prepaid at its registered address. Unless the Company defaults in payment of the prepayment price, on and after the prepayment date interest ceases to accrue on such Subordinated Debentures called for prepayment.

     The proceeds of any such prepayment will be used by the Institutional Trustee to redeem a Like Amount of Trust Securities. See "Description of the Capital Securities -- Redemption."

     If the Trust becomes subject to any additional taxes, duties or other governmental charges (other than United States withholding taxes)as a result of a Tax Event, under the Indenture the Company, as borrower, will be responsible for such taxes, duties or charges. See "-- Trust Costs and Expenses."

     "Adjusted Treasury Rate" means, with respect to any date of prepayment, (A) in the case of a Tax Event or an Investment Company Event, the Treasury Rate,
plus (i)      % if such prepayment date occurs on or prior to March 15, 1999, and (ii) .50% thereafter, or (B) in the case of any other optional redemption,
the Treasury Rate plus      %.

     "Treasury Rate" means (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve Board and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date. The Treasury Rate shall be calculated on the third Business Day preceding the prepayment date.

     "Comparable Treasury Issue" means, with respect to any prepayment date, the United States Treasury security selected by the Quotation Agent has having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after the Remaining Life, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

     "Quotation Agent" means Morgan Stanley & Co. Incorporated and its successors.

     "Reference Treasury Dealer" means (i) Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc. and their respective successors; provided, however, that if either of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer and (ii) three other Primary Treasury Dealers selected by the Debt Trustee after consultation with the Company.

     "Comparable Treasury Price" means with respect to any prepayment date, (A) the average of five Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Debt Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Quotations.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Debt Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debt Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such prepayment date.

     "Tax Event" means the receipt by the Company and the Trust of an opinion of tax counsel, who shall not be an officer or employee of the Company or its affiliates, to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision authority thereof or therein, or as a result of any official administrative written decisions or pronouncement or judicial decision or action interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of this Prospectus Supplement, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion of counsel, subject to United States federal income tax with respect to income received or accrued on the Subordinated Debentures, (ii) interest payable by the Company on the Subordinated Debentures is not, or within 90 days of the date of such opinion of counsel, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion of counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     "Investment Company Event" means the receipt by the Company and the Trust of an opinion of counsel, who shall not be an officer or employee of the Company or its affiliates, to the effect that, as a result of the occurrence of a change in law or regulation or change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the Trust is or will be considered an investment company that is required to be registered under the Investment Company Act of 1940, as amended, which Change in 1940 Act Law becomes effective on or after the date of this Prospectus Supplement.

INDENTURE EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Event of Default" with respect to the Subordinated Debentures: (i) failure for 30 days to pay interest on the Subordinated Debentures, including any interest in respect thereof when due; provided that a valid extension of an interest payment period will not constitute a default in the payment of interest for this purpose; (ii) failure to pay principal of or premium, if any, on the Subordinated Debentures when due whether at maturity, upon redemption, by declaration or otherwise; provided that a valid extension of maturity will not constitute a default in the payment of principal or premium, if any, for this purpose; (iii) failure to observe or perform any other covenant contained in the Indenture for 90 days after notice to K N Energy by the Debt Trustee or by the holders of not less than 25% in aggregate outstanding principal amount of the Subordinated Debentures; (iv) the dissolution, winding up or termination of the Trust, except in connection with the distribution of Subordinated Debentures to the holders of Capital Securities in liquidation of the Trust upon the redemption of all outstanding Capital Securities or in connection with certain mergers, consolidations or amalgamations permitted by the Declaration; or (v) certain events in bankruptcy, insolvency or reorganization of K N Energy.

     If any of the Indenture Events of Default specified in clauses (i), (ii),
(iii) or (iv) above shall occur and be continuing, the Debt Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Subordinated Debentures may declare the principal of and interest on the Subordinated Debentures due and payable immediately and if any Indenture Event of Default specified in clause (v) above shall occur and be continuing, the principal amount of the outstanding Subordinated Debentures shall automatically become due and payable without any action on the part of the Debt Trustee or any Holder; provided, that, after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding Subordinated Debentures may, under certain circumstances, rescind and annul such acceleration if all Indenture Events of Default, other than the nonpayment of accelerated principal, have been cured or waived as provided in the Indenture.

     A default under any other indebtedness of K N Energy would not constitute an Indenture Event of Default under the Subordinated Debentures.

     Subject to the provisions of the Indenture relating to the duties of the Debt Trustee in case an Indenture Event of Default occurs and is continuing, the Debt Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of Subordinated Debentures, unless such holders shall have offered to the Debt Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Debt Trustee, the holders of a majority in aggregate principal amount of the outstanding Subordinated Debentures will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustee, or exercising any trust or power conferred on the Debt Trustee.

     No holder of any Subordinated Debenture will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Debt Trustee written notice of a continuing Indenture Event of Default and, if the Institutional Trustee is not the sole holder of Subordinated Debentures, unless the holders of at least 25% in aggregate principal amount of the outstanding Subordinated Debentures shall also have made written request, and offered reasonable indemnity, to the Debt Trustee to institute such proceeding as Debt Trustee, and the Debt Trustee shall have, within 60 days after its receipt of such notice, request an offer of indemnity, failed to institute such proceeding in its own name; provided, however, that the Debt Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Subordinated Debentures a direction inconsistent with such request. However, such limitations do not apply to a suit instituted by a holder of a Subordinated Debenture for enforcement of payment of the principal of or interest on such Subordinated Debenture on or after the respective due dates expressed in such Subordinated Debenture.

     An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Capital Securities in certain circumstances have the right to direct the Institutional Trustee to exercise its rights as the holder of the Subordinated Debentures. See "Description of the Capital
Securities -- Declaration Events of Default" and "-- Voting Rights." Notwithstanding the foregoing, if an Indenture Event of Default has occurred and is continuing and such event is attributable to the failure of K N Energy to pay interest or principal on the Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Capital Securities may institute a Direct Action for payment on or after the respective due date specified in the Subordinated Debentures of the principal or interest on the Subordinated Debentures having an aggregate principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder. Notwithstanding any payments made to such holder of Capital Securities by K N Energy in connection with a Direct Action, K N Energy shall remain obligated to pay the principal of or interest on the Subordinated Debentures held by the Trust or the Institutional Trustee of the Trust, and K N Energy, in its capacity as the holder of the Common Securities, or any successor holder, shall be subrogated to the rights of the holder of such Capital Securities to the extent of any payments made by K N Energy, in its capacity as issuer of the Subordinated Debentures, to such holder in any Direct Action. The holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debentures.

     The Indenture contains provisions permitting the holders of a majority in aggregate principal amount of the Subordinated Debentures, on behalf of all of the holders of the Subordinated Debentures, to waive any past default in the performance of any of the covenants contained in the Indenture, except a default in the payment of principal or interest on any of the Subordinated Debentures.

BOOK-ENTRY AND SETTLEMENT

     If distributed to holders of Capital Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust, the Subordinated Debentures will be issued in the same form as the Capital Securities that such Subordinated Debentures replace. Except under the limited circumstances described below, Subordinated Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Subordinated Debentures in definitive form. The Global Security may not be transferred except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to successor depositary or its nominee. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the Global Security.

     Except as provided below, owners of beneficial interests in the Global Security will not be entitled to receive physical delivery of Subordinated Debentures in definitive form and will not be considered the holders (as defined in the Indenture) thereof for any purpose under the Indenture, and the Global Security representing Subordinated Debentures shall not be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of DTC or its nominee or to a successor depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of DTC or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

     If Subordinated Debentures are distributed to holders of Capital Securities in liquidation of such holders' interests in the Trust and such Subordinated Debentures are represented by the Global Security, DTC will act as securities depositary for the Subordinated Debentures represented by such Global Security. For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Capital

Securities -- Form, Denomination and Registration -- Global Capital Security; Book-Entry Form." As of the date of this Prospectus Supplement, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Capital Securities apply in all material respects to any debt obligations represented by one or more global securities held by DTC. K N Energy may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for such global securities.

     None of K N Energy, the Trust, the Institutional Trustee, any paying agent and any other agent of K N Energy or the Debt Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security representing Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Global Security shall be exchangeable for Subordinated Debentures registered in the names of persons other than DTC or its nominee only if (i) DTC notifies K N Energy that it is unwilling or unable to continue as a depositary for the Global Security and no successor depositary shall have been appointed,
(ii) DTC, at any time, ceases to be a clearing agency registered under the Exchange Act when DTC is required to be so registered to act as such depositary and no successor depositary shall have been appointed, (iii) there shall have occurred and be continuing an Event of Default, or any event which after notice or lapse of time or both would be an Event of Default under the Indenture, or
(iv) K N Energy, in its sole discretion, determines that the Global Security shall be so exchangeable. If the Global Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for Subordinated Debentures registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in the Global Security.

CLASSIFICATION OF THE SUBORDINATED DEBENTURES

     K N Energy, the Trust and the holders of the Capital Securities (by the acceptance of a beneficial ownership interest in a Capital Security) have agreed to treat the Subordinated Debentures as indebtedness for all United States tax purposes and the Capital Securities as evidence of an indirect beneficial ownership interest in the Subordinated Debentures.

MODIFICATIONS AND AMENDMENTS OF THE INDENTURE

     The Indenture contains provisions permitting K N Energy and the Debt Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Subordinated Debentures, to modify the Indenture or the rights of the holders of Subordinated Debentures; provided, however, that no such modification may, without the consent of the holder of each outstanding Subordinated Debenture affected thereby, (i) extend the stated maturity of the Subordinated Debentures or reduce the principal amount thereof, or reduce the rate or extend the time for payment of interest thereon, or reduce any premium payable upon the redemption thereof, or adversely affect the subordination provisions of the Indenture, or (ii) reduce the percentage in aggregate principal amount of outstanding Subordinated Debentures, the holders of which are required to consent to any such supplemental indenture.

     In addition, K N Energy and the Debt Trustee may execute, without the consent of any holder of Subordinated Debentures, any supplemental indenture to cure any ambiguities, to comply with the Trust Indenture Act and for certain other customary purposes.

DEFEASANCE AND DISCHARGE

     The Indenture provides that the Company, at the Company's option: (a) will be discharged from any and all obligations in respect of the Subordinated Debentures (except for certain obligations to register the transfer or exchange of Subordinated Debentures, replace stolen, lost or mutilated Subordinated Debentures, maintain paying agencies and hold moneys for payment in trust) or
(b) need not comply with certain restrictive covenants of the Indenture, in each case if, among other things, the Company deposits, in trust with the Debt Trustee, money or U.S. government obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of, and interest and premium, if any, on the Subordinated Debentures on the dates such payments are due in accordance with the terms of such Subordinated Debentures and delivers to the Indenture Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the Subordinated Debentures to recognize income, gain or loss for United States federal income tax purposes.

INFORMATION CONCERNING THE DEBT TRUSTEE

     The Debt Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Debt Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. The Debt Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debt Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     The Indenture also contains limitations on the right of the Debt Trustee, as a creditor of K N Energy, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. In addition, the Debt Trustee may be deemed to have a conflicting interest and may be required to resign as Debt Trustee if at the time of a default under the Indenture it is a creditor of K N Energy. K N Energy may from time to time maintain deposit accounts and conduct its banking transactions with the Debt Trustee in the ordinary course of business.

GOVERNING LAW

     The Indenture and the Subordinated Debentures will be governed by, and construed in accordance with. the laws of the State of New York.

MISCELLANEOUS

     The Indenture provides that K N Energy, as borrower, will pay all fees and expenses related to (i) the offering of the Trust Securities and the Subordinated Debentures, (ii) the organization, maintenance and dissolution of the Trust, (iii) the retention of the K N Trustees and Administrators and (iv) the enforcement by the Institutional Trustee of the rights of the holders of the Capital Securities.

                   RELATIONSHIP AMONG THE CAPITAL SECURITIES,
                 THE SUBORDINATED DEBENTURES AND THE GUARANTEE

     As set forth in the Declaration, the sole purpose of the Trust is to issue the Trust Securities evidencing undivided beneficial interests in the assets of the Trust, and to invest the proceeds from such issuance and sale in the Subordinated Debentures.

     As long as payments of interest and other payments are made when due on the Subordinated Debentures, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Subordinated Debentures will be equal to the sum of the aggregate liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Capital Securities; (iii) pursuant to the Indenture, K N Energy, as borrower, shall pay, and the Trust shall not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of the Trust (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the K N Trustees shall not take or cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

     Payments of distributions (to the extent funds therefor are available) and other payments due on the Capital Securities (to the extent funds therefor are available) are guaranteed by K N Energy as and to the extent set forth under "Description of the Guarantee." If K N Energy does not make interest payments on the Subordinated Debentures purchased by the Trust, it is expected that the Trust will not have sufficient funds to pay distributions on the Capital Securities. The Guarantee is a full guarantee on a subordinated basis with respect to the Capital Securities issued by the Trust from the time of its issuance but does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions. The Guarantee covers the payment of distributions and other payments on the Capital Securities only if and to the extent that K N Energy has made a payment of interest or principal on the Subordinated Debentures held by the Trust as its sole asset. See "Risk Factors -- Risks Relating to the Capital Securities -- Limitations of the Guarantee." The Guarantee, when taken together with K N Energy's obligations under the Subordinated Debentures, the Indenture and the Declaration, including its obligations, as borrower, to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee on a subordinated basis of amounts payable on the Capital Securities.

     If K N Energy fails to make interest or other payments on the Subordinated Debentures when due (after giving effect to any Extension Period), the Declaration provides a mechanism whereby a holder of the Capital Securities, using the procedures described in "Description of the Capital
Securities -- Voting Rights," may direct the Institutional Trustee to enforce its rights under the Subordinated Debentures. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of K N Energy to pay principal or interest on the Subordinated Debentures on the respective dates such principal or interest is payable (or, in the case of redemption, on the redemption date), then a holder of Capital Securities may institute a Direct Action for payment on or after the respective due date specified in the Subordinated Debentures. In connection with such Direct Action, K N Energy will be subrogated to the rights of such holder of Capital Securities under the Declaration to the extent of any payment made by K N Energy to such holder of Capital Securities in such Direct Action. K N Energy, under the Guarantee, acknowledges that the Guarantee Trustee shall enforce the Guarantee on behalf of the holders of the Capital Securities. If K N Energy fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the Capital Securities may direct the Guarantee Trustee to enforce its rights thereunder. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Capital Securities may institute a legal proceeding directly against K N Energy to enforce such holder's right to receive payment under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of Simpson Thacher & Bartlett, special United States federal income tax counsel to the Company and the Trust ("Tax Counsel"), the following summary accurately describes the material United States federal income tax consequences that may be relevant to the purchase, ownership and disposition of the Capital Securities. Unless otherwise stated, this summary deals only with Capital Securities held as capital assets by United States Persons (defined below) who purchase the Capital Securities upon original issuance at their original offering price. As used herein, a "United States Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or
(iv) any trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States Persons have the authority to control all the substantial decisions of such trust. The tax treatment of a holder may vary depending on his, her or its particular situation. This summary does not address all the tax consequences that may be relevant to a particular holder or to holders who may be subject to special tax treatment, such as banks, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors or foreign investors. In addition, this summary does not include any description of any alternative minimum tax consequences or the tax laws of any state, local or foreign government that may be applicable to a holder of Capital Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

     The authorities on which this summary is based are subject to various interpretations and the opinions of Tax Counsel are not binding on the Internal Revenue Service ("IRS") or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought by the Company from the IRS with respect to the transactions described herein. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge. Nevertheless, Tax Counsel has advised that it is of the view that, if challenged, the opinions expressed herein would be sustained by a court with jurisdiction in a properly presented case.

     HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS. FOR A DISCUSSION OF THE POSSIBLE REDEMPTION OF THE CAPITAL SECURITIES UPON THE OCCURRENCE OF CERTAIN TAX EVENTS SEE "DESCRIPTION OF THE SUBORDINATED DEBENTURES -- TAX EVENT OR INVESTMENT COMPANY EVENT PREPAYMENT."

CLASSIFICATION OF THE TRUST

     In connection with the issuance of the Capital Securities, Tax Counsel is of the opinion that under current law and assuming full compliance with the terms of the Declaration and other documents, and based upon certain facts and assumptions contained in such opinion, the Trust will be classified as a grantor trust for United States federal income tax purposes and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each beneficial owner (a "holder") of Capital Securities generally will be treated as owning an undivided beneficial interest in the Subordinated Debentures and, thus, will be required to include in its gross income its pro rata share of the interest income or original issue discount ("OID") that is paid or accrued on the Subordinated Debentures. See "-- Interest Income and Original Issue Discount."

CLASSIFICATION OF THE SUBORDINATED DEBENTURES

     The Company, the Trust and the holders of the Capital Securities (by acceptance of a beneficial interest in a Capital Security) will agree to treat the Subordinated Debentures as indebtedness for all United States tax purposes. In connection with the issuance of the Subordinated Debentures, Tax Counsel is of the opinion that under current law, and based on certain representations, facts and assumptions set forth in such opinion, the Subordinated Debentures will be classified as indebtedness for United States federal income tax purposes.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Under applicable Treasury regulations, the Subordinated Debentures will not be considered to have been issued with OID within the meaning of section 1273(a) of the Code. Accordingly, except as set forth below, stated interest on the Subordinated Debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's regular method of tax accounting.

     If, however, the Company exercises its right to defer payments of interest on the Subordinated Debentures, the Subordinated Debentures will become OID instruments at such time and all holders will be required to accrue the stated interest on the Subordinated Debentures on a daily economic accrual basis (using the constant-yield-to-maturity method of accrual described in section 1272 of the Code) during the Extension Period even though the Company will not pay such interest until the end of the Extension Period, and even though some holders may use the cash method of tax accounting. Moreover, thereafter the Subordinated Debentures will be taxed as OID instruments for as long as they remain outstanding. Thus, even after the end of the Extension Period, all holders would be required to continue to include the stated interest on the Subordinated Debentures (and any de minimis OID) in income on a daily economic accrual basis, regardless of their method of tax accounting and in advance of receipt of the cash attributable to such interest income. Under the OID economic accrual rules, a holder would accrue an amount of interest income each year that approximates the stated interest payments called for under the terms of the Subordinated Debentures, and actual cash payments of interest on the Subordinated Debentures would not be reported separately as taxable income. Any amount of OID included in a holder's gross income (whether or not during an Extension Period) with respect to a Capital Security will increase such holder's tax basis in such Capital Security, and the amount of distributions received by a holder in respect of such accrued OID will reduce the tax basis of such Capital Security.

     The Treasury regulations described above have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a contrary position. If the IRS were to assert successfully that the stated interest on the Subordinated Debentures was OID regardless of whether the Company exercises its option to defer payments of interest on such Subordinated Debentures, all holders of Capital Securities would be required to include such stated interest in income on a daily economic accrual basis as described above.

     Corporate holders of Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized by such holders with respect to the Capital Securities.

DISTRIBUTION OF SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

     As described under the caption "Description of the Capital
Securities -- Liquidation Distribution Upon Dissolution," Subordinated Debentures may be distributed to holders in exchange for the Capital Securities and in liquidation of the Trust. Under current law, such a distribution would be non-taxable, and will result in the holder receiving directly its pro rata share of the Subordinated Debentures previously held indirectly through the Trust, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such holder had in its Capital Securities before such distribution. If, however, a Tax Event were to occur that would cause the Trust to be subject to United States federal income tax with respect to income accrued or received on the Subordinated Debentures, the distribution of the Subordinated Debentures to holders would be a taxable event to the Trust and to each holder, in which event the Trust would not be permitted to distribute the Subordinated Debentures but the Company could, at its option, redeem the Subordinated

Debentures, which would be taxable to the Trust, and distribute the resulting cash in liquidation of the Trust, which would be taxable to the holders as described below in "-- Sales of Capital Securities".

     A holder would accrue interest in respect of the Subordinated Debentures received from the Trust in the manner described above under "-- Interest Income and Original Issue Discount."

     Under certain other circumstances described herein (see "Description of Capital Securities"), the Subordinated Debentures may be redeemed for cash, with the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Under current law, such a redemption would constitute a taxable disposition of the redeemed Capital Securities for United States federal income tax purposes, and a holder would recognize gain or loss as if it sold such redeemed Capital Securities for cash. See "-- Sales of Capital Securities."

SALES OF CAPITAL SECURITIES

     A holder that sells Capital Securities will recognize gain or loss equal to the difference between the amount realized by the holder on the sale or redemption of the Capital Securities (except to the extent that such amount realized is characterized as a payment in respect of accrued but unpaid interest on such holder's allocable share of the Subordinated Debentures that such holder has not included in income previously) and the holder's adjusted tax basis in the Capital Securities sold or redeemed. Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year. Capital gains of individuals derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation depending upon the holding period of such capital assets. Holders should consult their own tax advisors regarding the capital gains rates applicable to them. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

NON-UNITED STATES HOLDERS

     As used herein, the term "Non-United States Holder" means any person that is not a United States Person. As discussed above, the Capital Securities will be treated as evidence of an indirect beneficial ownership interest in the Subordinated Debentures. See "-- Classification of the Trust." Thus, under present United States federal income tax law, and subject to the discussion below concerning backup withholding:

          (a) no withholding of United States federal income tax will be required with respect to the payment by the Company or any paying agent of principal or interest (which for purposes of this discussion includes any OID) on the Capital Securities (or the Subordinated Debentures) to a Non-United States Holder, provided (i) that the beneficial owner of the Capital Securities ("Beneficial Owner") does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder, (ii) the Beneficial Owner is not a controlled foreign corporation that is related to the Company through stock ownership, (iii) the Beneficial Owner is not a bank whose receipt of interest on the Subordinated Debentures is described in section 881(c)(3)(A) of the Code and (iv) the Beneficial Owner satisfies the statement requirement (described generally below) set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder; and

          (b) no withholding of United States federal income tax will be required with respect to any gain realized by a Non-United States Holder upon the sale or other disposition of the Capital Securities (or the Subordinated Debentures).

     To satisfy the requirement referred to in (a)(iv) above, the Beneficial Owner, or a financial institution holding the Capital Securities on behalf of such owner, must provide, in accordance with specified procedures, to the Trust or its paying agent, a statement to the effect that the Beneficial Owner is not a United States Person. These requirements will be met if (1) the Beneficial Owner provides his name and address, and certifies, under penalties of perjury, that it is not a United States Person (which certification may be made on an IRS Form W-8 (or successor form)) or (2) a financial institution holding the Capital Securities on behalf of the Beneficial Owner certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof. Under recently finalized Treasury regulations (the "Final Regulations"), the statement requirement referred to in (a)(iv) above may also be satisfied with other documentary evidence for interest paid after December 31, 1999 with respect to an offshore account or through certain foreign intermediaries.

     If a Non-United States Holder cannot satisfy the requirements of the "portfolio interest" exception described in (a) above, payments of premium, if any, and interest (including any OID) made to such Non-United States Holder will be subject to a 30% United States withholding tax unless the Beneficial Owner provides the Company or its paying agent, as the case may be, with a properly executed (1) IRS Form 1001 (or successor form) claiming an exemption from, or a reduction of, such withholding tax under the benefit of a tax treaty or (2) IRS Form 4224 (or successor form) stating that interest paid on the Capital Securities (or the Subordinated Debentures) is not subject to such withholding tax because it is effectively connected with the Beneficial Owner's conduct of a trade or business in the United States. Under the Final Regulations, Non-United States Holders will generally be required to provide IRS Form W-8 in lieu of IRS Form 1001 and IRS Form 4224, although alternative documentation may be applicable in certain situations.

     If a Non-United States Holder is engaged in a trade or business in the United States and interest on the Capital Securities (or Subordinated Debentures) is effectively connected with the conduct of such trade or business, the Non-United States Holder, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on such interest on a net income basis in the same manner as if it were a United States Person. In addition, if such Non-United States Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such interest would be included in such foreign corporation's earnings and profits.

     Any gain realized upon the sale or other disposition of the Capital Securities (or the Subordinated Debentures) generally will not be subject to United States federal income tax unless (i) such gain is effectively connected with a trade or business in the United States of the Non-United States Holder,
(ii) in the case of a Non-United States Holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange or retirement, and certain other conditions are met, or (iii) in the case of any gain representing accrued interest on the Subordinated Debentures, the requirements described above are not satisfied.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     Income on the Capital Securities held of record by United States Persons (other than corporations and other exempt holders) will be reported annually to such holders and to the IRS. Such income will be reported to holders on Forms 1099, which should be mailed to the holders of record prior by January 31 following each calendar year.

     "Backup withholding" at a rate of 31% will apply to payments of interest to non-exempt United States Persons unless the holder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

     No information reporting or backup withholding will be required with respect to payments made by the Trust or any paying agent to Non-United States Holders if a statement described in (a)(iv) under "Non-United States Holders" has been received and the payor does not have actual knowledge that the beneficial owner is a United States Person.

     In addition, backup withholding and information reporting will not apply if payments of the principal, interest, OID or premium on the Capital Securities (or the Subordinated Debentures) are paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the Beneficial Owner, or if a foreign office of a broker (as defined in applicable Treasury regulations) pays the proceeds of the sale of the Capital Securities (or the Subordinated Debentures) to the owner thereof. If, however, such nominee, custodian, agent or broker is, for United States federal income tax purposes, a United States Person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or, after December 31, 1999, if such nominee, custodian, agent or broker is a foreign partnership, in which one or more United States Persons, in the aggregate, own more than 50% of the income or capital interests in the partnership or if the partnership is engaged in a trade or business in the United States, such payments will not be subject to backup withholding but will be subject to information reporting, unless (1) such custodian, nominee, agent or broker has documentary evidence in its records that the Beneficial Owner is not a United States Person and certain other conditions are met or (2) the Beneficial Owner otherwise establishes an exemption.

     Payment of the proceeds from disposition of Capital Securities (or Subordinated Debentures) to or through a United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding.

     Any amounts withheld from a holder of the Capital Securities under the backup withholding rules generally will be allowed as a refund or a credit against such holder's United States federal income tax liability, provided the required information is furnished to the IRS.

                              ERISA CONSIDERATIONS

     Each fiduciary of a pension, profit-sharing or other employee benefit plan (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Capital Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

     Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(32) of ERISA) and foreign plans (as described in Section 4(b)(5) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code.

     Under a regulation (the "Plan Assets Regulation") issued by the U.S. Department of Labor (the "DOL"), the assets of an entity would be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Code if "plan assets" of the investing Plans were used to acquire an equity interest in such entity and no exception were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

     Pursuant to an exception contained in the Plan Assets Regulation, the assets of an entity would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in such entity, less than 25% of the value of each class of equity interests in such entity were held by Plans, other employee benefit plans not subject to ERISA or
Section 4975 of the Code (such as governmental, church and foreign plans), and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"). No assurance can be given by the Underwriters that the value of the Capital Securities of each entity held by Benefit Plan investors will be less than 25% of the total value of such Capital Securities of the Trust at the completion of this offering or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception. All of the Common Securities will be purchased and held by K N Energy.

     Certain transactions involving the Trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan if the Capital Securities of the Trust were acquired with "plan assets" of such Plan and assets of the Trust were deemed to be "plan assets" of Plans investing in the Trust. For example, if K N Energy is a Party in Interest with respect to an investing Plan (either directly or by reason of its ownership of its subsidiaries), extensions of credit between K N Energy and the Trust (as represented by the Subordinated Debentures and the Guarantees) would likely be prohibited by Section 406(a)(1)(B) of ERISA and Section 475(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below).

     The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Capital Securities, assuming that assets of the Trust were deemed to be "plan assets" of Plans investing in the Trust (see above). Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

     Because the Capital Securities may be deemed to be equity interests in the Trust for purposes of applying ERISA and Section 4975 of the Code, the Capital Securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14. Any purchaser or holder of the Capital Securities or any interest therein will be deemed to have represented by its purchase, holding or disposition thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is exempt under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 with respect to such purchase, holding or disposition. Such representation shall be deemed made on each day from and including the date on which such purchaser or holder acquires its interest in the Capital Securities through and including the date on which such purchaser or holder disposes of its interest in the Capital Securities. In addition, any purchaser or holder of the Capital Securities will be deemed to have approved the appointment of the Institutional Trustee and the purchase and holding of the Subordinated Debentures by the Trust.

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing Capital Securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences if the assets of the Trust were deemed to be "plan assets" and the availability of exemptive relief under the PTCE 6-23, 95-60, 91-38, 90-1 or 84-14.

     Any purchaser or holder of the Capital Securities or any interest therein will be deemed to have represented by its purchase, holding or disposition thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of a Plan or (b) is exempt under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 with respect to such purchase, holding or disposition.

     If the purchaser is using for its purchase of the Capital Securities the assets of an employee benefit plan subject to Title I to ERISA, or of a plan or individual retirement account subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code" and any such employee benefit plan, plan or individual retirement account, an "ERISA Plan"), the purchase shall constitute a representation by such person that (i) if the Company is a "party in interest" or a "disqualified person" with respect to such ERISA Plan, then such security is being acquired pursuant to an exemption from the prohibited transaction rules under ERISA and the Code, and (ii) the Company is not a "fiduciary," within the meaning of Section 3(21) of ERISA and the regulations thereunder, with respect to such person's interest in the Capital Securities or the Subordinated Debentures.

                                  UNDERWRITERS

     Under the terms and subject to the conditions contained in an Underwriting Agreement, dated the date hereof (the "Underwriting Agreement"), the Underwriters named below have severally agreed to purchase, and the Trust has agreed to sell to them, severally, the respective liquidation amounts of the Capital Securities set forth opposite their names below:

                                                              LIQUIDATION
                                                               AMOUNT OF
                                                                CAPITAL
                        UNDERWRITERS                           SECURITIES
                        ------------                          ------------
Morgan Stanley & Co. Incorporated...........................  $
J.P. Morgan Securities Inc..................................
Petrie Parkman & Co., Inc...................................
                                                              ------------
          Total.............................................  $175,000,000
                                                              ============

     The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the Capital Securities are subject to the approval of certain legal matters by their counsel and to certain other conditions. Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all of the Capital Securities offered hereby, if any are taken.

     The initial purchase price for the Capital Securities will be the initial offering price set forth on the cover page of this Prospectus Supplement (the "Capital Securities Offering Price"). The Underwriters propose to offer the Capital Securities at the Capital Securities Offering Price, and all or part to certain dealers at a price that represents a concession not in excess of $
per Capital Security. The Underwriters may allow, and such dealers may reallow,
a concession not in excess of $     per Capital Security to certain other
dealers. After the initial public offering, the public offering price, concession and discount may be changed by the Underwriters named on the cover page hereof.

     In view of the fact that the proceeds from the sale of the Capital Securities will be used to purchase the Subordinated Debentures issued by the Company, the Underwriting Agreement provides that the Company will pay as compensation for the Underwriters arranging the investment therein of such
proceeds an amount of $       per Capital Security (or $       in the aggregate)
for the accounts of the Underwriters.

     The Company does not intend to apply for listing of the Capital Securities on a national securities exchange, but has been advised by the Underwriters that they presently intend to make a market in the Capital Securities, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Capital Securities and any such market-making may be discontinued at any time at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of or trading markets for, the Capital Securities.

     In order to facilitate the offering of the Capital Securities, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Capital Securities. Specifically, the Underwriters may overallot in connection with the offering, creating a short position in the Capital Securities for their own account. In addition, to cover overallotments or to stabilize the price of the Capital Securities, the Underwriters may bid for, and purchase, the Capital Securities in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the Capital Securities in the offering, if the syndicate repurchases previously distributed Capital Securities in transactions to cover syndicate short positions in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Capital Securities above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

     The Company and the Trust have agreed in the Underwriting Agreement that, during the period beginning on the date of this Prospectus Supplement and continuing to and including the closing date of the Offering, neither will offer, sell, contract to sell or otherwise dispose of any Capital Securities, any beneficial interest in the assets of the Trust, or any other securities of the Company or the Trust or any similar trust affiliated with the Company which are substantially similar to the Capital Securities, or that are convertible into or exchangeable for, or otherwise represent a right to acquire, any such securities, except in the Offering or with the prior written consent of Morgan Stanley & Co. Incorporated.

     The Company and the Trust have agreed to indemnify the Underwriters and certain other persons against certain liabilities, including liabilities under the Securities Act.

     The Underwriters have performed various investment banking services for the Company in the past and may do so from time to time in the future. Morgan Stanley & Co. Incorporated and Petrie Parkman & Co., Inc. each advised K N Energy with regard to the Acquisition for which they each received customary compensation. Morgan Stanley & Co. Incorporated participated as an underwriter in the Debt Offerings and the Equity Offering and Petrie Parkman & Co., Inc. participated as an underwriter in the Equity Offering, both receiving customary compensation therefor. J.P. Morgan Securities Inc. served as an underwriter of the Company's public offering of debentures in October 1997 and of the Debt Offerings and the Equity Offering, and received customary compensation therefor, and is a syndication agent under the Bank Facility. Morgan Guaranty Trust Company of New York, an affiliate of J.P. Morgan Securities Inc., is the administrative agent and a lender under the Bank Facility. The proceeds of the sale of the Capital Securities will be used to refinance indebtedness under the Bank Facility. Because more than 10% of the net proceeds of the Offering will be paid to affiliates of members of the National Association of Securities Dealers (the "NASD"), the Offering is being made pursuant to Rule 2710(c)(8) of the Conduct Rules of the NASD.

                                    EXPERTS

     The consolidated financial statements of K N Energy, Inc. and subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

     The consolidated financial statements of MidCon Corp. and subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                                 LEGAL MATTERS

     The validity of the Capital Securities will be passed upon on behalf of K N Energy and the Trust by Richards, Layton & Finger, P.A., special Delaware counsel to K N Energy and the Trust. The validity of the Subordinated Debentures and the Guarantee and certain matters relating thereto will be passed upon for K N Energy and the Trust by Simpson Thacher & Bartlett, New York, New York. Certain legal matters will be passed upon for the Underwriters by Davis Polk & Wardwell, New York, New York. Simpson Thacher & Bartlett and Davis Polk & Wardwell will rely on Richards, Layton & Finger, P.A. as to matters of Delaware law and Polsinelli, White, Vardeman & Shalton as to matters of Kansas law.

PROSPECTUS

                                 $4,000,000,000

                                K N Energy, Inc.
                            STOCK PURCHASE CONTRACTS
                              STOCK PURCHASE UNITS
                                TRUST DEBENTURES
                                DEBT SECURITIES
                                  COMMON STOCK

                             K N Capital Trust III
                              PREFERRED SECURITIES
                       Guaranteed as set forth herein by

                                K N Energy, Inc.
                            ------------------------

     K N Energy, Inc. ("K N", "K N Energy" or the "Company") may offer and sell from time to time, together or separately: (i) Stock Purchase Contracts ("Stock Purchase Contracts") to purchase shares of common stock, par value $5.00 per share ("Common Stock"), of the Company; (ii) Stock Purchase Units ("Stock Purchase Units"), each representing ownership of a Stock Purchase Contract and Preferred Securities (as defined below) or debt obligations of third parties, including U.S. Treasury securities, securing the holder's obligation to purchase Common Stock under the Stock Purchase Contracts; (iii) its debentures (the "Trust Debentures") to be purchased with the proceeds from the sale of preferred securities representing undivided beneficial ownership interests in the assets of K N Capital Trust III ("Preferred Securities"), a statutory business trust created under the laws of the State of Delaware (the "Trust"); (iv) in addition to the Trust Debentures, its debentures, notes and other debt securities in one or more series, which may be either senior debt securities or subordinated debt securities ("Debt Securities"); and (v) Common Stock. In addition the Trust may offer its Preferred Securities. The aggregate initial offering price of all of the Securities (as defined below) which may be sold pursuant to this Prospectus will not exceed $4,000,000,000 or, if applicable, the equivalent thereof in any other currency or currency unit. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and set forth in a supplement to this Prospectus (a "Prospectus Supplement"). The Stock Purchase Contracts, Stock Purchase Units, Trust Debentures, Debt Securities, Common Stock and Preferred Securities are collectively called the "Securities."

                            (continued on next page)
                            ------------------------

     The Securities may be sold directly by the Company, or in the case of the Preferred Securities, the Trust, to investors, through agents designated from time to time or to or through underwriters or dealers. See "Plan of Distribution." If any agents of the Company or, in the case of the Preferred Securities, the Trust, or any underwriters are involved in the sale of any Securities in respect of which this Prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in a Prospectus Supplement. The net proceeds to the Company from such sale also will be set forth in a Prospectus Supplement. See "Use of Proceeds."
                            ------------------------

     The Common Stock is traded on the New York Stock Exchange (the "NYSE") under the symbol "KNE." Any Common Stock sold pursuant to a Prospectus Supplement will be listed on such exchange, subject to official notice of issuance. The Prospectus Supplement will state whether any Securities offered thereby will be listed on any national securities exchange. If such Securities are not listed on any national securities exchange, there can be no assurance that there will be a secondary market for any such Securities.
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------
  THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF THE SECURITIES UNLESS
                    ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
                            ------------------------
April 17, 1998

(continued from previous page)

     Certain specific terms of the particular Securities in respect of which this Prospectus is being delivered will be set forth in an applicable Prospectus Supplement, including, where applicable, (i) in the case of Stock Purchase Contracts, the number of shares of Common Stock issuable thereunder, the purchase price of the Common Stock, the date or dates on which the Common Stock is required to be purchased by the holders of the Stock Purchase Contracts, any periodic payments required to be made by the Company to the holders of the Stock Purchase Contracts or vice versa, and the terms of the offering and sale thereof, (ii) in the case of Stock Purchase Units, the specific terms of the Stock Purchase Contracts and any Preferred Securities or debt obligations of third parties securing the holder's obligation to purchase the Common Stock under the Stock Purchase Contracts, and the terms of the offering and sale thereof, (iii) in the case of Trust Debentures or Debt Securities, the specific designation, aggregate principal amount, authorized denominations, ranking as senior or subordinated, maturity, interest payment dates, interest rate (which may be fixed or variable) or method of calculating interest, if any, applicable Extension Period (as defined below) or interest deferral terms, if any, place or places where principal, premium, if any, and interest, if any, will be payable, any terms for mandatory or optional redemption, any sinking fund provisions, terms for any conversion or exchange into other securities, initial offering or purchase price, methods of distribution and any other special terms, and (iv) in the case of Preferred Securities, the specific title, aggregate amount, stated liquidation preference, number of securities, the rate of payment of periodic cash distributions ("distributions" or "Distributions") or method of calculating such rate, applicable Extension Period or distribution deferral terms, if any, place or places where distributions will be payable, any terms of redemption, initial offering or purchase price, methods of distribution and any other special terms. If so specified in the applicable Prospectus Supplement, the Securities offered thereby may be issued in whole or in part in the form of one or more temporary or permanent global securities ("Global Securities").

     Unless otherwise set forth in the applicable Prospectus Supplement, the Trust Debentures will be senior unsecured obligations of the Company and will rank pari passu in right of payment with all of the Company's other senior unsecured obligations. If provided in an accompanying Prospectus Supplement, the Company will have the right to defer payments of interest on the Trust Debentures by extending the interest payment period thereon at any applicable time or from time to time for such number of consecutive interest payment periods (which shall not extend beyond the stated maturity (the "Stated Maturity") of the Trust Debentures) with respect to each deferral period as may be specified in such Prospectus Supplement (each, an "Extension Period"). See "Description of the Trust Debentures -- Option to Extend Interest Payment Period."

     The Company will be the owner of the common securities (the "Common Securities," and, together with the Preferred Securities, the "Trust Securities") of the Trust. The payment of distributions with respect to the Preferred Securities and payments on liquidation or redemption with respect to the Preferred Securities, in each case out of funds held by the Trust, will be irrevocably guaranteed by the Company to the extent described herein (the "Guarantee"). Certain payments in respect of the Common Securities may also be guaranteed by the Company. See "Description of the Guarantee." Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the Company under the Guarantee will be senior unsecured obligations of the Company and will rank pari passu with all of the Company's other senior unsecured obligations. Concurrently with the issuance by the Trust of the Preferred Securities, the Trust will invest the proceeds thereof and any contributions made in respect of the Common Securities in the Trust Debentures, which will have terms corresponding to the terms of the Preferred Securities. The Trust

(continued from previous page)
Debentures will be the sole assets of the Trust, and payments under the Trust Debentures and those made by the Company in respect of fees and expenses incurred by the Trust will be the only revenue of the Trust. Upon the occurrence of certain events as are described herein and in the accompanying Prospectus Supplement, the Company may redeem the Trust Debentures and cause the redemption of the Trust Securities. In addition, if provided in the applicable Prospectus Supplement, the Company may dissolve the Trust at any time and, after satisfaction of the liabilities to creditors of the Trust as provided by applicable law, cause the Trust Debentures to be distributed to the holders of the Trust Securities in liquidation of their interest in the Trust.

     Taken together, the Company's obligations under the Trust Debentures, the Debenture Indenture (as defined herein), the Declaration (as defined herein) and the Guarantee, in the aggregate, have the effect of providing a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Preferred Securities. See "Relationship Among the Preferred Securities, the Trust Debentures and the Guarantee."

                            ------------------------

                             AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. The Commission maintains a Website that contains reports, proxy and information statements and other materials that are filed through the Commission's Electronic Data Gathering Analysis and Retrieval System. The Website can be accessed at http://www.sec.gov. In addition, reports, proxy statements and other information concerning the Company can be inspected at the NYSE, 20 Broad Street, New York, New York 10005, on which exchange the Common Stock is listed.

     This Prospectus constitutes a part of three Registration Statements on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company and the Trust with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to the Company and the securities offered hereby. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

     No separate financial statements of the Trust have been included herein. The Company and the Trust do not consider that such financial statements would be material to holders of the Preferred Securities because the Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than its holding as trust assets the Trust Debentures and the issuance of the Trust Securities. See "The Trust," "Description of the Trust Debentures," "Description of the Preferred Securities" and "Description of the Guarantee."

     The Trust is currently not subject to the information reporting requirements of the Exchange Act.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission (File No. 1-6446) pursuant to the Exchange Act are incorporated by reference and made a part hereof:

          (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1997;

          (b) the Company's Current Reports on Form 8-K dated January 5, 1998, January 16, 1998, as amended by the Current Report on Form 8-K/A dated February 12, 1998, and March 6, 1998; and

          (c) the description of the Preferred Share Purchase Rights and the Common Stock contained in the Company's Registration Statements on Form 8-A.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of the offering of the Securities pursuant hereto, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such document. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to any person, including any beneficial owner of Securities, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents referred to above which have been incorporated by reference in this Prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Such requests should be directed to the office of the Vice President and Treasurer, K N Energy, Inc., 370 Van Gordon Street, P.O. Box 281304, Lakewood, Colorado 80228-8304, telephone number
(303) 989-1740.

                                K N ENERGY, INC.

     K N Energy is an integrated energy services provider whose operations include the gathering, processing, transportation and storage of natural gas and the marketing of natural gas and natural gas liquids. The Company also markets innovative products and services, such as the Simple Choice(sm) menu of products and call center services designed for residential consumers, utilities, and small businesses through its 50% owned en-able(sm), LLC affiliate.

     K N was incorporated under the laws of the State of Kansas in 1927. The address of its principal executive offices is 370 Van Gordon Street, P. O. Box 281304, Lakewood, Colorado 80228-8304 and its telephone number is (303) 989-1740.

     Additional information concerning the Company and its subsidiaries is included in the Company reports and other documents incorporated by reference in this Prospectus. See "Available Information" and "Incorporation of Certain Documents by Reference."

                                   THE TRUST

     The Trust is a statutory business trust created under Delaware law pursuant to (i) a declaration of trust, dated as of January 15, 1998, and entered into by the Company, as sponsor (the "Sponsor") and the trustee named herein and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on January 15, 1998. The declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration"), substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part, as of the date the Preferred Securities of such Trust are initially issued. The Declaration will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of the Preferred Securities, the purchasers thereof will own all of the Preferred Securities. K N Energy will directly or indirectly acquire all of the Common Securities, which will have an aggregate liquidation amount equal to 3% of the total capital of the Trust. The Preferred Securities rank pari passu, and payments will be made thereon on a pro rata basis, with the Common Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payments of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Trust Debentures and (iii) engaging in only those other activities necessary or incidental thereto.

     The Trust's business and affairs will be conducted by the K N Trustees (as defined below) and the administrators ("Administrators"), as set forth in the Declaration. Pursuant to the Declaration, the number of K N Trustees will initially be two. One trustee will be a financial institution that maintains its principal place of business in the State of Delaware (the "Delaware Trustee"). The other trustee (the "Institutional Trustee" and, together with the Delaware Trustee, the "K N Trustees") will be a financial institution that is unaffiliated with K N Energy and will serve as institutional trustee under the Declaration and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act. Initially, Wilmington Trust Company, a Delaware banking corporation, will be both the Delaware Trustee and the Institutional Trustee until removed or replaced by the holder of the Common Securities (or in certain circumstances the holders of a majority in liquidation amount of the Preferred Securities). Wilmington Trust Company will act as trustee (the "Guarantee Trustee") under the Guarantee and as Debenture Trustee (as defined herein) under the Debenture Indenture (as defined herein). The Administrators will be three individuals who are employees or officers of or affiliated with K N Energy and will act as administrators with respect to the Trust. The Administrators will be selected by the holders of a majority in liquidation amount of the Common Securities. The Administrators will have only those ministerial duties set forth in the Declaration with respect to accomplishing the purposes of the Trust and are not intended to be trustees or fiduciaries with respect to the Trust or the holders of Preferred Securities.

     The Institutional Trustee will hold title to the Trust Debentures for the benefit of the holders of the Trust Securities, and the Institutional Trustee will have the power to exercise all rights, powers and privileges under the Debenture Indenture as the holder of the Trust Debentures. In addition, the Institutional Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Trust Debentures for the benefit of the holders of the Trust Securities. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities. K N Energy, as the direct or indirect holder of all the Common Securities, will have the right to appoint, remove or replace any Administrator and to increase or decrease the number of Administrators. Holders of the Common Securities will have the right to replace the Institutional Trustee (or, upon the occurrence and continuance of an event of default under the Declaration, the holders of a majority in liquidation amount of the Preferred Securities), provided that the successor Institutional Trustee shall be a corporation with trust powers organized under the laws of the United States or any State thereof with a combined capital and surplus of at least $50 million. Pursuant to the Debenture Indenture, K N Energy, as borrower, will pay all fees and expenses related to the Trust and the offering of the Trust Securities. See "Description of the Trust Debentures -- Miscellaneous."

     The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration and the Delaware Business Trust Act (the "Trust Act"). The principal place of business of the Trust is c/o K N Energy, Inc., 370 Van Gordon Street, P.O. Box 281304, Lakewood, Colorado 80228-8304, and its telephone number is
(303) 989-1740.

                                USE OF PROCEEDS

     Except as may otherwise be described in the Prospectus Supplement relating to an offering of Securities, the net proceeds from the sale of the Securities (including Trust Debentures issued to the Trust in connection with the investment by the Trust of all of the proceeds from the sale of the Preferred Securities) offered pursuant to this Prospectus and such Prospectus Supplement (the "Offered Securities") will be used by the Company to refinance indebtedness incurred in connection with the acquisition of MidCon Corp. from Occidental Petroleum Corporation. The remainder of the net proceeds will be used for general corporate purposes. Any specific allocation of the net proceeds of an offering of Securities by the Company to a specific purpose will be determined at the time of such offering and will be described in the related Prospectus Supplement.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth the Company's consolidated ratios of earnings to fixed charges for the periods shown.

      YEARS ENDED DECEMBER 31,
  --------------------------------
  1997   1996   1995   1994   1993
  ----   ----   ----   ----   ----
  2.72   3.21   3.07   1.69   2.41

     The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings are the sum of net income, taxes and fixed charges. Fixed charges are interest, amortization of debt discount, premium and expense, preferred stock dividends of a subsidiary, and the estimated interest portion of rental charges. The allowance for borrowed funds used during construction recognized for gas utility operations has been added to fixed charges and is included in earnings.

                    DESCRIPTION OF THE PREFERRED SECURITIES

     The Trust may issue only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration authorizes the Administrators of the Trust to issue on behalf of the Trust one series of Preferred Securities. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act or the Trust Act. Reference is made to any Prospectus Supplement relating to the Preferred Securities of the Trust for specific terms, including
(i) the specific designation of the Preferred Securities, (ii) the number of Preferred Securities, (iii) the annual distribution rate (or method of calculation thereof) for Preferred Securities, the date or dates upon which such distributions shall be payable and the record date or dates for the payment of such distributions, (iv) whether distributions of Preferred Securities shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions of Preferred Securities shall be cumulative, (v) the amount or amounts which shall be paid out of the assets of the Trust to the holders of Preferred Securities upon voluntary or involuntary dissolution, winding-up or termination of the Trust, (vi) the obligation or right, if any, of the Trust to purchase or redeem Preferred Securities and the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities shall or may be purchased or redeemed, in whole or in part, pursuant to such obligation or right, (vii) the voting rights, if any, of Preferred Securities in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, as a condition to specified actions or amendments to the Declaration, (viii) the terms and conditions, if any, upon which Preferred Securities issued by the Trust may be converted into Common Stock of the Company, including the conversion price per share and the circumstances, if any, under which such conversion right will expire, (ix) the terms and conditions, if any, upon which the Trust Debentures may be distributed to holders of Trust Securities, (x) if applicable, any securities exchange upon which the Preferred Securities shall be listed, and (xi) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by the Trust consistent with the Declaration or with applicable law. All Preferred Securities offered hereby will be guaranteed by the Company as and to the extent set forth below under "Description of the Guarantee." Certain United States federal income tax considerations applicable to the offering of the Preferred Securities will be described in the Prospectus Supplement relating thereto.

     In connection with the issuance of the Preferred Securities, the Trust will issue Common Securities. The Declaration authorizes the Administrators of the Trust to issue on behalf of the Trust the Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by the Trust will be substantially identical to the terms of the Preferred Securities issued by the Trust and the Common Securities will rank pari passu, and payments will be made thereon on a pro rata basis with the Preferred Securities except that if an event of default under the Declaration (a "Declaration Event of Default") occurs and is continuing, the rights of the holders of the Common Securities to payments in respect of distributions and payments upon liquidation, redemption and maturity will be subordinated to the rights of the holders of the Preferred Securities. A Declaration Event of Default will occur upon a Debenture Indenture Event of Default (as defined below). Except in certain limited circumstances, the Common Securities issued by the Trust will also carry the right to vote and to appoint, remove or replace any of the K N Trustees of the Trust. All of the Common Securities of the Trust will be directly or indirectly owned by the Company.

                      DESCRIPTION OF THE TRUST DEBENTURES

     The Trust Debentures are to be issued under an indenture, as supplemented or amended from time to time (as so supplemented or amended, the "Debenture Indenture"), between the Company and Wilmington Trust Company, as trustee (the "Debenture Trustee"). This summary of certain terms and provisions of the Trust Debentures and the Debenture Indenture is not necessarily complete, and reference is hereby made to the copy of the form of the Debenture Indenture which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act. Whenever particular defined terms of the

Debenture Indenture are referred to in this Section or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

     The Company's Debt Securities are separately described in this Prospectus under the caption "Description of the Debt Securities."

GENERAL

     Unless otherwise specified in the applicable Prospectus Supplement, the Trust Debentures will be issued as unsecured debt under the Debenture Indenture and will rank pari passu in right of payment with all of the Company's other senior unsecured obligations. Except as otherwise provided in the applicable Prospectus Supplement, the Debenture Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under the Debenture Indenture, any other indenture that the Company may enter into in the future or otherwise.

     The Trust Debentures will be issuable in one series pursuant to an indenture supplemental to the Debenture Indenture or a resolution of the Company's Board of Directors or a committee thereof.

     Unless otherwise stated in the applicable Prospectus Supplement, the obligations of K N Energy under the Trust Debentures will be senior to its 8.56% Series B Junior Subordinated Deferrable Interest Trust Debentures due April 15, 2027 (the "1997 Subordinated Trust Debentures"), which were issued in October 1997 in the aggregate principal amount of $103,100,000 and the obligations of K N Energy under the Guarantee will be senior to its guarantee (the "1997 Guarantee") in relation to the 8.56% Series B Capital Trust Pass-through Securities of K N Capital Trust I (the "1997 Capital Securities"), which were issued in October 1997 in the aggregate liquidation amount of $100,000,000.

     The Trust Debentures may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of the Trust upon the occurrence of certain events described herein or in the Prospectus Supplement relating to the Trust Securities. Only one series of Trust Debentures will be issued to the Trust or a K N Trustee of such Trust in connection with the issuance of Trust Securities by the Trust.

     The applicable Prospectus Supplement will describe the following terms of the Trust Debentures: (i) the title of the Trust Debentures; (ii) any limit upon the aggregate principal amount of the Trust Debentures; (iii) the date on which the principal of the Trust Debentures is payable or the method of determination thereof; or the right, if any, of the Company to defer payment of principal;
(iv) the rate, if any, at which the Trust Debentures shall bear interest (including reset rates, if any, and the method by which any such rate will be determined), the Interest Payment Dates on which any such interest shall be payable, the right, if any, of the Company to defer or extend an Interest Payment Date and the regular record date for any interest payable on any Interest Payment Date or the method by which any of the foregoing shall be determined; (v) the place where the principal of and premium, if any, and interest, if any, on the Trust Debentures will be payable and where, subject to the terms of the Debenture Indenture as described below under "-- Denominations, Registration and Transfer," the Trust Debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon the Company in respect of the Trust Debentures and the Debenture Indenture may be made ("Place of Payment"); (vi) any period or periods within, or date or dates on which, the price or prices at which and the terms and conditions upon which Trust Debentures may be redeemed, in whole or in part, at the option of the Company or a holder thereof; (vii) the obligation or the right, if any, of the Company or a holder thereof to redeem, purchase or repay the Trust Debentures and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the Trust Debentures shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;
(viii) the denominations in which any Trust Debentures shall be issuable if other than denominations of $1,000 and any integral multiple thereof; (ix) if other than in U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the Trust Debentures shall be payable, or in which the Trust Debentures shall be denominated; (x) any additions, modifications or deletions in the Events of Default or covenants of the Company specified in the Debenture Indenture with respect to the Trust Debentures; (xi) if other than the principal amount thereof, the portion of the principal amount of Trust Debentures that shall be payable upon declaration of acceleration of the maturity thereof; (xii) any additions or changes to the Debenture Indenture with respect to a series of Trust Debentures as shall be necessary to permit or facilitate the issuance of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons; (xiii) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Trust Debentures and the manner in which such amounts will be determined; (xiv) the terms and conditions relating to the issuance of a temporary Global Security representing all of the Trust Debentures of such series and exchange of such temporary Global Security for definitive Trust Debentures of such series; (xv) whether the Trust Debentures of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the depositary for such Global Securities; (xvi) the appointment of any trustee, registrar, paying agent or agents; (xvii) the terms and conditions of any obligation or right of the Company or a holder to convert or exchange Trust Debentures into Preferred Securities or other securities; (xviii) the relative degree, if any, to which such Trust Debentures of the series shall be senior to or be subordinated to other series of such Trust Debentures or other indebtedness of the Company in right of payment, whether such other series of Trust Debentures or other indebtedness are outstanding or not; and (xix) any other terms of the Trust Debentures not inconsistent with the provisions of the Debenture Indenture. (Section 2.1) Unless otherwise indicated in the applicable Prospectus Supplement, the Trust Debentures will not be subject to any sinking fund.

     Trust Debentures may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain material United States federal income tax consequences and special considerations applicable to any such Trust Debentures will be described in the applicable Prospectus Supplement.

     If the purchase price of any of the Trust Debentures is payable in one or more foreign currencies or currency units or if any Trust Debentures are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Trust Debentures is payable in one or more foreign currencies or currency units, the restrictions, elections, certain material United States federal income tax considerations, specific terms and other information with respect to such issue of Trust Debentures and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

     If any index is used to determine the amount of payments of principal, premium, if any, or interest on any series of Trust Debentures, certain material United States federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

DENOMINATIONS, REGISTRATION AND TRANSFER

     Unless otherwise specified in the applicable Prospectus Supplement, the Trust Debentures will be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. (Section 2.3) Trust Debentures will be exchangeable for other Trust Debentures of the same issue, of any authorized denominations of a like aggregate principal amount, the same original issue date ("Original Issue Date"), the same Stated Maturity and bearing the same interest rate. (Section 2.5)

     Trust Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the appropriate Securities Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Trust Debentures and referred to in the applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Debenture Indenture. The Company will appoint the Debenture Trustee as Securities Registrar under the Debenture Indenture. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and the identity of the person making the request. (Section 2.5) If the applicable Prospectus Supplement refers to any transfer agents (in addition to the Securities Registrar) initially designated by the Company with respect to the Trust Debentures, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that the

Company maintains a transfer agent in each Place of Payment for the Trust Debentures. The Company may at any time designate additional transfer agents with respect to the Trust Debentures.

     In the event of any redemption, neither the Company nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange of the Trust Debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of the Trust Debentures, and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Trust Debentures so selected for redemption, except, in the case of any Trust Debentures being redeemed in part, any portion thereof not to be redeemed. (Section 2.5)

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     If provided in the applicable Prospectus Supplement, the Company shall have the right, at any time and from time to time during the term of the Trust Debentures, to defer the payment of interest for such number of consecutive interest payment periods as may be specified in the applicable Prospectus Supplement, subject to the terms, conditions and covenants, if any, specified in such Prospectus Supplement, provided that such Extension Period may not extend beyond the Stated Maturity of the final installment of principal of the Trust Debentures. Certain material United States federal income tax consequences and special considerations applicable to the Trust Debentures will be described in the applicable Prospectus Supplement.

CERTAIN COVENANTS

     The Debenture Indenture contains certain covenants regarding, among other matters, corporate existence, payment of taxes and reports to holders of the Trust Debentures. If and to the extent indicated in the applicable Prospectus Supplement, these covenants may be removed or additional covenants added with respect to the Trust Debentures. (Article 9)

DEBENTURE INDENTURE EVENTS OF DEFAULT

     The Debenture Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes a "Debenture Indenture Event of Default" with respect to the Trust Debentures: (i) failure for 30 days to pay interest on the Trust Debentures, including any compound interest, in respect thereof or, any additional interest, if any, when due; provided that a valid extension of an interest payment period will not constitute a default in the payment of interest for this purpose; (ii) failure to pay principal of or premium, if any, on the Trust Debentures when due whether at maturity, upon redemption, by declaration or otherwise; (iii) failure to observe or perform any other covenant contained in the Debenture Indenture for 90 days after notice to K N Energy by the Debenture Trustee or by the holders of not less than 25% in aggregate outstanding principal amount of the Trust Debentures; (iv) the dissolution, winding up or termination of the Trust, except in connection with the distribution of Trust Debentures to the holders of Preferred Securities in liquidation of the Trust upon the redemption of all outstanding Preferred Securities or in connection with certain mergers, consolidations or amalgamations permitted by the Declaration; or (v) certain events in bankruptcy, insolvency or reorganization of K N Energy. (Section 4.1)

     If any Debenture Indenture Event of Default shall occur and be continuing, the Debenture Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Trust Debentures may declare the principal of and interest on the Trust Debentures due and payable immediately; provided, that, after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding Trust Debentures may, under certain circumstances, rescind and annul such acceleration if all Debenture Indenture Events of Default, other than the nonpayment of accelerated principal, have been cured or waived as provided in the Debenture Indenture. (Section 4.2)

     A default under any other indebtedness of K N Energy would not constitute a Debenture Indenture Event of Default under the Trust Debentures.

     Subject to the provisions of the Debenture Indenture relating to the duties of the Debenture Trustee in case a Debenture Indenture Event of Default occurs and is continuing, the Debenture Trustee will be under no obligation to exercise any of its rights or powers under the Debenture Indenture at the request or direction of any holders of Trust Debentures, unless such holders shall have offered to the Debenture Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Debenture Trustee, the holders of a majority in aggregate principal amount of the outstanding Trust Debentures will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or exercising any trust or power conferred on the Debenture Trustee. (Section 4.12)

     No holder of any Trust Debentures will have any right to institute any proceeding with respect to the Debenture Indenture or for any remedy thereunder, unless such holder shall have previously given to the Debenture Trustee written notice of a continuing Debenture Indenture Event of Default and, if the Institutional Trustee is not the sole holder of Trust Debentures, unless the holders of at least 25% in aggregate principal amount of the outstanding Trust Debentures shall also have made written request, and offered reasonable indemnity, to the Debenture Trustee to institute such proceeding as Debenture Trustee, and the Debenture Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Trust Debentures a direction inconsistent with such request. (Section 4.7) However, such limitations do not apply to a suit instituted by a holder of a Trust Debenture for enforcement of payment of the principal of or interest on such Trust Debenture on or after the respective due dates expressed in such Trust Debenture. (Section 4.8)

     The Debenture Indenture contains provisions permitting the holders of a majority in aggregate principal amount of the Trust Debentures, on behalf of all of the holders of the Trust Debentures, to waive any past default in the performance of any of the covenants contained in the Debenture Indenture, except a default in the payment of principal or interest on any of the Trust Debentures. (Section 4.13)

MODIFICATIONS AND AMENDMENTS OF THE DEBENTURE INDENTURE

     The Debenture Indenture contains provisions permitting K N Energy and the Debenture Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Trust Debentures, to modify the Debenture Indenture or the rights of the holders of Trust Debentures; provided, however, that no such modification may, without the consent of the holder of each outstanding Trust Debenture affected thereby, (i) extend the Stated Maturity of the Trust Debentures or reduce the principal amount thereof, or reduce the rate or extend the time for payment of interest thereon, or reduce any premium payable upon the redemption thereof, or (ii) reduce the percentage in aggregate principal amount of outstanding Trust Debentures, the holders of which are required to consent to any such supplemental indenture. (Section 8.2)

     In addition, K N Energy and the Debenture Trustee may execute, without the consent of any holder of Trust Debentures, any supplemental indenture (i) to cure any ambiguities, (ii) to comply with the Trust Indenture Act and (iii) for certain other customary purposes. (Section 8.1)

SATISFACTION AND DISCHARGE; DEFEASANCE

     Unless otherwise specified in the applicable Prospectus Supplement, when, among other things, all Trust Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and the Company deposits or causes to be deposited with the Debenture Trustee, as trust funds in trust for the purpose, an amount in the currency or currencies in which the Trust Debentures are payable sufficient to pay and discharge the entire indebtedness on the Trust Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Debenture Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Debenture Indenture, rights of registration of transfer or exchange of Trust Debentures and rights with respect to temporary, and mutilated, lost or destroyed Trust Debentures), and the Company will be deemed to have satisfied and discharged the Debenture Indenture. (Section 3.1)

     Unless otherwise specified in the applicable Prospectus Supplement, the Company may elect either (a) to terminate (and be deemed to have satisfied) all its obligations with respect to any series of Trust Debentures (except for the obligations to register the transfer or exchange of such Trust Debentures, to replace mutilated, destroyed, lost or stolen Trust Debentures, to maintain an office or agency in respect of the Trust Debentures and to compensate and indemnify the Debenture Trustee ("defeasance")) or (b) to be released from its obligations with respect to certain covenants, ("covenant defeasance"), upon the deposit with the Debenture Trustee, in trust for such purpose, of money and/or U.S. Government Obligations (as defined in the Debenture Indenture) which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay principal of, interest on and any other amounts payable in respect of the outstanding Trust Debentures. (Sections 3.3, 3.4, 3.5 and 3.6) Such a trust may be established only if, among other things, the Company has delivered to the Debenture Trustee an opinion of counsel (as specified in the Debenture Indenture) with regard to certain matters, including an opinion to the effect that the holders of such Trust Debentures will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance or covenant defeasance, as the case may be, had not occurred. (Section 3.6)

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

     The Debenture Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Debenture Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Debenture Indenture at the request of any holder of Trust Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. (Sections 5.1 and 5.2)

     The Debenture Indenture also contains limitations on the right of the Debenture Trustee, as a creditor of K N Energy, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. (Section 5.11) In addition, the Debenture Trustee may be deemed to have a conflicting interest and may be required to resign as Debenture Trustee if at the time of a default under the Debenture Indenture it is a creditor of K N Energy. (Section 5.9) K N Energy may from time to time maintain deposit accounts and conduct its banking transactions with the Debenture Trustee in the ordinary course of business.

GOVERNING LAW

     The Debenture Indenture and the Trust Debentures will be governed by, and construed in accordance with, the laws of the State of New York. (Section 1.13)

MISCELLANEOUS

     K N Energy will have the right at all times to assign any of its respective rights or obligations under the Debenture Indenture to a direct or indirect wholly-owned subsidiary of K N Energy; provided, that, in the event of any such assignment, K N Energy will remain liable for all of its obligations. Subject to the foregoing, the Debenture Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Debenture Indenture provides that it may not otherwise be assigned by the parties thereto. (Section 1.10)

                          DESCRIPTION OF THE GUARANTEE

     Set forth below is a summary of information concerning the Guarantee, which will be executed and delivered by K N Energy for the benefit of the holders from time to time of Preferred Securities. The Guarantee will be qualified under the Trust Indenture Act. Wilmington Trust Company, as the Guarantee Trustee, will hold the Guarantee for the benefit of the holders of the Preferred Securities. The following summary is not necessarily complete, and reference is hereby made to the copy of the form of the Guarantee (including the definitions therein of certain terms), which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act. Whenever particular defined terms of the Guarantee are referred to in this Prospectus, such defined terms are incorporated herein by reference.

GENERAL

     Pursuant to and to the extent set forth in the Guarantee, unless otherwise specified in the applicable Prospectus Supplement, K N Energy will agree to pay in full to the holders of the Preferred Securities (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set off or counterclaim that the Trust may have or assert, the following payments (the "Guarantee Payments"), without duplication: (i) any accumulated and unpaid distributions that are required to be paid on the Preferred Securities to the extent the Trust has funds available therefor, (ii) the Redemption Price, plus accumulated and unpaid distributions, with respect to any Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available therefor and (iii) upon a voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Trust Debentures to the holders of Trust Securities or the redemption of all the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid distributions on the Preferred Securities to the date of payment to the extent the Trust has funds available therefor and (b) the amount of assets of the Trust remaining available for distribution to holders of Preferred Securities upon the liquidation of the Trust. The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Preferred Securities may directly institute a legal proceeding against K N Energy to enforce the obligations of K N Energy under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If K N Energy were to default on its obligation to pay amounts payable on the Trust Debentures, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Preferred Securities or otherwise, and in such event holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, a holder of the Preferred Securities would be required to rely on the enforcement (1) by the Institutional Trustee of its rights, as registered holder of the Trust Debentures, against K N Energy pursuant to the terms of the Trust Debentures or (2) by such holder of Preferred Securities of its right against K N Energy to enforce payment on the Trust Debentures. See "Description of the Trust Debentures." The Declaration provides that each holder of Preferred Securities, by acceptance thereof, if any, agrees to the provisions of the Guarantee, including the subordination provisions thereof, if any, and the Debenture Indenture.

     The Guarantee will not apply to any payment of distributions or Redemption Price, or to payments upon the dissolution, winding-up or termination of the Trust, except to the extent the Trust shall have funds available therefor. If K N Energy does not make interest payments on the Trust Debentures, the Trust will not pay distributions on the Preferred Securities and will not have funds available therefor. See "Description of the Trust Debentures." Unless otherwise set forth in the applicable Prospectus Supplement, the Guarantee, when taken together with K N Energy's obligations under the Trust Debentures, the Debenture Indenture and the Declaration, including its obligations under the Debenture Indenture to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities) will provide a full and unconditional guarantee on a senior unsecured basis by K N Energy of payments due on the Preferred Securities.

     K N Energy has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Trust with respect to the Common Securities (the "Common Securities Guarantee") to the same extent as the Guarantee, except that upon the occurrence and during the continuation of a Declaration Event of Default, holders of Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF K N ENERGY

     The Guarantee contains certain covenants regarding among other matters, reports to Holders of the Preferred Securities and the Guarantee Trustee, and, upon the occurrence of certain events, restrictions on the payment of dividends, interest on debt securities and guarantee payments on other Company guarantees. If and to the extent indicated in the applicable Prospectus Supplement, these covenants may be removed or additional covenants added with respect to the Guarantee.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not materially adversely affect the rights of holders of Preferred Securities (in which case no vote will be required) the Guarantee may be amended only with the prior approval of the holders of at least a majority in liquidation amount of all the outstanding Preferred Securities. The manner of obtaining any such approval of holders of the Preferred Securities will be as set forth in the applicable Prospectus Supplement. All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of K N Energy and shall inure to the benefit of the holders of the Preferred Securities then outstanding. Except in certain circumstances, K N Energy may not assign its rights or delegate its obligations under the Guarantee without the prior approval of the holders of at least a majority in liquidation amount of the Preferred Securities then outstanding.

TERMINATION OF THE GUARANTEE

     The Guarantee will terminate as to each holder of Preferred Securities upon
(i) full payment of the Redemption Price and accumulated and unpaid distributions with respect to all Preferred Securities, (ii) upon distribution of the Trust Debentures held by the Trust to the holders of the Preferred Securities or (iii) upon liquidation of the Trust and will terminate completely upon full payment of the amounts payable in accordance with the Declaration.

EVENTS OF DEFAULT

     An event of default under the Guarantee will occur upon the failure of K N Energy to perform any of its payment or other obligations thereunder.

     The holders of a majority in liquidation amount of Preferred Securities relating to the Guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Preferred Securities. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Preferred Securities relating to such Guarantee may institute a legal proceeding directly against K N Energy to enforce the Guarantee Trustee's rights under the Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if K N Energy has failed to make a guarantee payment, a holder of Preferred Securities may directly institute a proceeding against K N Energy for enforcement of the Guarantee for such payment. K N Energy waives any right or remedy to require that any action be brought first against the Trust or any other person or entity before proceeding directly against K N Energy.

STATUS OF THE GUARANTEE

     Unless otherwise set forth in the applicable Prospectus Supplement, the Guarantee will constitute an unsecured obligation of K N Energy and will rank pari passu in right of payment to all other senior unsecured obligations of K N Energy. The terms of the Preferred Securities provide that each holder of Preferred Securities issued by the Trust by acceptance thereof agrees to the other terms of the Guarantee relating thereto.

     The Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, shall exercise the same degree of care as a prudent man would exercise in the conduct of his own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

     Wilmington Trust Company is also the trustee under the 1997 Guarantee. Pursuant to the Trust Indenture Act, should a default occur with respect to either the 1997 Guarantee or the Guarantee, then Wilmington Trust Company would be required to resign as trustee under one of the guarantees within 90 days of such default, unless such default were cured, duly waived or otherwise eliminated.

GOVERNING LAW

     The Guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

                  RELATIONSHIP AMONG THE PREFERRED SECURITIES,
                     THE TRUST DEBENTURES AND THE GUARANTEE

     As set forth in the Declaration, the sole purpose of the Trust is to issue the Trust Securities evidencing undivided beneficial ownership interests in the assets of the Trust, and to invest the proceeds from such issuance and sale in the Trust Debentures.

     As long as payments of interest and other payments are made when due on the Trust Debentures, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Trust Debentures will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Trust Debentures will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) pursuant to the Debenture Indenture, K N Energy, as borrower, shall pay, and the Trust shall not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of the Trust (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the K N Trustees shall not take or cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

     Payments of distributions (to the extent funds therefor are available) and other payments due on the Preferred Securities (to the extent funds therefor are available) are guaranteed by K N Energy as and to the extent set forth under "Description of the Guarantee." If K N Energy does not make interest payments on the Trust Debentures purchased by the Trust, it is expected that the Trust will not have sufficient funds to pay distributions on the Preferred Securities. The Guarantee is a full guarantee on a senior basis with respect to the Preferred Securities issued by the Trust from the time of its issuance but does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions. The Guarantee covers the payment of distributions and other payments on the Preferred Securities only if and to the extent that K N Energy has made a payment of interest or principal on the Trust Debentures held by the Trust as its sole asset. The Guarantee, when taken together with K N Energy's obligations under the Trust Debentures, the Debenture Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee on a senior basis of amounts payable on the Preferred Securities.

     Notwithstanding anything to the contrary in the Debenture Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

     If the Guarantee Trustee fails to enforce the Guarantee, a holder of any Preferred Security may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

     The Trust's Preferred Securities evidence undivided beneficial ownership interests in the assets of the Trust, and the Trust exists for the sole purpose of issuing the Preferred Securities and Common Securities and investing the proceeds thereof in Trust Debentures. A principal difference between the rights of a holder of a Preferred Security and a holder of a Trust Debenture is that a holder of a Trust Debenture will accrue, and (subject to the permissible extension of the interest period) is entitled to receive, interest on the principal amount of Trust Debentures held, while a holder of Preferred Securities is only entitled to receive distributions if and to the extent the Trust has funds available for the payment of such distributions.

     Upon any voluntary or involuntary dissolution of the Trust involving the liquidation of the Trust Debentures, the holders of Preferred Securities of the Trust will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of the Preferred Securities." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Institutional Trustee as holder of the Trust Debentures would be entitled to receive payment in full of principal and interest, before any stockholders of the Company receive payments or distributions.

                       DESCRIPTION OF THE DEBT SECURITIES

     The Debt Securities will constitute either senior or subordinated debt of the Company and will be issued, in the case of Debt Securities that will be senior debt ("Senior Debt Securities"), under an Indenture dated as of November 20, 1993 (the "Senior Debt Indenture"), between the Company and First Trust National Association, as successor trustee, and, in the case of Debt Securities that will be subordinated debt ("Subordinated Debt Securities"), under a Subordinated Indenture dated as of May 15, 1996 (the "Subordinated Debt Indenture"), between the Company and First Trust National Association, as trustee. The Senior Debt Indenture and the Subordinated Debt Indenture are sometimes hereinafter referred to individually as the "Debt Indenture" and collectively as the "Debt Indentures." First Trust National Association (and any successor thereto as trustee under the Debt Indentures) is hereinafter referred to as the "Debt Trustee." The Debt Indentures are incorporated by reference in the Registration Statement. The following summaries of certain provisions of the Debt Indentures and the Debt Securities do not purport to be complete and such summaries are subject to the detailed provisions of the applicable Debt Indenture to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein. Section references in parentheses below are to sections in both Debt Indentures unless otherwise indicated. Wherever particular sections or defined terms of the applicable Debt Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. The Debt Indentures are substantially identical, except for certain covenants of the Company and provisions relating to subordination and conversion.

     The Debt Securities may be issued from time to time in one or more series. The following description of the Debt Securities sets forth certain general terms and provisions of the Debt Securities of all series. The particular terms of each series of Debt Securities offered by any Prospectus Supplement (the "Offered Debt Securities") will be described therein.

     The Company's Trust Debentures are separately described in this Prospectus under the caption "Description of the Trust Debentures."

PROVISIONS APPLICABLE TO BOTH SENIOR AND SUBORDINATED DEBT SECURITIES

     General. The Debt Securities will be unsecured senior or subordinated obligations of the Company and may be issued from time to time in one or more series. The Debt Indentures do not limit the amount of Debt

Securities, debentures, notes or other types of indebtedness that may be issued by the Company or any of its subsidiaries nor do they restrict transactions between the Company and its affiliates or the payment of dividends or other distributions by the Company to its stockholders. The rights of the Company's creditors, including holders of Debt Securities, will be limited to the assets of the Company and will not be an obligation of any of its Subsidiaries. In addition, other than as may be set forth in any Prospectus Supplement, the Debt Indentures do not and the Debt Securities will not contain any covenants or other provisions that are intended to afford holders of the Debt Securities special protection in the event of either a change of control of the Company or a highly leveraged transaction by the Company.

     Reference is made to the Prospectus Supplement for the following terms of and information relating to the Offered Debt Securities (to the extent such terms are applicable to such Offered Debt Securities): (i) the title of the Offered Debt Securities; (ii) classification as either Senior Debt Securities or Subordinated Debt Securities; (iii) whether the Offered Debt Securities that constitute Subordinated Debt Securities are convertible into Common Stock and, if so, the terms and conditions upon which such conversion will be effected including the initial conversion price or conversion rate and any adjustments thereto in addition to or different from those described herein, the conversion period and other conversion provisions in addition to or in lieu of those described herein; (iv) any limit on the aggregate principal amount of the Offered Debt Securities; (v) whether the Offered Debt Securities are to be issuable as Registered Securities or Bearer Securities or both, whether any of the Offered Debt Securities are to be issuable initially in temporary global form and whether any of the Offered Debt Securities are to be in permanent global form; (vi) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Offered Debt Securities will be issued; (vii) the date or dates on which the Offered Debt Securities will mature; (viii) the rate or rates per annum (or the method by which such will be determined) at which the Offered Debt Securities will bear interest, if any, and the date from which any such interest will accrue; (ix) the Interest Payment Dates on which any such interest on the Offered Debt Securities will be payable, the Regular Record Date for any interest payable on any Offered Debt Securities which are Registered Securities on any Interest Payment Date and the extent to which, or the manner in which, any interest payable on a temporary global Offered Debt Security on an Interest Payment Date will be paid; (x) any mandatory or optional sinking fund or analogous provisions; (xi) each office or agency where, subject to the terms of the Debt Indentures as described below under "Payment and Paying Agents", the principal of and any premium and interest on the Offered Debt Securities will be payable and each office or agency where, subject to the terms of the Debt Indentures as described below under "-- Form, Exchange, Registration and Transfer", the Offered Debt Securities may be presented for registration of transfer or exchange; (xii) the right of the Company to redeem the Offered Debt Securities at its option and the period or periods, if any, within which and the price or prices at which the Offered Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, and the other detailed terms and provisions of any such optional or mandatory redemption; (xiii) the denominations in which any Offered Debt Securities which are Registered Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denomination or denominations in which any Offered Debt Securities which are Bearer Securities will be issuable, if other than the denomination of $5,000;
(xiv) the currency or currencies (including composite currencies) in which payment of principal of and any premium and interest on the Offered Debt Securities is payable; (xv) any index used to determine the amount of payments of principal of and any premium and interest on the Offered Debt Securities;
(xvi) information with respect to book-entry procedures, if any; (xvii) any applicable United States federal income tax consequences; and (xviii) any other terms of the Offered Debt Securities not inconsistent with the provisions of the Debt Indentures. (Section 301) Any such Prospectus Supplement will also describe any special provisions for the payment of additional amounts with respect to the Offered Debt Securities.

     Debt Securities may be issued as Original Issue Discount Securities. An Original Issue Discount Security is a Debt Security, including any Zero-Coupon Security, which is issued at a price lower than the amount payable upon the Stated Maturity thereof and which provides that upon redemption or acceleration of the maturity thereof an amount less than the amount payable upon the Stated Maturity thereof and determined in accordance with the terms of such Debt Security shall become due and payable. Special United States federal income tax considerations applicable to Debt Securities issued at an original issue discount, including Original

Issue Discount Securities, and special United States tax considerations and other terms and restrictions applicable to any Debt Securities which are issued in bearer form, offered exclusively to United States Aliens or denominated in other than United States dollars, will be set forth in a Prospectus Supplement relating thereto.

     Form, Exchange, Registration and Transfer. Debt Securities of a series may be issuable in definitive form solely as Registered Securities, solely as Bearer Securities or as both Registered Securities and Bearer Securities. Unless otherwise indicated in an applicable Prospectus Supplement, Bearer Securities will have interest coupons attached. (Section 201) The Debt Indentures also provide that Debt Securities of a series may be issuable in temporary or permanent global form. (Section 201)

     Registered Securities of any series will be exchangeable for other Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In addition, if Debt Securities of any series are issuable as both Registered Securities and Bearer Securities, at the option of the Holder, and subject to the terms of the applicable Debt Indenture, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer Securities surrendered in exchange for Registered Securities between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest accrued as of such date will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the terms of the applicable Debt Indenture. Bearer Securities will not be issued in exchange for Registered Securities. (Section 305)

     Debt Securities may be presented for exchange as provided above, and Registered Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Debt Indentures. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Debt Trustee will serve initially as Security Registrar. (Section 305) If a Prospectus Supplement refers to any transfer agents (in addition to the Security Registrar) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if Debt Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a transfer agent in each Place of Payment for such series and, if Debt Securities of a series are also issuable as Bearer Securities, the Company will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located outside the United States. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities. (Section 1002)

     In the event of any redemption in part, the Company shall not be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days prior to the selection of Debt Securities of that series for redemption and ending on the close of business on (A) if Debt Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and (B) if Debt Securities of the series are issuable as Bearer Securities, the date of the first publication of the relevant notice of redemption or, if Securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; or (iii) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor which is immediately surrendered for redemption. (Section 305)

     Payment and Paying Agents. Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium and interest on Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as the Company may designate from time to time, in the manner indicated in such Prospectus Supplement. (Section 1002) Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on Bearer Securities on any Interest Payment Date will be made only against surrender to the Paying Agent of the coupon relating to such Interest Payment Date. (Section
1001) No payment with respect to any Bearer Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to any account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal of and any premium and interest on Bearer Securities denominated and payable in U.S. dollars will be made at the office of the Company's Paying Agent in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002)

     Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium and interest on Registered Securities will be made at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made by check mailed on or before the due date to the address of the Person entitled thereto as such address shall appear in the Security Register. (Sections 307, 1002) Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest. (Section 307)

     Unless otherwise indicated in an applicable Prospectus Supplement, the Debt Trustee, at its corporate trust office in Chicago, Illinois, will act as Paying Agent for payments with respect to Debt Securities which are issuable solely as Registered Securities and the Company will maintain a Paying Agent outside the United States for payments with respect to Debt Securities (subject to limitations described above in the case of Bearer Securities) which are issuable solely as Bearer Securities or as both Registered Securities and Bearer Securities. Any Paying Agents outside the United States and any other Paying Agents in the United States initially designated by Company for the Debt Securities will be named in an applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that, if Debt Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a Paying Agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (i) a Paying Agent in the Borough of Manhattan, The City of New York for principal payments with respect to any Registered Securities of the series (and for payments with respect to Bearer Securities of the series in the circumstances described above, but not otherwise), and (ii) a Paying Agent in a Place of Payment located outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment. (Section 1002)

     All monies paid by the Company to a Paying Agent for the payment of principal of and any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will (subject to applicable escheat laws) be repaid to the Company, and the Holder of such Debt Security or any coupon will thereafter look only to the Company for payment thereof. (Section 1003)

     Global Debt Securities. Debt Securities of a series may be issued in whole or in part in the form of one or more global Debt Securities that will be deposited with, or on behalf of, a depository identified in the Prospectus Supplement relating to such series. Global Debt Securities may be issued in either registered or bearer form and in either temporary or permanent form. (Section 203) Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a global Debt Security may not be transferred except as a whole by the depository for such global Debt Security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee to a successor depository or any nominee of such successor.

     The specific terms of the depository arrangement with respect to a series of Debt Securities and certain limitations and restrictions relating to a series of Bearer Securities in the form of one or more global Debt Securities will be described in the Prospectus Supplement relating to such series.

     Events of Default. Any one of the following events constitutes an Event of Default under each Debt Indenture with respect to Debt Securities of any series:
(a) failure to pay any interest on any Debt Security of that series when due, continued for 30 days; (b) failure to pay principal of or any premium on any Debt Security of that series when due; (c) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series; (d) failure to perform any other covenant of the Company in such Debt Indenture (other than a covenant included in such Debt Indenture solely for the benefit of series of any Debt Securities other than that series), continued for 90 days after written notice as provided in such Debt Indenture; (e) certain events in bankruptcy, insolvency or reorganization involving the Company; and (f) any other Event of Default provided with respect to Debt Securities of that series. (Section 501)

     If an Event of Default with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, either the Debt Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series by notice as provided in the applicable Debt Indenture may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Debt Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the Debt Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502)

     Each Debt Indenture provides that, subject to the duty of the Debt Trustee during default to act with the required standard of care, the Debt Trustee is under no obligation to exercise any of its rights or powers under such Debt Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Debt Trustee reasonable indemnity. (Sections 601, 603) Subject to such provisions for the indemnification of the Debt Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustee, or exercising any trust or power conferred on the Debt Trustee, with respect to the Debt Securities of that series; provided, however, that the Debt Trustee is not obligated to take any action unduly prejudicial to Holders not joining in such direction or involving the Debt Trustee in personal liability. (Section 512)

     The Company is required to furnish to the Debt Trustee annually a statement as to the performance by the Company of its obligations under each Debt Indenture and as to any default in such performance. (Section 1007)

     Defeasance. If so specified with respect to any particular series of Debt Securities issued under an Debt Indenture, the Company may discharge its indebtedness and its obligations or certain of its obligations under such Debt Indenture with respect to such series by depositing funds or obligations issued or guaranteed by the United States of America with the Debt Trustee. (Sections 1301-1303)

     Defeasance and Discharge. Each Debt Indenture provides that, if so specified with respect to the Debt Securities of any series issued under such Debt Indenture (other than convertible Subordinated Debt Securities), the Company will be discharged from any and all obligations in respect of the Debt Securities of such series (except for certain obligations relating to temporary Debt Securities and exchange of Debt Securities, registration of transfer or exchange of Debt Securities of such series, replacement of stolen, lost or mutilated Debt Securities of such series, maintenance of paying agencies to hold moneys for payment in trust and payment of additional amounts, if any, required in consequence of United States withholding taxes imposed on payments to non-United States persons) upon the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any), and each installment of interest on, the Debt Securities of such series on the Stated Maturity of such payments in accordance with the terms of such Debt Indenture and the Debt Securities of such series.

(Sections 1302, 1304) Such a trust may only be established if, among other things, the Company has delivered to the Debt Trustee an Opinion of Counsel to the effect that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of such Debt Indenture there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge, and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred. (Section 1304) In the event of any such defeasance and discharge of Debt Securities of such series, Holders of such series would be entitled to look only to such trust fund for payment of principal of and any premium and any interest on their Debt Securities until Maturity.

     Covenant Defeasance. Each Debt Indenture also provides that, if so specified with respect to the Debt Securities of any series issued thereunder, the Company may omit to comply with certain restrictive covenants, including (in the case of the Senior Debt Indenture) the covenant described under "Limitation on Liens" below, but excluding (in the case of the Subordinated Debt Indenture) any applicable obligation of the Company respecting the conversion of Debt Securities of such series into Common Stock, and any such omission shall not be an Event of Default with respect to the Debt Securities of such series, upon the deposit with the Debt Trustee, in trust, of money and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any), and each installment of interest on, the Debt Securities of such series on the Stated Maturity of such payments in accordance with the terms of such Debt Indenture and the Debt Securities of such series. The obligations of the Company under such Debt Indenture and the Debt Securities of such series other than with respect to such covenants shall remain in full force and effect. (Section 1303) Such a trust may be established only if, among other things, the Company has delivered to the Debt Trustee an Opinion of Counsel to the effect that the Holders of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to United States federal income tax on the same amounts and in the same manner and at the same time as would have been the case if such deposit and defeasance had not occurred. (Section 1304)

     Although the amount of money and U.S. Government Obligations on deposit with the Debt Trustee would be intended to be sufficient to pay amounts due on the Debt Securities of such series at the time of their Stated Maturity, in the event the Company exercises its option to omit compliance with the covenants defeased with respect to the Debt Securities of any series as described above, and the Debt Securities of such series are declared due and payable because of the occurrence of any Event of Default, such amount may not be sufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. The Company shall in any event remain liable for such payments as provided in the applicable Debt Indenture.

     Federal Income Tax Consequences Relating to Defeasance. Under current United States federal income tax law, defeasance and discharge would likely be treated as a taxable exchange of Debt Securities to be defeased for an interest in the defeasance trust. As a consequence, a holder would recognize gain or loss equal to the difference between the holder's cost or other tax basis for such Debt Securities and the value of the holder's interest in the defeasance trust, and thereafter would be required to include in income the holder's share of the income, gain or loss of the defeasance trust. Under current United States federal income tax law, covenant defeasance would ordinarily not be treated as a taxable exchange of such Debt Securities.

     Meetings, Modification and Waiver. Modifications and amendments of either Debt Indenture may be made by the Company and the Debt Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without consent of the Holder of each Outstanding Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security, (b) change the Redemption Date with respect to any Debt Security, (c) reduce the principal amount of, or premium or interest on, any Debt Security, (d) change any obligation of the Company to pay additional amounts, (e) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the Maturity thereof, (f) change the coin or currency in which any Debt Security or any premium or interest thereon is payable, (g) change the redemption right of any Holder, (h) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security or any conversion right with respect thereto, (i) reduce the percentage in principal amount of Outstanding Securities of any series, the consent of whose Holders is required for modification or amendment of such Debt Indenture or for waiver of compliance with certain provisions of such Debt Indenture or for waiver of certain defaults, (j) reduce the requirements contained in such Debt Indenture for quorum or voting, (k) change any obligation of the Company to maintain an office or agency in the places and for the purposes required by such Debt Indenture,
(l) adversely affect the right to convert Subordinated Debt Securities, if applicable, or (m) modify any of the above provisions. (Section 902)

     The Subordinated Debt Indenture may not be amended to alter the subordination of any outstanding Subordinated Debt Securities without the consent of each holder of Senior Indebtedness (as defined below under "-- Provisions Applicable Solely to Subordinated Debt Securities") then outstanding that would be adversely affected thereby. (Section 907 of the Subordinated Debt Indenture)

     The Holders of a majority in aggregate principal amount of the Outstanding Securities of each series may, on behalf of all Holders of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Debt Indenture under which such series has been issued. (Section 1008) The Holders of a majority in aggregate principal amount of the Outstanding Securities of each series may, on behalf of all Holders of that series, waive any past default under the applicable Debt Indenture with respect to any Debt Securities of that series, except a default (a) in the payment of principal of, or premium, if any, or any interest on any Debt Security of such series or (b) in respect of a covenant or provision of such Debt Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected. (Section 513)

     Each Debt Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or are present at a meeting of the Holders for quorum purposes, (i) the principal amount of an Original Issue Discount Security that is deemed to be Outstanding will be the amount of the principal that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof, and (ii) the principal amount of a Debt Security denominated in a foreign currency or currency units will be the U.S. dollar equivalent, determined on the date of original issuance of such Debt Security, of the principal amount of such Debt Security or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent, determined on the date of original issuance of such Security, of the amount determined as provided in (i) above. (Section 101)

     Each Debt Indenture contains provisions for convening meetings of the Holders of a series if Debt Securities of that series are issuable as Bearer Securities. (Section 1401) A meeting may be called at any time by the Trustee, and also, upon request, by the Company or the Holders of at least 10% in aggregate principal amount of the Outstanding Securities of such series, in any such case upon notice given in accordance with "-- Notices" below. (Section
1402) Except for any consent which must be given by the Holder of each Outstanding Security affected thereby, as described above, any resolution presented at a meeting (or adjourned meeting at which a quorum is present) may be adopted by the affirmative vote of the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series; provided, however, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in aggregate principal amount of the Outstanding Securities of a series may be adopted at a meeting (or adjourned meeting duly reconvened at which a quorum is present) by the affirmative vote of the Holders of such specified percentage in aggregate principal amount of the Outstanding Securities of that series. Any resolution passed or decision taken at any meeting of Holders of any series duly held in accordance with the applicable Debt Indenture will be binding on all Holders of that series and related coupons. The quorum at any meeting, and at any reconvened meeting, will be Persons holding or representing a majority in aggregate principal amount of the Outstanding Securities of a series. (Section
1404)

     Consolidation, Merger and Sale of Assets. The Company, without the consent of the Holders of any of the outstanding Debt Securities under either Debt Indenture, may consolidate with or merge into, or convey, transfer or lease its assets substantially as an entirety to, any Person which is a corporation, partnership or trust organized and validly existing under the laws of any domestic jurisdiction, provided that any successor Person assumes the Company's obligations on the Securities and under such Debt Indenture, that after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, shall have occurred and be continuing, and that certain other conditions are met. (Section 801)

     Notices. Except as otherwise provided in the Debt Indentures, notices to Holders of Bearer Securities will be given by publication at least twice in a daily newspaper in The City of New York and in such other city or cities as may be specified in such Bearer Securities. Notices to Holders of Registered Securities will be given by mail to the addresses of such Holders as they appear in the Security Register. (Section 106)

     Title. Title to any Bearer Securities (including Bearer Securities in permanent global form) and any coupons appertaining thereto will pass by delivery. The Company, the Debt Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security and the bearer of any coupon and the registered owner of any Registered Security as the owner thereof (whether or not such Debt Security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section 308)

     Replacement of Securities and Coupons. Any mutilated Debt Security or a Debt Security with a mutilated coupon appertaining thereto will be replaced by the Company at the expense of the Holder upon surrender of such Debt Security to the Debt Trustee. Debt Securities or coupons that became destroyed, stolen or lost will be replaced by the Company at the expense of the Holder upon delivery to the Debt Trustee of the Debt Security and coupons or evidence of destruction, loss or theft thereof satisfactory to the Company and the Debt Trustee; in the case of any coupon which becomes destroyed, stolen or lost, such coupon will be replaced by issuance of a new Debt Security in exchange for the Debt Security to which such coupon appertains. In the case of a destroyed, lost or stolen Debt Security or coupon, an indemnity satisfactory to the Debt Trustee and the Company may be required at the expense of the Holder of such Debt Security or coupon before a replacement Debt Security will be issued. (Section 306)

     Governing Law. The Debt Indentures, the Debt Securities and coupons will be governed by, and construed in accordance with, the laws of the State of New York. (Section 113)

     Regarding the Trustee. First Trust National Association, the Debt Trustee under each Debt Indenture, is also trustee under another indenture under which several issues of the Company's debt securities are outstanding.

     Each Debt Indenture contains certain limitations on the right of the Debt Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. (Section 613) The Debt Trustee is permitted to engage in certain other transactions; however, if it acquires any conflicting interest (as described in the Debt Indentures), it must eliminate such conflict or resign. (Section 608)

     Pursuant to the Trust Indenture Act, should a default occur with respect to either the Senior Debt Securities or the Subordinated Debt Securities, First Trust National Association would be required to resign as Debt Trustee under one of the Debt Indentures within 90 days of such default unless such default were cured, duly waived or otherwise eliminated.

PROVISIONS APPLICABLE SOLELY TO SENIOR DEBT SECURITIES

     General. Senior Debt Securities will be issued under the Senior Debt Indenture, and each series will rank pari passu as to the right of payment of principal and any premium and interest with each other series issued thereunder and will rank senior to all series of Subordinated Debt Securities that may be issued.

     Certain Definitions. For purposes of the following discussion, the following definitions are applicable (Section 101 of the Senior Debt Indenture):

     "Net Tangible Assets" means the total amount of assets appearing on a consolidated balance sheet of the Company and its Subsidiaries less, without duplication: (a) all current liabilities (excluding any thereof which are extendible or renewable by their terms or replaceable or refundable pursuant to enforceable commitments at the option of the obligor thereon without requiring the consent of the obligee to a time more than 12 months after the time as of which the amount thereof is being computed and excluding current maturities of long-term debt and preferred stock); (b) all reserves for depreciation and other asset valuation reserves but excluding reserves for deferred federal income taxes arising from accelerated depreciation or otherwise; (c) all goodwill, trademarks, trade names, patents and unamortized debt discount and expense and other like intangible assets carried as an asset and (d) all appropriate adjustments on account of minority interests of other Persons holding common stock in any Subsidiary.

     "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Principal Property" means any natural gas pipeline, natural gas distribution system, natural gas gathering system or natural gas storage facility located in the United States, except any such property that in the opinion of the Board of Directors is not of material importance to the business conducted by the Company and its consolidated Subsidiaries taken as a whole.

     "Principal Subsidiary" means any Subsidiary which owns a Principal
Property.

     "Subsidiary" means a corporation more than 50% of the outstanding stock of which is owned, directly or indirectly, by the Company or by one or more Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

     Limitation on Liens. The Company covenants in the Senior Debt Indenture that it will not, nor will it permit any Subsidiary to, issue, assume or guarantee any debt for money borrowed ("Debt") if such Debt is secured by a mortgage, pledge, security interest or lien (a "mortgage" or "mortgages") upon any Principal Property of the Company or any Principal Subsidiary or upon any shares of stock or indebtedness of any Principal Subsidiary (whether such Principal Property, shares or indebtedness was owned on the date of the Senior Debt Indenture or thereafter acquired) without in any such case effectively providing that the Senior Debt Securities shall be secured equally and ratably with (or prior to) such Debt, except that the foregoing restrictions shall not apply to: (a) mortgages on any property acquired, constructed or improved by the Company or any Principal Subsidiary after the date of the Senior Debt Indenture which are created within 180 days after such acquisition (or in the case of property constructed or improved, after the completion and commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of the purchase price or cost thereof, provided that in the case of such construction or improvement the mortgages shall not apply to any property theretofore owned by the Company or any Subsidiary other than theretofore unimproved real property; (b) existing mortgages on property acquired (including mortgages on any property acquired from a Person which is consolidated with or merged with or into the Company or a Subsidiary) or mortgages outstanding at the time any corporation becomes a Subsidiary; (c) mortgages in favor of domestic or foreign governmental bodies to secure advances or other payments pursuant to any contract or statute or to secure indebtedness incurred to finance the purchase price or cost of constructing or improving the property subject to such mortgages, including mortgages to secure Debt of the pollution control or industrial revenue bond type; (d) mortgages in favor of the Company or any Principal Subsidiary; or (e) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in any of the foregoing clauses (a)-(d). (Section 1006 of the Senior Debt Indenture)

     Notwithstanding the foregoing, the Company and any Subsidiary may, without securing the Senior Debt Securities, issue, assume or guarantee secured Debt (which would otherwise be subject to the foregoing restrictions) in an aggregate amount which, together with all other such Debt, does not exceed 10% of the Net Tangible Assets, as shown on a consolidated balance sheet as of a date not more than 90 days prior to the proposed transaction prepared by the Company in accordance with generally accepted accounting principles. (Section 1006 of the Senior Debt Indenture)

PROVISIONS APPLICABLE SOLELY TO SUBORDINATED DEBT SECURITIES

     Subordination. The Subordinated Debt Securities will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Debt Indenture, to all Senior Indebtedness (as defined below) of the Company. If the Company should default in the payment of any principal of or premium or interest on any Senior Indebtedness when the same becomes due and payable, whether at Stated Maturity or a date fixed for prepayment or by declaration of acceleration or otherwise, then, upon written notice of such default to the Company by the holders of such Senior Indebtedness or any trustee therefor and subject to certain rights of the Company to dispute such default and subject to proper notification of the Trustee, unless and until such default has been cured or waived or ceases to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) will be made or agreed to be made for principal of, premium, if any, or interest, if any, on the Subordinated Debt Securities, or in respect of any redemption, retirement, purchase or other acquisition of the Subordinated Debt Securities other than those made in capital stock of the Company (or cash in lieu of fractional shares thereof) pursuant to any conversion right of the Subordinated Debt Securities or otherwise made in capital stock of the Company. (Sections 1601, 1604 and 1605 of the Subordinated Debt Indenture)

     "Senior Indebtedness" is defined in Section 101 of the Subordinated Debt Indenture as Indebtedness (as defined below) of the Company outstanding at any time except (a) any Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is not senior in right of payment to the Subordinated Debt Securities, (b) the Subordinated Debt Securities, (c) any Indebtedness of the Company to a wholly-owned Subsidiary of the Company, (d) interest accruing after the filing of a petition initiating certain bankruptcy or insolvency proceedings unless such interest is an allowed claim enforceable against the Company in a proceeding under federal or state bankruptcy laws and (e) trade accounts payable. "Indebtedness" is defined in Section 101 of the Subordinated Debt Indenture as, with respect to any Person, (a) (i) the principal of and premium and interest, if any, on indebtedness for money borrowed of such Person evidenced by bonds, notes, debentures or similar obligations, including any guaranty by such Person of any indebtedness for money borrowed of any other Person, whether any such indebtedness or guaranty is outstanding on the date of the Subordinated Debt Indenture or is thereafter created, assumed or incurred,
(ii) the principal of and premium and interest, if any, on indebtedness for money borrowed, incurred, assumed or guaranteed by such Person in connection with the acquisition by it or any of its subsidiaries of any other business, properties or other assets and (iii) lease obligations which such Person capitalizes in accordance with Statement of Financial Accounting Standards No. 13 promulgated by the Financial Accounting Standards Board or such other generally accepted accounting principles as may be from time to time in effect,
(b) any other indebtedness of such Person, including any indebtedness representing the balance deferred and unpaid of the purchase price of any property or interest therein, including any such balance that constitutes a trade account payable, and any guaranty, endorsement or other contingent obligation of such Person in respect of any indebtedness of another, which is outstanding on the date of the Subordinated Debt Indenture or is thereafter created, assumed or incurred by such Person and (c) any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Indebtedness in clause (a) or (b) above.

     If (i) without the consent of the Company a court shall enter (A) an order for relief with respect to the Company under the United States federal bankruptcy laws, (B) a judgment, order or decree adjudging the Company a bankrupt or insolvent, or (C) an order for relief for reorganization, arrangement, adjustment or composition of or in respect of the Company under the United States federal bankruptcy laws or state insolvency laws or (ii) the Company shall institute proceedings for the entry of an order for relief with respect to the Company under the United States federal bankruptcy laws or for an adjudication of insolvency, or shall consent to the institution of bankruptcy or insolvency proceedings against it, or shall file a petition seeking, or seek or consent to reorganization, arrangement, composition or similar relief under any applicable law, or shall consent to the filing of such petition or to the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator or similar official in respect of the Company or of substantially all of its property, or the Company shall make a general assignment for the benefit of creditors, then all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) will first be paid in full before any payment or distribution, whether in cash, securities or other property, is made on account of the principal of, premium, if any, or interest, if any, on the Subordinated Debt Securities. In such event, any payment or distribution on account of the principal of, premium, if any, or interest, if any, on the Subordinated Debt Securities, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Subordinated Debt Securities, to the payment of all Senior Indebtedness then outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Subordinated Debt Securities will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full. If any payment or distribution on account of the principal of, premium, if any, or interest, if any, on the Subordinated Debt Securities of any character, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Subordinated Debt Securities, to the payment of all Senior Indebtedness then outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), shall be received by the Debt Trustee or any Holder of any Subordinated Debt Securities in contravention of any of the terms of the Subordinated Debt Indenture, such payment or distribution will be received in trust for the benefit of, and will be paid over or delivered and transferred to, the holders of the Senior Indebtedness then outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full. In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the Holders of Subordinated Debt Securities, together with the holders of any other obligations of the Company ranking on a parity with the Subordinated Debt Securities, will be entitled to be repaid from the remaining assets of the Company the amounts at that time due and owing on account of unpaid principal of or any premium or interest on the Subordinated Debt Securities and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or obligations of the Company ranking junior to the Subordinated Debt Securities and such other obligations. (Section 1601 of the Subordinated Debt Indenture)

     The Prospectus Supplement respecting any series of Subordinated Debt Securities will set forth any subordination provisions applicable to such series in addition to or different from those described above.

     By reason of such subordination, in the event of the insolvency of the Company, Holders of Senior Indebtedness and holders of other obligations of the Company that are not subordinated to Senior Indebtedness may receive more, ratably, than Holders of the Subordinated Debt Securities. Such subordination will not prevent the occurrence of an Event of Default or limit the right of acceleration in respect of the Subordinated Debt Securities.

     Conversion. The Subordinated Debt Indenture may provide for a right of conversion of Subordinated Debt Securities into Common Stock (or cash in lieu thereof). (Sections 301 and 1501 of the Subordinated Debt Indenture) The following provisions will apply to Debt Securities that are convertible Subordinated Debt Securities unless otherwise provided in the Prospectus Supplement for such Debt Securities.

     The Holder of any convertible Subordinated Debt Securities will have the right exercisable at any time set forth in the Prospectus Supplement, unless previously redeemed or otherwise purchased by the Company, to convert such Subordinated Debt Securities into shares of Common Stock at the conversion price or conversion rate set forth in the Prospectus Supplement, subject to adjustment. (Section 1502 of the Subordinated Debt Indenture) The holder of convertible Subordinated Debt Securities may convert any portion thereof which is $1,000 in principal amount or any integral multiple thereof. (Section 1502 of the Subordinated Debt Indenture)

     In certain events, the conversion price or conversion rate will be subject to adjustment as set forth in the Subordinated Debt Indenture. Such events include the issuance of shares of Common Stock of the Company as a dividend or distribution on the Common Stock; subdivisions, combinations and reclassifications of the Common Stock; the issuance to all holders of Common Stock of rights or warrants entitling the holders thereof (for a period not exceeding 45 days) to subscribe for or purchase shares of Common Stock at a price per share less than the then current market price per share of Common Stock (as determined pursuant to the Subordinated Debt Indenture); and the distribution to substantially all holders of Common Stock of evidences of indebtedness, equity securities (including equity interests in the Company's Subsidiaries) other than Common Stock, or other assets (excluding cash dividends paid from surplus) or subscription rights or warrants (other than those referred to above). No adjustment of the conversion price or conversion rate will be required unless an adjustment would require a cumulative increase or decrease of at least 1% in such price or rate. (Section 1504 of the Subordinated Debt Indenture) Certain adjustments in the conversion price or conversion rate in accordance with the foregoing provisions may result in constructive distributions to either holders of the Subordinated Debt Securities or holders of Common Stock which would be taxable pursuant to Treasury Regulations issued under section 305 of the Internal Revenue Code of 1986, as amended. The amount of any such taxable constructive distribution would be the fair market value of the Common Stock which is treated as having been constructively received, such value being determined as of the time the adjustment resulting in the constructive distribution is made.

     Fractional shares of Common Stock will not be issued upon conversion, but, in lieu thereof, the Company will pay a cash adjustment based on the then current market price for the Common Stock. (Section 1503 of the Subordinated Debt Indenture) Upon conversion, no adjustments will be made for accrued interest or dividends, and therefore convertible Subordinated Debt Securities surrendered for conversion between the record date for an interest payment and the Interest Payment Date (except convertible Subordinated Debt Securities called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the interest thereon which the registered holder is to receive. (Sections 1504 and 1502 of the Subordinated Debt Indenture)

     In the case of any consolidation or merger of the Company (with certain exceptions) or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to any Person, each Holder of convertible Subordinated Debt Securities, after the consolidation, merger, conveyance, transfer or lease, will have the right to convert such convertible Subordinated Debt Securities only into the kind and amount of securities, cash and other property which the Holder would have been entitled to receive upon or in connection with such consolidation, merger, conveyance, transfer or lease, if the Holder had held the Common Stock issuable upon conversion of such convertible Subordinated Debt Securities immediately prior to such consolidation, merger, conveyance, transfer or lease. (Section 1505 of the Subordinated Debt Indenture)

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     K N is currently authorized by its Restated Articles of Incorporation, as amended (the "K N Charter") to issue 50,000,000 shares of Common Stock, of which 32,024,557 were outstanding on December 31, 1997; 200,000 shares of Class A Preferred Stock, no par value ("Class A Preferred Stock"), of which 70,000 shares were outstanding as Class A $5.00 Cumulative Preferred Stock on such date; and 2,000,000 shares of Class B Preferred Stock, no par value ("Class B Preferred Stock"), none of which were outstanding on such date.

     The Board of Directors of K N is authorized by the K N Charter to provide, without further stockholder action, for the issuance of one or more series of Class A Preferred Stock and Class B Preferred Stock. The Board of Directors has the power to fix various terms with respect to each such series, including voting power, designations, preferences, dividend rates, conversion and exchange provisions, redemption provisions and, in the case of the Class B Preferred Stock, the amounts which holders are entitled to receive upon any liquidation, dissolution or winding up of K N. Class A Preferred Stock and Class B Preferred Stock will rank prior to the Common Stock with respect to both dividends and distribution of assets on liquidation, dissolution or winding up of K N.

     In the event of any liquidation, dissolution or winding up of K N, whether voluntary or involuntary, the holders of shares of Class A Preferred Stock of each series shall be entitled to receive in full out of the assets of K N the sum of $100 per share of Class A Preferred Stock, plus any arrearages in dividends thereon to the date fixed for the payment in liquidation, before any distribution shall be made to the holders of shares of any stock junior to the Class A Preferred Stock. K N may, at the option of the Board of Directors, redeem the whole or any part of the Class A Preferred Stock, or of any series thereof at any time or from time to time within the period during which such stock is, according to the K N Charter, or the resolutions of the Board of Directors providing for the issue thereof, redeemable, by paying the redemption price thereof, including any arrearages in dividends thereon to the date fixed for redemption. The Class A $5.00 Cumulative Preferred Stock is redeemable, in whole or in part, at the option of K N at any time, or from time to time, at the price of $105 per share plus accrued and unpaid dividends. This series has no sinking fund requirements. Holders of shares of Class A $5.00 Cumulative Preferred Stock are entitled to receive, when and as declared by the Board of Directors of K N, cumulative preferential cash dividends at the annual rate of $5.00 per share prior to the payment of any dividends or other distributions on (or purchase or redemption of) the Class B Preferred Stock or the Common Stock.

     In the event of any liquidation, dissolution or winding up of K N, whether voluntary or involuntary, the holders of shares of Class B Preferred Stock of each series shall be entitled to receive, subject to the prior rights of the holders of shares of Class A Preferred Stock, the full preferential amount fixed by the K N Charter, or by the resolutions of the Board of Directors providing for the issue thereof, including any arrearages in dividends thereon to the date fixed for the payment in liquidation, before any distribution shall be made to the holders of shares of any stock junior to the Class B Preferred Stock. Dividends may not be declared or paid or set apart for payment on any series of Class B Preferred Stock, unless there shall be no arrearages in dividends on any series of Class A Preferred Stock entitled to cumulative dividends for any past dividend period and dividends in full for the current dividend period have been paid or declared or set aside for payment on all Class A Preferred Stock.

     In addition, the holders of the Class A Preferred Stock then outstanding have the right to vote separately as a class with respect to (i) certain amendments to the K N Charter or the By-Laws of K N which adversely affect the voting powers, rights or preferences of the holders of shares of Class A Preferred Stock, (ii) the creation of any class of stock or any security convertible into or exchangeable for or evidencing the right to purchase any stock ranking prior to or on a parity with, either as to dividends or upon liquidation, the Class A Preferred Stock, or (iii) certain mergers or consolidations of K N with or into any other corporation. For such actions to be taken by K N, including increasing the authorized amount of any class of stock ranking prior to the Class A Preferred Stock, the affirmative vote of the holders of at least 50% of the shares of the Class A Preferred Stock then outstanding would be required. The affirmative vote of at least 50% of the shares of any series of Class A Preferred Stock then outstanding is required for K N to amend the K N Charter or resolutions of the Board of Directors of K N providing for the issue of such series of Class A Preferred Stock so as to affect adversely the powers, preferences or rights of holders of Class A Preferred Stock of such series. The holders of Class B Preferred Stock then outstanding also have the right to a separate vote regarding (a) the events described in the first sentence of this paragraph with regard to such Class B Preferred Stock, requiring the affirmative vote of at least 50% of the shares of Class B Preferred Stock then outstanding, and (b) amendments to the K N Charter, or to resolutions of K N's Board of Directors providing for the issue of any series of Class B Preferred Stock so as to affect adversely the powers, preferences or rights of the holders of such series, requiring the affirmative vote of at least 50% of the shares of such series then outstanding.

     If dividends are in arrears on the shares of any series of Class A Preferred Stock to which the following provisions are made applicable pursuant to the K N Charter or resolutions of K N's Board of Directors providing for the issue of any such series (i) in an aggregate amount equal to three but less than six full quarterly dividends, then the holders of the shares of all such series of Class A Preferred Stock have the exclusive right, voting separately as a class and without regard to series, to elect directors constituting one-third of K N's Board of Directors or (ii) in an aggregate amount equal to six full quarterly dividends, then such holders have the exclusive right, voting separately as a class and without regard to series, to elect directors constituting one-half of K N's Board of Directors plus one additional director, in each case until all arrearages in dividends and dividends in full for the current quarterly period have been paid on or declared and set aside for payment on the shares of such series. These provisions are applicable to the Class A $5.00 Cumulative Preferred Stock. The holders of any outstanding Class B Preferred Stock would have the right to elect directors of K N similar to the Class A $5.00 Cumulative Preferred Stock in the event of nondeclaration of dividends, for the periods described above, on the Class B Preferred Stock if the holders of the Class A $5.00 Cumulative Preferred Stock are not then entitled to elect directors as described above.

     All outstanding shares of Common Stock are, and any shares of Common Stock newly issued under any Prospectus Supplement will be, validly issued, fully paid and nonassessable. Holders of K N Common Stock and Class A $5.00 Cumulative Preferred Stock are entitled to one vote for each share on all matters voted on by stockholders. Holders of Common Stock, Class A Preferred Stock and Class B Preferred Stock have no preemptive rights to subscribe for or purchase any additional securities issued by K N. Subject to the preferential rights of the holders of the Class A Preferred Stock and Class B Preferred Stock, the holders of Common Stock are entitled to receive any dividends which may be declared by the Board of Directors out of funds legally available therefor and to share pro rata in the net assets of K N upon liquidation, dissolution or winding up. Shares of Common Stock have no cumulative voting rights or redemption, sinking fund or conversion privileges.

ANTI-TAKEOVER MATTERS

     Charter and Bylaws. Certain provisions of the K N Charter and the By-Laws of K N could have the effect of preventing a change in control of K N in certain situations. These provisions generally provide for (a) the classification of the Board of Directors of K N into three classes of as nearly an equal number as possible, having staggered terms of three years each; (b) the removal of directors only for cause or by unanimous vote of the remaining members of the Board of Directors; (c) the filling of any vacancy on the Board of Directors by the remaining directors then in office; (d) the limitation of the number of directors to a minimum of nine and a maximum of 15, with the exact number to be determined by the Board of Directors; (e) increasing the stockholder vote required to amend, repeal or adopt any provision inconsistent with the foregoing provisions under (a), (b) and (d) above to two-thirds of the outstanding voting securities of K N; (f) the requirement that certain business combinations or transactions involving K N and any beneficial owner of more than 5% of the outstanding voting securities of K N be approved by holders of at least twothirds of the outstanding voting securities of K N, including those held by such beneficial owner, unless the business combination or transaction is (I) approved by the Board of Directors before such beneficial owner became a holder of more than 5% of K N's outstanding voting securities or (II) approved by sufficient members of the Board of Directors to constitute a majority of the members of the full Board of Directors in office prior to the time such beneficial owner became a holder of more than 5% of K N's voting securities, or
(III) with an entity
of which a majority of the outstanding shares of voting securities is owned by K N and its subsidiaries; (g) increasing the stockholder vote required to amend, repeal or adopt any provision inconsistent with the foregoing provision under
(f) above to two-thirds or more of the then outstanding shares of voting securities of K N; (h) the requirement that certain business combinations or transactions involving K N and any beneficial owner of 10% or more of the outstanding voting securities of K N be approved by holders of at least 80% of the outstanding voting securities of K N, including those held by such beneficial owner, unless (I) the business combination or transaction is approved by three-fourths of the Board of Directors then in office who are not associated with or related to anyone who beneficially owns, and do not themselves own, 10% or more of K N's voting securities or (II) certain conditions relating generally to the fairness of the price to be received by stockholders of K N in such business combination or transaction are satisfied; (i) increasing the stockholder vote required to amend, repeal or adopt any provision inconsistent with the foregoing provision under (h) above to 80% or more of the outstanding voting securities of K N unless approved by an affirmative vote of three-fourths of the Board of Directors then in office who are not associated with or related to anyone who beneficially owns, and do not themselves own, 10% or more of K N's voting securities; (j) certain procedural requirements for stockholder nominations to the Board of Directors; and (k) the requirement that special meetings of stockholders may only be called by stockholders owning 51% or more of the outstanding voting securities of K N, by a majority of the Board of Directors, the Chairman of the Board of Directors or the President of K N.

     Shareholder Rights Plan. On August 17, 1995, the Board of Directors of K N declared a dividend of one preferred share purchase right (a "Right") with respect to each outstanding share of Common Stock held of record on September 15, 1995 or issued thereafter and prior to the date the Rights become exercisable. Until the Rights become exercisable, they will be evidenced by certificates for shares of Common Stock and will automatically trade with the Common Stock. If and when the Rights become exercisable, Rights certificates will be distributed and the Rights will become separately tradable. The full terms of the Rights are set forth in the Rights Agreement, dated as of August 21, 1995 (the "Rights Agreement"), between the Company and The Bank of New York, as Rights Agent. A copy of the Rights Agreement is filed as an exhibit to the Registration Statement.

     Each Right entitles the holder thereof to purchase from the Company one one-thousandth of a share of Class B Junior Participating Series Preferred Stock, without par value (the "Preferred Shares"), for a price of $80 per one onethousandth of a Preferred Share (the "Purchase Price"), subject to adjustment. The Rights become exercisable upon the earlier of (i) ten business days following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 20% or more of the outstanding voting shares of the Company or (ii) ten business days following the commencement or announcement of an intention to commence a tender or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the outstanding voting shares of the Company. The Rights will expire on the later of September 15, 2005 or the third anniversary of the date on which the Rights became exercisable (the "Final Expiration Date"), unless the Final Expiration Date is extended or the Rights are earlier redeemed or exchanged by the Company as described below.

     If a person or group were to acquire 20% or more of the voting shares of the Company, each Right then outstanding (other than Rights beneficially owned by the acquiring person, which would become null and void) would become a right to buy that number of shares of Common Stock (or, under certain circumstances, the equivalent number of one onethousandths of a Preferred Share) that at the time of such acquisition would have a market value of two times the Purchase Price of the Right. If the Company were acquired in a merger or other business combination transaction or more than 50% of its consolidated assets or earning power were sold, proper provision will be made so that holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the Purchase Price of the Right.

     At any time after the acquisition by a person or group of beneficial ownership of 20% or more of the outstanding voting shares of the Company and before the acquisition by a person or group of 50% or more of the outstanding voting shares of the Company, the Board of Directors may, at its option, issue shares of

Common Stock (or Preferred Shares) in mandatory redemption of, and in exchange for, all or part of the then outstanding and exercisable Rights (other than Rights owned by such person or group, which would become null and void) at an exchange ratio of one share of Common Stock (or one one-thousandth of a Preferred Share) for each Right, subject to adjustment. In addition, the Company is entitled to redeem all of the outstanding Rights at a price of $0.01 per Right at any time prior to the first public announcement that a person or group has become the beneficial owner of 20% or more of the outstanding voting shares of the Company.

     Until a Right is exercised, the holder thereof, as such, has no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

KANSAS BUSINESS COMBINATION ACT

     K N is subject to Sections 17-12,100 et seq. of the Kansas Statutes Annotated (the "K.S.A."), which imposes a three-year moratorium on business combinations between a Kansas corporation and an "interested stockholder" (in general, a stockholder owning 15% or more of a corporation's outstanding voting stock) or an affiliate or associate thereof unless (a) prior to an interested stockholder becoming such, the board of directors of the corporation has approved either the business combination or the transaction by which the interested stockholder became such; (b) upon consummation of the transaction resulting in an interested stockholder becoming such, the interested stockholder owns 85% of the voting stock that was outstanding at the time the transaction commenced (excluding, from the calculation of outstanding shares, shares beneficially owned by management, directors and certain employees stock plans); or (c) on or after the date an interested stockholder becomes such, the business combination is approved by (i) the Board of Directors and (ii) the affirmative vote of the holders of at least 66 2/3% of the outstanding shares (other than those shares beneficially owned by the interested stockholder) at a meeting of stockholders.

KANSAS CONTROL SHARE ACQUISITIONS ACT

     K N is also subject to Sections 17-1286 et seq. of the K.S.A. (the "Kansas Control Share Acquisitions Act"), which applies to public corporations incorporated in Kansas that have certain other connections with the state. The Kansas Control Share Acquisitions Act relates principally to the acquisition of "control shares" in such a corporation. Under the Kansas Control Share Acquisitions Act, a control share acquisition is one that, except for the operation of the Act, would raise the acquiring person's voting power in the election of directors of the subject corporation to or above any of three thresholds: one-fifth or more but less than one-third of all voting power; one-third or more but less than a majority of all voting power; and at least a majority of all voting power. Whenever a control share acquisition occurs, the acquiring person has no voting rights with respect to those shares unless both a majority of all outstanding shares and a majority of all such shares excluding all "interested shares" (in general, shares beneficially controlled by the acquiring person or any officer or inside director of the subject corporation) approve the acquisition. If the control shares are accorded voting rights, then dissenters' rights are available under the Kansas Control Share Acquisitions Act to stockholders who did not vote in favor of the control share acquisition and who comply with certain prescribed procedures. If the stockholders vote not to accord voting rights to the control shares, however, then the issuing corporation has a 60-day option to redeem all such shares at market value.

OTHER MATTERS

     The Bank of New York serves as registrar and transfer agent for the Common Stock and for the Class A $5.00 Cumulative Preferred Stock.

        DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

     The Company may issue Stock Purchase Contracts, including contracts obligating holders to purchase from the Company, and the Company to sell to the holders, a specified number of shares of Common Stock at a future date or dates. The consideration per share of Common Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock

Purchase Contracts. The Stock Purchase Contracts may be issued separately or as Stock Purchase Units consisting of a Stock Purchase Contract and Debt Securities, Preferred Securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the Common Stock under the Stock Purchase Contracts. The Stock Purchase Contracts may require the Company to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner.

     The applicable Prospectus Supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the Prospectus Supplement will not necessarily be complete, and reference will be made to the Stock Purchase Contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to such Stock Purchase Contracts or Stock Purchase Units. Certain material United States federal income tax considerations applicable to the Stock Purchase Units and the Stock Purchase Contracts will be discussed in the Prospectus Supplement relating thereto.

                              BOOK-ENTRY ISSUANCE

     Unless otherwise specified in the applicable Prospectus Supplement, The Depositary Trust Company ("DTC") will act as depositary for Securities issued in the form of Global Securities. Such Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered Global Securities will be issued for such Securities representing in the aggregate the total number of such Securities, and will be deposited with or on behalf of DTC.

     DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for such Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Securities. Transfers of ownership interests in Securities issued in the form of Global Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in such Securities, except in the event that use of the book-entry system for such Securities is discontinued.

     DTC has no knowledge of the actual Beneficial Owners of the Securities issued in the form of Global Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. as the registered holder of Securities issued in the form of Global Securities. If less than all of a series of such Securities are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

     Although voting with respect to Securities issued in the form of Global Securities is limited to the holders of record of such Securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to such Securities. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the issuer of such Securities as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Payments in respect of Securities issued in the form of Global Securities will be made by the issuer of such Securities to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the Institutional Trustee, either Trust or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments to DTC are the responsibility of the issuer of the applicable Securities, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     DTC may discontinue providing its services as depositary with respect to any Securities at any time by giving reasonable notice to the issuer of such Securities. In the event that a successor depositary is not obtained, individual Security certificates representing such Securities are required to be printed and delivered. The Company, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary).

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Trust and the Company believe to be accurate, but the Trust and the Company assume no responsibility for the accuracy thereof. Neither the Trust nor the Company has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                              PLAN OF DISTRIBUTION

     Any of the Securities being offered hereby may be sold in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through dealers; and (iv) directly by the Company or, in the case of Preferred Securities, by the Trust to purchasers.

     The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Offers to purchase Securities may be solicited by agents designated by the Company from time to time. Any such agent involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company or the Trust to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Securities so offered and sold.

     If Securities are sold by means of an underwritten offering, the Company and, in the case of an offering of Preferred Securities, the Trust will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable Prospectus Supplement which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is being delivered to the public. If underwriters are utilized in the sale of any Securities in respect of which this Prospectus is being delivered, such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of Securities, unless otherwise indicated in the applicable Prospectus Supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of such Securities will be obligated to purchase all such Securities if any are purchased.

     The Company or the Trust, as applicable, may grant to the underwriters options to purchase additional Securities, to cover over-allotments, if any, at the initial public offering price (with additional underwriting commissions or discounts), as may be set forth in the Prospectus Supplement relating thereto. If the Company or the Trust, as applicable, grants any over-allotment option, the terms of such over-allotment option will be set forth in the Prospectus Supplement for such Securities.

     If a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Company or the Trust, as applicable, will sell such Securities to the dealer as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the Securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     Offers to purchase Securities may be solicited directly by the Company or the Trust, as applicable, and the sale thereof may be made by the Company or the Trust directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

     Securities may also be offered and sold, if so indicated in the applicable Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for the Company or the Trust, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company or the Trust and its compensation will be described in the applicable Prospectus Supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the Securities remarketed thereby.

     If so indicated in the applicable Prospectus Supplement, the Company or the Trust, as applicable, may authorize agents and underwriters to solicit offers by certain institutions to purchase Securities from the Company or the Trust at the public offering price set forth in the applicable Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable Prospectus Supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable Prospectus Supplement. A commission indicated in the applicable Prospectus supplement will be paid to underwriters and agents soliciting purchases of Securities pursuant to delayed delivery contracts accepted by the Company or the Trust, as applicable.

     Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements with the Company or the Trust, as applicable, to indemnification by the Company or the Trust against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters, dealers and remarketing firms may be required to make in respect thereof.

     Each series of Securities will be a new issue and, other than the Common Stock, which is listed on the New York Stock Exchange, will have no established trading market. The Company may elect to list any series of Securities on an exchange, and in the case of the Common Stock, on any additional exchange, but, unless otherwise specified in the applicable Prospectus Supplement, the Company shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the Securities.

     Agents, underwriters, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for, the Company and its subsidiaries in the ordinary course of business.

                                 LEGAL MATTERS

     The validity of the Preferred Securities will be passed upon on behalf of K N Energy and the Trust by Richards, Layton & Finger P.A., special Delaware counsel to K N Energy and the Trust. The validity of the Trust Debentures, the Guarantee, the Debt Securities and Stock Purchase Contracts and certain matters relating thereto will be passed upon for K N Energy and the Trust by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York. The validity of the Common Stock and the Stock Purchase Units will be passed upon by Martha B. Wyrsch, General Counsel of the Company. As of January 29, 1998, Ms. Wyrsch owned 2,553 shares of Common Stock and held options to purchase an additional 32,299 shares of Common Stock. The validity of the Offered Securities will be passed upon for any agents, dealers or underwriters by counsel named in the applicable Prospectus Supplement.

                                    EXPERTS

     The consolidated financial statements of K N Energy, Inc. and subsidiaries as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, incorporated in this Prospectus and elsewhere in the Registration Statement by reference to its Annual Report on Form 10-K for the year ended December 31, 1996, as amended, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

     The consolidated financial statements of MidCon Corp. and subsidiaries as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, incorporated in this Prospectus and elsewhere in the Registration Statement by reference to the Current Report on Form 8-K filed with the Commission on January 16, 1998, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

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

                                [KN ENERGY LOGO]